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                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

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                                   $65,000,000

                                CREDIT AGREEMENT

                            DATED AS OF MAY 18, 2004,

                                      AMONG

                         GUNDLE/SLT ENVIRONMENTAL, INC.,
                                  AS BORROWER,

                             GEO HOLDINGS CORP. AND
                       THE OTHER GUARANTORS PARTY HERETO,
                                 AS GUARANTORS,

                            THE LENDERS PARTY HERETO,

                               UBS SECURITIES LLC,
                          AS ARRANGER AND BOOKMANAGER,

                             BANK OF AMERICA, N.A.,
                              AS SYNDICATION AGENT,

                        CIT LENDING SERVICES CORPORATION,
                           GMAC COMMERCIAL FINANCE LLC
                         AND ALLIED IRISH BANKS, P.L.C.,
                           AS CO-DOCUMENTATION AGENTS,

                            UBS AG, STAMFORD BRANCH,
           AS ISSUING BANK, ADMINISTRATIVE AGENT AND COLLATERAL AGENT,

                                       AND

                              UBS LOAN FINANCE LLC,
                               AS SWINGLINE LENDER

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                                TABLE OF CONTENTS

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
Section                                                                                                  Page
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                                                  ARTICLE I

                                                 DEFINITIONS

SECTION 1.01   Defined Terms................................................................................2
SECTION 1.02   Classification of Loans and Borrowings......................................................35
SECTION 1.03   Terms Generally.............................................................................36
SECTION 1.04   Accounting Terms; GAAP......................................................................36
SECTION 1.05   Resolution of Drafting Ambiguities..........................................................36

                                                 ARTICLE II

                                                 THE CREDITS

SECTION 2.01   Commitments.................................................................................36
SECTION 2.02   Loans.......................................................................................37
SECTION 2.03   Borrowing Procedure.........................................................................38
SECTION 2.04   Evidence of Debt; Repayment of Loans........................................................39
SECTION 2.05   Fees........................................................................................39
SECTION 2.06   Interest on Loans...........................................................................40
SECTION 2.07   Termination and Reduction of Commitments....................................................41
SECTION 2.08   Interest Elections..........................................................................42
SECTION 2.09   Amortization of Term Borrowings.............................................................43
SECTION 2.10   Optional and Mandatory Prepayments of Loans.................................................43
SECTION 2.11   Alternate Rate of Interest..................................................................46
SECTION 2.12   Increased Costs.............................................................................46
SECTION 2.13   Breakage Payments...........................................................................48
SECTION 2.14   Payments Generally; Pro Rata Treatment; Sharing of Setoffs..................................48
SECTION 2.15   Taxes.......................................................................................50
SECTION 2.16   Mitigation Obligations; Replacement of Lenders..............................................51
SECTION 2.17   Swingline Loans.............................................................................52
SECTION 2.18   Letters of Credit...........................................................................53

                                                 ARTICLE III

                                       REPRESENTATIONS AND WARRANTIES

SECTION 3.01   Organization; Powers........................................................................59
SECTION 3.02   Authorization; Enforceability...............................................................59
SECTION 3.03   No Conflicts................................................................................60
SECTION 3.04   Financial Statements; Projections...........................................................60
SECTION 3.05   Properties..................................................................................61
SECTION 3.06   Intellectual Property.......................................................................61
SECTION 3.07   Equity Interests and Subsidiaries...........................................................62
SECTION 3.08   Litigation; Compliance with Laws............................................................63

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Section                                                                                                  Page
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SECTION 3.09   Agreements..................................................................................63
SECTION 3.10   Federal Reserve Regulations.................................................................63
SECTION 3.11   Investment Company Act; Public Utility Holding Company Act..................................63
SECTION 3.12   Use of Proceeds.............................................................................63
SECTION 3.13   Taxes.......................................................................................64
SECTION 3.14   No Material Misstatements...................................................................64
SECTION 3.15   Labor Matters...............................................................................64
SECTION 3.16   Solvency....................................................................................64
SECTION 3.17   Employee Benefit Plans......................................................................65
SECTION 3.18   Environmental Matters.......................................................................65
SECTION 3.19   Insurance...................................................................................66
SECTION 3.20   Security Documents..........................................................................66
SECTION 3.21   Acquisition Documents; Representations and Warranties in Acquisition
                 Agreement.................................................................................67
SECTION 3.22   Anti-Terrorism Law..........................................................................68

                                                 ARTICLE IV

                                       CONDITIONS TO CREDIT EXTENSIONS

SECTION 4.01   Conditions to Initial Credit Extension......................................................68
SECTION 4.02   Conditions to All Credit Extensions.........................................................73

                                                  ARTICLE V

                                            AFFIRMATIVE COVENANTS

SECTION 5.01   Financial Statements, Reports, etc..........................................................74
SECTION 5.02   Litigation and Other Notices................................................................76
SECTION 5.03   Existence; Businesses and Properties........................................................77
SECTION 5.04   Insurance...................................................................................77
SECTION 5.05   Taxes.......................................................................................78
SECTION 5.06   Employee Benefits...........................................................................79
SECTION 5.07   Maintaining Records; Access to Properties and Inspections; Annual Meetings..................79
SECTION 5.08   Use of Proceeds.............................................................................80
SECTION 5.09   Compliance with Environmental Laws; Environmental Reports...................................80
SECTION 5.10   Additional Collateral; Additional Guarantors................................................80
SECTION 5.11   Security Interests; Further Assurances......................................................82
SECTION 5.12   Information Regarding Collateral............................................................82
SECTION 5.13   Post-Closing Deliveries.....................................................................83

                                                 ARTICLE VI

                                             NEGATIVE COVENANTS

SECTION 6.01   Indebtedness................................................................................83
SECTION 6.02   Liens.......................................................................................85
SECTION 6.03   Sale and Leaseback Transactions.............................................................88

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
Section                                                                                                  Page
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SECTION 6.04   Investments, Loans and Advances.............................................................88
SECTION 6.05   Mergers and Consolidations..................................................................90
SECTION 6.06   Asset Sales.................................................................................90
SECTION 6.07   Acquisitions................................................................................91
SECTION 6.08   Dividends...................................................................................92
SECTION 6.09   Transactions with Affiliates................................................................93
SECTION 6.10   Financial Covenants.........................................................................94
SECTION 6.11   Prepayments of Other Indebtedness; Modifications of Organizational Documents
                 and Other Documents, etc..................................................................96
SECTION 6.12   Limitation on Certain Restrictions on Subsidiaries..........................................96
SECTION 6.13   Limitation on Issuance of Capital Stock.....................................................97
SECTION 6.14   Limitation on Creation of Subsidiaries......................................................97
SECTION 6.15   Business....................................................................................97
SECTION 6.16   Limitation on Accounting Changes............................................................98
SECTION 6.17   Fiscal Year.................................................................................98
SECTION 6.18   No Further Negative Pledge..................................................................98
SECTION 6.19   Anti-Terrorism Law; Anti-Money Laundering...................................................98
SECTION 6.20   Embargoed Person............................................................................99
SECTION 6.21   Delaware Trust Capital Account..............................................................99

                                                 ARTICLE VII

                                                  GUARANTEE

SECTION 7.01   The Guarantee...............................................................................99
SECTION 7.02   Obligations Unconditional...................................................................99
SECTION 7.03   Reinstatement..............................................................................101
SECTION 7.04   Subrogation; Subordination.................................................................101
SECTION 7.05   Remedies...................................................................................101
SECTION 7.06   Instrument for the Payment of Money........................................................101
SECTION 7.07   Continuing Guarantee.......................................................................101
SECTION 7.08   General Limitation on Guarantee Obligations................................................101
SECTION 7.09   Release of Guarantors......................................................................102

                                                ARTICLE VIII

                                              EVENTS OF DEFAULT

SECTION 8.01   Events of Default..........................................................................102

                                                 ARTICLE IX

                                     APPLICATION OF COLLATERAL PROCEEDS

SECTION 9.01   Application of Proceeds....................................................................104
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Section                                                                                                  Page
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                                                  ARTICLE X

                              THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

SECTION 10.01  Appointment................................................................................105
SECTION 10.02  Agent in Its Individual Capacity...........................................................105
SECTION 10.03  Exculpatory Provisions.....................................................................105
SECTION 10.04  Reliance by Agent..........................................................................106
SECTION 10.05  Delegation of Duties.......................................................................106
SECTION 10.06  Successor Agent............................................................................106
SECTION 10.07  Non-Reliance on Agent and Other Lenders....................................................107
SECTION 10.08  Name Agents................................................................................107
SECTION 10.09  Indemnification............................................................................107
SECTION 10.10  Pledge of Foreign Subsidiaries.............................................................107

                                                 ARTICLE XI

                                                MISCELLANEOUS

SECTION 11.01  Notices....................................................................................108
SECTION 11.02  Waivers; Amendment.........................................................................109
SECTION 11.03  Expenses; Indemnity........................................................................111
SECTION 11.04  Successors and Assigns.....................................................................113
SECTION 11.05  Survival of Agreement......................................................................115
SECTION 11.06  Counterparts; Integration; Effectiveness...................................................115
SECTION 11.07  Severability...............................................................................116
SECTION 11.08  Right of Setoff............................................................................116
SECTION 11.09  Governing Law; Jurisdiction; Consent to Service of Process.................................116
SECTION 11.10  Waiver of Jury Trial.......................................................................117
SECTION 11.11  Headings...................................................................................117
SECTION 11.12  Confidentiality............................................................................117
SECTION 11.13  Interest Rate Limitation...................................................................118
SECTION 11.14  Lender Addendum............................................................................118

ANNEXES

Annex I                  Applicable Margin
Annex II                 Amortization Table

SCHEDULES

Schedule 1.01(a)         Consolidated EBITDA
Schedule 1.01(b)         Mortgaged Property
Schedule 1.01(c)         Existing Letters of Credit
Schedule 1.01(d)         Refinancing Indebtedness to Be Repaid
Schedule 1.01(e)         Subsidiary Guarantors
Schedule 3.03            Governmental Approvals; Compliance with Laws
Schedule 3.05(a)         Title to Properties
Schedule 3.05(b)         Real Property

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Schedule 3.06(a)         Ownership/No Claims
Schedule 3.06(c)         Violations or Proceedings
Schedule 3.07(a)         Subsidiaries
Schedule 3.07(c)         Corporate Organizational Chart
Schedule 3.08(a)         Litigation
Schedule 3.18            Environmental Matters
Schedule 3.19            Insurance
Schedule 4.01(h)         Local Counsel
Schedule 4.01(o)(vi)     Landlord Access Agreements
Schedule 4.01(p)(iii)    Title Insurance Amounts
Schedule 6.01(b)         Existing Indebtedness
Schedule 6.02(c)         Existing Liens
Schedule 6.04(b)         Existing Investments
Schedule 6.09            Transactions with Affiliates

EXHIBITS

Exhibit A                Form of Administrative Questionnaire
Exhibit B                Form of Assignment and Acceptance
Exhibit C                Form of Borrowing Request
Exhibit D                Form of Compliance Certificate
Exhibit E                Form of Interest Election Request
Exhibit F                Form of Joinder Agreement
Exhibit G                Form of Landlord Access Agreement
Exhibit H                Form of LC Request
Exhibit I                Form of Lender Addendum
Exhibit J                Form of Mortgage
Exhibit K-1              Form of Tranche B Note
Exhibit K-2              Form of Revolving Note
Exhibit K-3              Form of Swingline Note
Exhibit L-1              Form of Perfection Certificate
Exhibit L-2              Form of Perfection Certificate Supplement
Exhibit M                Form of Security Agreement
Exhibit N-1              Form of Opinion of Company Counsel
Exhibit N-2              Form of Opinion of Local Counsel
Exhibit O                Form of Solvency Certificate
Exhibit P                Form of Intercompany Note
Exhibit Q                Form of Non-Bank Certificate
Exhibit R                Form of Post-Closing Deliveries Letter

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                                CREDIT AGREEMENT

          This CREDIT AGREEMENT (this "AGREEMENT") dated as of May 18, 2004, among GUNDLE/SLT ENVIRONMENTAL, INC., a Delaware corporation ("BORROWER"), GEO HOLDINGS CORP., a Delaware corporation ("HOLDINGS"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in ARTICLE I), the Lenders, UBS SECURITIES LLC, as lead arranger ("ARRANGER"), BANK OF AMERICA, N.A., as syndication agent ("SYNDICATION AGENT"), CIT LENDING SERVICES CORPORATION, GMAC COMMERCIAL FINANCE LLC and ALLIED IRISH BANKS, P.L.C., as co-documentation agents (each, a "DOCUMENTATION AGENT"), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, "SWINGLINE LENDER"), and UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, "ISSUING BANK"), as administrative agent (in such capacity, "ADMINISTRATIVE AGENT") for the Lenders and as collateral agent (in such capacity, "COLLATERAL AGENT") for the Secured Parties.

                                   WITNESSETH:

          WHEREAS, Holdings, through GEO Sub Corp., a Delaware corporation and a direct Wholly Owned Subsidiary of Holdings ("MERGER SUB"), intends to acquire (the "ACQUISITION") Borrower pursuant to that certain Plan and Agreement of Merger, dated as of December 31, 2003 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof, the "ACQUISITION AGREEMENT"), among Holdings, Merger Sub and Borrower.

          WHEREAS, the Acquisition will be effected by a merger (the "MERGER") of Merger Sub with and into Borrower, with Borrower surviving the merger.

          WHEREAS, the Equity Financing and the issuance of the Senior Notes shall be consummated simultaneously herewith.

          WHEREAS, Borrower has requested the Lenders to extend credit in the form of (a) Tranche B Loans on the Closing Date, in an aggregate principal amount of $25,000,000, and (b) Revolving Loans at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $40,000,000, of which no more than $15,600,000 may be drawn on the Closing Date.

          WHEREAS, Borrower has requested the Swingline Lender to make Swingline Loans, at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $5,000,000.

          WHEREAS, Borrower has requested the Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $10,000,000, to support payment obligations incurred in the ordinary course of business by Borrower and its Subsidiaries.

          WHEREAS, the proceeds of the Loans are to be used in accordance with
SECTION 3.12.

          NOW, THEREFORE, the Lenders are willing to extend such credit to Borrower and the Issuing Bank is willing to issue letters of credit for the account of Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, is used when such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

          "ABR LOAN" shall mean any ABR Term Loan or ABR Revolving Loan.

          "ABR REVOLVING LOAN" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of ARTICLE II.

          "ABR TERM LOAN" shall mean any Tranche B Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of ARTICLE II.

          "ACQUISITION" shall have the meaning assigned to such term in the first recital hereto.

          "ACQUISITION AGREEMENT" shall have the meaning assigned to such term in the first recital hereto.

          "ACQUISITION CONSIDERATION" shall mean the purchase consideration for any Permitted Acquisition and all other payments by Holdings or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests of Holdings or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, "earn-outs" and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; PROVIDED that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by Holdings or any of its Subsidiaries.

          "ACQUISITION DOCUMENTS" shall mean the collective reference to the Acquisition Agreement and the other documents listed on SCHEDULE 3.21.

          "ADJUSTED LIBOR RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, (a) an interest rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Borrowing in effect for such Interest Period divided by (b) 1 MINUS the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period.

          "ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor pursuant to ARTICLE X.

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          "ADMINISTRATIVE AGENT FEE" shall have the meaning assigned to such term in SECTION 2.05(b).

          "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in the form of EXHIBIT A, or such other form as may be supplied from time to time by the Administrative Agent.

          "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; PROVIDED, HOWEVER, that, for purposes of SECTION 6.09, the term "Affiliate" shall also include (i) any person that directly or indirectly owns more than 10% of any class of Equity Interests of the person specified or (ii) any person that is an executive officer or director of the person specified, and no Company shall be deemed an Affiliate of any Lender or Agent.

          "AGENTS" shall mean the Arranger, each Documentation Agent, the Syndication Agent, the Administrative Agent and the Collateral Agent; and "AGENT" shall mean any of them.

          "AGREEMENT" shall have the meaning assigned to such term in the preamble hereto.

          "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) equal to the greater of (a) the Base Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day PLUS 0.50%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

          "ANTI-TERRORISM LAWS" shall have the meaning assigned to such term in
SECTION 3.22.

          "APPLICABLE FEE" shall mean, for any day, with respect to any Commitment, the applicable percentage set forth in ANNEX I under the caption "Applicable Fee."

          "APPLICABLE MARGIN" shall mean, for any day, with respect to any Revolving Loan or Tranche B Loan, as the case may be, the applicable percentage set forth in ANNEX I under the appropriate caption.

          "ARRANGER" shall have the meaning assigned to such term in the preamble hereto.

          "ASSET SALE" shall mean (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any property excluding (i) sales of inventory in the ordinary course of business or to another Company (provided such sale is permitted under SECTION 6.09) and (ii) dispositions of cash equivalents in the ordinary course of business, by Holdings or any of its Subsidiaries and (b) any issuance or sale of any Equity Interests of any Subsidiary of Holdings, in each case, to any person other than (i) Borrower, (ii) any Subsidiary Guarantor or (iii) other than for purposes of
SECTION 6.06, any other Subsidiary.

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          "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, substantially in the form of EXHIBIT B, or such other form as shall be approved by the Administrative Agent.

          "ATTRIBUTABLE INDEBTEDNESS" shall mean, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to Borrower's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

          "AVAILABLE EXCESS CASH FLOW" shall mean, on any date of determination, an amount equal to (a) the Cumulative Retained Excess Cash Flow Amount on such date MINUS (b) any amounts of Excess Cash Flow used prior to such date to make Permitted Acquisitions and Investments permitted under SECTION 6.04(t).

          "BTI CANADA" shall mean Bentofix Technologies Inc., a corporation organized under the laws of Canada.

          "BTI CANADA SHAREHOLDERS AGREEMENT" shall mean the Shareholders Agreement, dated as of April 1, 1992, among Albarrie Naue Ltd., an Ontario corporation, Naue-Fasertechnik GmbH & Co., KG, a German limited partnership, Terrafix Geosynthetics, Inc., an Ontario corporation, and GSE Lining Technology Canada Ltd. (formerly known as Columbia Geosystems Ltd.), a Canadian corporation.

          "BTI USA" shall mean Bentofix Technologies (USA) Inc., a Delaware corporation.

          "BAILEE LETTER" shall have the meaning assigned thereto in the Security Agreement.

          "BASE RATE" shall mean, for any day, a rate per annum that is equal to the corporate base rate of interest established by the Administrative Agent from time to time; each change in the Base Rate shall be effective on the date such change is effective. The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

          "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

          "BOARD OF DIRECTORS" shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers of such person,
(iii) in the case of any partnership, the Board of Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.

          "BORROWER" shall mean, initially, GEO Sub Corp., and upon consummation of the Acquisition and the Merger, Gundle/SLT Environmental, Inc.

          "BORROWING" shall mean (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

          "BORROWING REQUEST" shall mean a request by Borrower in accordance with the terms of SECTION 2.03 and substantially in the form of EXHIBIT C, or such other form as shall be approved by the Administrative Agent.

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          "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close; PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market

          "CAPITAL EXPENDITURES" shall mean, with respect to any person, for any period, without duplication, the aggregate amount of all expenditures by such person during that period for fixed or capital assets that, in accordance with GAAP, are classified as capital expenditures in the consolidated statement of cash flows of such person, but excluding (i) expenditures made in connection with the replacement, substitution or restoration of property from the proceeds of Asset Sales and Casualty Events, (ii) any portion of such increase attributable solely to acquisitions of property, plant and equipment in Permitted Acquisitions, (iii) property, plant and equipment taken in settlement of Accounts and (iv) expenditures which are reimbursed by an unrelated third party or for which a receivable from an unrelated third party has been recorded; PROVIDED, that if such receivable is not paid by the last day of the period, any expenditures for which a receivable has been recorded shall constitute Capital Expenditures in the next period.

          "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "CASH EQUIVALENTS" shall mean, as to any person, (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person; (b) securities issued, or directly, unconditionally and fully guaranteed or insured, by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard and Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (c) time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia or any U.S. branch of a foreign bank having, capital and surplus aggregating in excess of $500,000,000 and a rating of "A" (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act) with maturities of not more than one year from the date of acquisition by such person; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (e) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-I or the equivalent thereof by Moody's, and in each case maturing not more than one year after the date of acquisition by such person; (f) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (e) above; and (g) demand deposit accounts maintained in the ordinary course of business.

          "CASH INTEREST EXPENSE" shall mean, for any period, Consolidated Interest Expense for such period, LESS the sum of (a) interest on any debt paid by the increase in the principal amount of such

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debt including by issuance of additional debt of such kind, (b) items described in clause (c) or, other than to the extent paid in cash, clause (g) of the definition of "Consolidated Interest Expense", (c) gross interest income of Borrower and its Subsidiaries for such period and (d) payments to obtain Hedging Agreements; PROVIDED that (i) for the four-fiscal quarter period ending September 30, 2004, Cash Interest Expense shall be deemed to be equal to Cash Interest Expense for the fiscal quarter ending September 30, 2004 multiplied by 4; (ii) for the four-fiscal quarter period ending December 31, 2004, Cash Interest Expense shall be deemed to be equal to the sum of Cash Interest Expense for the fiscal quarters ending September 30, 2004 and December 31, 2004, multiplied by 2; and (iii) for the four-fiscal quarter period ending March 31, 2005, Cash Interest Expense shall be deemed to be equal to the sum of Cash Interest Expense for the fiscal quarters ending September 30, 2004, December 31, 2004 and March 31, 2005, multiplied by 4/3.

          "CASUALTY EVENT" shall mean any loss of title or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of Holdings or any of its Subsidiaries. "Casualty Event" shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 ET SEQ.

          A "CHANGE IN CONTROL" shall be deemed to have occurred if:

          (a) Holdings at any time ceases to own 100% of the Equity Interests of Borrower;

          (b) at any time a change of control occurs under the Senior Note Documents;

          (c) prior to an IPO, (i) the Permitted Holders cease to own, or to have the power to vote or direct the voting of, Voting Stock of Holdings representing a majority of the voting power of the total outstanding Voting Stock of Holdings or (ii) the Permitted Holders cease to own Equity Interests representing a majority of the total economic interests of the Equity Interests of Holdings;

          (d) following an IPO, (i) the Permitted Holders shall fail to own, or to have the power to vote or direct the voting of, Voting Stock of Holdings representing more than 35% of the voting power of the total outstanding Voting Stock of Holdings, (ii) the Permitted Holders cease to own Equity Interests representing more than 35% of the total economic interests of the Equity Interests of Holdings or (iii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
     Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of Holdings representing more of the voting power of the total outstanding Voting Stock of Holdings than is held by the Permitted Holders; or

          (e) following an IPO, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors who were nominated by the Permitted Holders or whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of Holdings, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings.

          "CHANGE IN LAW" shall mean (a) the adoption of any law, treaty, order, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, order, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or for purposes of SECTION 2.12(b), by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "CHARGES" shall have the meaning assigned to such term in SECTION
11.13.

          "CHS MANAGEMENT" shall mean CHS Management IV LP, and its Affiliates and successors.

          "CLASS," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche B Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Tranche B Commitment or Swingline Commitment, in either case, under this Agreement, of which such Loan, Borrowing or Commitment shall be a part.

          "CLOSING DATE" shall mean the date of the initial Credit Extension hereunder.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL" shall mean, collectively, all of the Security Agreement Collateral, the Mortgaged Property and all other property of whatever kind and nature pledged as collateral under any Security Document.

          "COLLATERAL AGENT" shall have the meaning assigned to such term in the preamble hereto.

          "COMMERCIAL LETTER OF CREDIT" shall mean any letter of credit or similar instrument issued for the purpose of providing credit support in connection with the purchase of materials, goods or services or otherwise by Borrower or any of its Subsidiaries in the ordinary course of their businesses.

          "COMMITMENT" shall mean, with respect to any Lender, such Lender's Revolving Commitment, Tranche B Commitment or Swingline Commitment.

          "COMMITMENT FEE" shall have the meaning assigned to such term in
SECTION 2.05(a).

          "COMPANIES" shall mean Holdings and its Subsidiaries; and "COMPANY" shall mean any one of them.

          "COMPLIANCE CERTIFICATE" shall mean a certificate of a Financial Officer substantially in the form of EXHIBIT D.

          "CONFIDENTIAL INFORMATION MEMORANDUM" shall mean that certain confidential information memorandum dated as of April 2004.

          "CONSOLIDATED AMORTIZATION EXPENSE" shall mean, for any period, the amortization expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED CURRENT ASSETS" shall mean, as at any date of determination, the total assets (excluding deferred taxes and taxes payable) of Borrower and its Subsidiaries which may properly be classified as current assets on a consolidated balance sheet of Borrower and its Subsidiaries in accordance with GAAP.

          "CONSOLIDATED CURRENT LIABILITIES" shall mean, as at any date of determination, the total liabilities (excluding deferred taxes and taxes payable) of Borrower and its Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Loans and other long term Indebtedness) on a consolidated balance sheet of Borrower and its Subsidiaries in accordance with GAAP.

          "CONSOLIDATED DEPRECIATION EXPENSE" shall mean, for any period, the depreciation expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED EBITDA" shall mean, for the fiscal quarters of Borrower ended December 31, 2003 and March 31, 2004, the amounts set forth on SCHEDULE 1.01(a), and for any other period, Consolidated Net Income for such period, adjusted by (x) ADDING THERETO, in each case (other than with respect to (g) below) only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income:

          (a)      Consolidated Interest Expense for such period,

          (b)      Consolidated Amortization Expense for such period,

          (c)      Consolidated Depreciation Expense for such period,

          (d)      Consolidated Tax Expense for such period,

          (e) costs and expenses incurred in connection with the Transactions,

          (f) the aggregate amount of all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period,

          (g)      proceeds from business interruption insurance,

          (h) (i) management fees to CHS Management or any of its Affiliates permitted by SECTION 6.09(e) and (ii) consulting fees, advisory fees or similar fees to CHS Management or any of its Affiliates permitted by the terms of the Management Agreement and rendered in connection with any Permitted Acquisition or permitted Investment, Equity Issuance, recapitalization, Asset Sale or Indebtedness permitted under ARTICLE VI,

          (i) payments and expenses made during such period in connection with the patent infringement litigation involving Poly-America, L.P., in an amount not to exceed the amount deposited as of the Closing Date pursuant to the Collateral Agreement dated January 13, 2003, between Borrower and Westchester Fire Insurance Company, as agent for itself and the other insurance companies named therein,

          (j) any non-cash charge outside the ordinary course of business that results in an accrual of a reserve for cash charges in any future period,

          (k) costs, fees, expenses and charges made related to any Permitted Acquisition, any Investment permitted under SECTIONS 6.04(e) and
     (t), any Equity Issuance made to unrelated third parties through the capital markets, any Asset Sale to an unrelated third party or any Indebtedness issued to an unrelated third party, including, without limitation, one time compensation charges, stay bonuses paid to existing management and severance cost; PROVIDED, that all such costs, fees, expenses and charges under this clause (k) shall not exceed $1,500,000 per fiscal year of Borrower, and

(y) SUBTRACTING THEREFROM (a) the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period and
(b) the reversal of any reserve or the payment of any amount that was reserved, in each case, as described in clause (j) above.

          Other than for purposes of calculating Excess Cash Flow, Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to the Acquisition, any Permitted Acquisition and Asset Sales (other than any dispositions in the ordinary course of business) consummated at any time on or after the first day of the Test Period thereof as if the Acquisition and each such Permitted Acquisition had been effected on the first day of such period and as if each such Asset Sale had been consummated on the day prior to the first day of such period.

          "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" shall mean, for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period LESS (i) the aggregate amount of Capital Expenditures for such period (other than to the extent financed by Excluded Issuances or Indebtedness) and (ii) all cash payments in respect of income taxes made during such period (net of any cash refund in respect of income taxes actually received during such period); to (b) Consolidated Fixed Charges for such Test Period; PROVIDED, HOWEVER, that for purposes of determining the amount of cash payments in respect of income taxes, such cash payments shall be deemed to be $7,100,000 with respect to each of the four-fiscal quarter periods ending September 30, 2004, December 31, 2004, March 31, 2004 and June 30, 2004.

          "CONSOLIDATED FIXED CHARGES" shall mean, for any period, the sum, without duplication, of

          (a)      Cash Interest Expense for such period;

          (b) the principal amount of all scheduled amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations, but excluding such amortization payments on Indebtedness incurred to finance Capital Expenditures for such period sub-tracted from Consolidated EBITDA in determining the Consolidated Fixed Charge Coverage Ratio for the applicable Test Period or any prior period) of Borrower and its Subsidiaries for such period (as determined on the first day of the respective period) ("Scheduled Amortization"); PROVIDED that (i) for the four-fiscal quarter period ending September 30, 2004, Scheduled Amortization shall be deemed to be equal to Scheduled Amortization for the fiscal quarter ending September 30, 2004 multiplied by 4; (ii) for the four-fiscal quarter period ending December 31, 2004, Scheduled Amortization shall be deemed to be equal to the sum of Scheduled Amortization for the fiscal quarters ending September 30, 2004 and December 31, 2004, multiplied by 2; and (iii) for the four-fiscal quarter period ending March 31, 2005, Scheduled Amortization shall be deemed to be equal to the sum of Scheduled Amortization for the fiscal quarters ending September 30, 2004, December 31, 2004 and March 31, 2005, multiplied by 4/3.

          (c) the product of (i) all dividend payments on any series of Disqualified Capital Stock of Holdings or any of its Subsidiaries (other than dividend payments to Borrower or any of its Subsidiaries) MULTIPLIED BY (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Holdings and its Subsidiaries, expressed as a decimal; and

          (d) the product of (i) all cash dividend payments on any Preferred Stock (other than Disqualified Capital Stock) of Holdings or any of its Subsidiaries (other than dividend payments to Borrower or any of its Subsidiaries) MULTIPLIED BY (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Holdings and its Subsidiaries, expressed as a decimal.

          "CONSOLIDATED INDEBTEDNESS" shall mean, as at any date of determination, without duplication, the aggregate amount of (i) all Indebtedness (other than LC Exposure), (ii) all LC Exposure of the type described in clause
(a) of the definition thereof with respect to any Letter of Credit (other than a Letter of Credit issued in the ordinary course of business as surety for contracts or otherwise in connection with Borrower's or any of its Subsidiaries' business operations), and (iii) all LC Exposure of the type described in clause
(b) of the definition thereof, in each case, of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; PROVIDED that for the purposes of this definition, for the fiscal quarters of Borrower ended September 30, 2004, December 31, 2004 and March 31, 2005, the amount of Indebtedness of Borrower and its Subsidiaries in respect of revolving loans during each such fiscal quarter shall be deemed to be $8,400,000; and PROVIDED FURTHER that for each fiscal quarter of Borrower ended after March 31, 2005, the amount of Indebtedness of Borrower and its Subsidiaries in respect of revolving loans shall be the average of the aggregate amount of revolving loans of Borrower and its Subsidiaries outstanding during the four fiscal quarter period ending on the date of determination.

          "CONSOLIDATED INTEREST COVERAGE RATIO" shall mean, for any Test Period, the ratio of (x) Consolidated EBITDA for such Test Period to (y) Cash Interest Expense for such Test Period.

          "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, the total consolidated interest expense of Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP PLUS, without duplication:

          (a) imputed interest on Capital Lease Obligations and Attributable Indebtedness of Borrower and its Subsidiaries for such period;

          (b) commissions, discounts and other fees and charges owed by Borrower or any of its Subsidiaries with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings for such period;

          (c) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by Borrower or any of its Subsidiaries for such period;

          (d) cash contributions to any employee stock ownership plan or similar trust made by Borrower or any of its Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than Borrower or a Wholly Owned Subsidiary) in connection with Indebtedness incurred by such plan or trust for such period;

          (e) all interest paid or payable with respect to discontinued operations of Borrower or any of its Subsidiaries for such period,

          (f) the interest portion of any deferred payment obligations of Borrower or any of its Subsidiaries for such period; and

          (g) all interest on any Indebtedness of Borrower or any of its Subsidiaries of the type described in clause (f) or (k) of the definition of "Indebtedness" for such period;

PROVIDED that (a) to the extent related to the Transactions, debt issuance costs, debt discount or premium and other financing fees and expenses shall be excluded from the calculation of Consolidated Interest Expense and (b) Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements (including associated costs), but excluding unrealized gains and losses with respect to Hedging Agreements.

          Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness incurred, assumed or permanently repaid or extinguished during the relevant Test Period in connection with the Acquisition, any Permitted Acquisitions and Asset Sales (other than any dispositions in the ordinary course of business) as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.

          "CONSOLIDATED NET INCOME" shall mean, for any period, the consolidated net income (or loss) of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

          (a) the net income (or loss) of any person (other than a Subsidiary of Borrower) in which any person other than Borrower and its Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by Borrower or (subject to clause (b) below) any of its Subsidiaries during such period;

          (b) the net income of any Subsidiary of Borrower that is not a Subsidiary Guarantor during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to that Subsidiary during such period, except that Borrower's equity in net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income;

          (c) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by Borrower or any of its Subsidiaries upon (i) any Asset Sale (other than any dispositions in the ordinary course of business) by Borrower or any of its Subsidiaries or (ii) the acquisition of any securities, or the extinguishment or conversion of any Indebtedness or Equity Interests of Borrower or any of its Subsidiaries;

          (d) gains and losses due solely to (i) fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period or (ii) the cumulative effect of any change in accounting principles;

          (e) earnings or charges resulting from any reappraisal, revaluation, write-up or write-down of assets;

          (f) unrealized gains and losses with respect to Hedging Obligations for such period; and

          (g) any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by Borrower or any of its Subsidiaries during such period.

          In addition, Consolidated Net Income shall be calculated without giving effect to (i) any write-off of deferred financing costs incurred as a result of the refinancing of Indebtedness existing immediately prior to the Closing Date, (ii) purchase accounting or similar adjustments required or permitted by GAAP, in connection with the Acquisition and any Permitted Acquisition, (iii) any gain or loss recognized in determining consolidated net income (or net loss) for such period in respect of pension and other post-retirement benefits and (iv) any gain or loss recognized in determining consolidated net income (or loss) for such period in respect of pension assets.

          For purposes of this definition of "Consolidated Net Income," (1) "NONRECURRING" means any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; PROVIDED that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring and (2) Consolidated Net Income shall be reduced (to the extent not already reduced thereby) by the amount of any payments to or on behalf of Holdings made pursuant to SECTIONS 6.08(c) and (d).

          "CONSOLIDATED TAX EXPENSE" shall mean, for any period, the tax expense of Borrower and its Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP.

          "CONTESTED COLLATERAL LIEN CONDITIONS" shall mean, with respect to any Permitted Lien of the type described in clauses (a), (b), (e) and (f) of SECTION 6.02, the following conditions:

          (a) Borrower shall cause any proceeding instituted contesting such Lien to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

          (b) at the option and at the request of the Administrative Agent, to the extent such Lien is in an amount in excess of $250,000, the appropriate Loan Party shall maintain reserves in an amount sufficient to pay and discharge such Lien and the Administrative Agent's reasonable estimate of all interest and penalties related thereto; and

          (c) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Security Documents.

          "CONTINGENT OBLIGATION" shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers' acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection or standard contractual indemnities in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

          "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

          "CONTROL AGREEMENT" shall have the meaning assigned to such term in the Security Agreement.

          "CONTROLLED INVESTMENT AFFILIATE" means, as to any person, any other person which directly or indirectly is in Control of, is Controlled by, or is under common Control with, such person and is organized by such person (or any person or group of persons Controlling such person) primarily for making equity or debt investments in Holdings or other portfolio companies.

          "CREDIT EXTENSION" shall mean, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the amendment, extension or renewal of any existing Letter of Credit, by the Issuing Bank.

          "CUMULATIVE RETAINED EXCESS CASH FLOW AMOUNT" shall mean, at any date, an amount, not less than zero, determined on cumulative basis equal to the amount of Excess Cash Flow for all Excess Cash Flow Periods ending after the Closing Date that is not (and, in the case of any Excess Cash Flow Period where the respective required date of prepayment has not yet occurred pursuant to SEC-

TION 2.10(g), will not on such date of required prepayment be) required to be applied in accordance with SECTION 2.10(g).

          "DEBT ISSUANCE" shall mean the incurrence by Holdings or any of its Subsidiaries of any Indebtedness after the Closing Date (other than as permitted by SECTION 6.01).

          "DEBT SERVICE" shall mean, for any period, Cash Interest Expense for such period plus scheduled principal amortization of all Indebtedness for such period.

          "DEFAULT" shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

          "DEFAULT PERIOD" shall mean, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the date on which Borrower, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

          "DEFAULT RATE" shall have the meaning assigned to such term in SECTION 2.06(c).

          "DEFAULTED LOAN" shall have the meaning assigned to such term in
SECTION 2.16(b).

          "DEFAULTING LENDER" shall have the meaning assigned to such term in
SECTION 2.16(b).

          "DISQUALIFIED CAPITAL STOCK" shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to 180 days after the Final Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to 180 days after the Final Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations (other than contingent indemnity obligations).

          "DIVIDEND" with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the Equity Interests of such person outstanding (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, "Dividends" with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

          "DOCUMENTATION AGENT" shall have the meaning assigned to such term in the preamble hereto.

          "DOLLARS" or "$" shall mean lawful money of the United States.

          "EARNOUT OBLIGATIONS" shall mean all obligations incurred in connection with any acquisition of a Person under non-compete agreements, consulting agreements, purchase agreements, earnout agreements and similar deferred purchase arrangements.

          "EMBARGOED PERSON" shall have the meaning assigned to such term in
SECTION 6.21.

          "ENGAGEMENT LETTER" shall mean the confidential Engagement Letter, dated December 31, 2003, between GEO Holdings Corp. and UBS Securities LLC.

          "ENVIRONMENT" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.

          "ENVIRONMENTAL CLAIM" shall mean any claim, notice, demand, order, action, suit, proceeding or other communication alleging liability for investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of, or exposure to, any Hazardous Material at any location or (ii) any violation of Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health, safety or the Environment.

          "ENVIRONMENTAL LAW" shall mean any and all applicable present and future treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees or other binding requirements, and the common law, relating to protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health.

          "ENVIRONMENTAL PERMIT" shall mean any permit, license, approval, consent or other authorization required by or from a Governmental Authority under Environmental Law.

          "EQUIPMENT" shall have the meaning assigned to such term in the Security Agreement.

          "EQUITY FINANCING" shall mean the cash equity investment in Holdings by the Equity Investors as the same is further invested in cash equity in Borrower on or prior to the Closing Date, together with the Rollover Equity, in an aggregate amount not less than $60,200,000, on terms and conditions reasonably satisfactory to the Administrative Agent.

          "EQUITY INTEREST" shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

          "EQUITY INVESTORS" shall mean Sponsor, its Controlled Investment Affiliates, management of Holdings and its Subsidiaries and one or more investors reasonably satisfactory to the Administrative Agent and the Arranger.

          "EQUITY ISSUANCE" shall mean, without duplication, (i) any issuance or sale by Holdings after the Closing Date of any Equity Interests in Holdings (including any Equity Interests issued upon exercise of any warrant or option) or any warrants or options to purchase Equity Interests in Holdings or (ii) any contribution to the capital of Holdings; PROVIDED, HOWEVER, that an Equity Issuance shall not include any such sale or issuance by Holdings of its Equity Interests (including its Equity Interests issued upon exercise of any warrant or option or warrants or options to purchase its Equity Interests but excluding Disqualified Capital Stock), in each case, to directors, officers or employees of any Company.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          "ERISA AFFILIATE" shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA EVENT" shall mean (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(f) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the incurrence by any Company or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (h) the receipt by any Company or its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (j) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any Plan which could reasonably be expected to result in material liability to any Company.

          "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

          "EURODOLLAR LOAN" shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

          "EURODOLLAR REVOLVING BORROWING" shall mean a Borrowing comprised of Eurodollar Revolving Loans.

          "EURODOLLAR REVOLVING LOAN" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of ARTICLE II.

          "EURODOLLAR TERM BORROWING" shall mean a Borrowing comprised of Eurodollar Term Loans.

          "EURODOLLAR TERM LOAN" shall mean any Tranche B Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of ARTICLE II.

          "EVENT OF DEFAULT" shall have the meaning assigned to such term in
ARTICLE VIII.

          "EXCESS CASH FLOW" shall mean, for any Excess Cash Flow Period, Consolidated EBITDA for such Excess Cash Flow Period, MINUS, without duplication, each of the following to the extent paid in cash during such Excess Cash Flow Period:

          (a)      Debt Service in respect of Indebtedness permitted under
     SECTION 6.01;

          (b) fees and expenses relating to the Loans, Letters of Credit and the Senior Notes, in each case, not paid in connection with the Transactions;

          (c) unfinanced Capital Expenditures permitted under SECTION 6.10(d) which are (i) paid in cash or (ii) committed or authorized to be made by the Board of Directors of the relevant Company within six months after the last day of the applicable Excess Cash Flow Period; PROVIDED, that any Capital Expenditures committed or authorized to be made that are included in this clause (c) shall be deemed made during the Excess Cash Flow Period in which the commitment or authorization is made rather than in the Excess Cash Flow Period in which such Capital Expenditures are paid;

          (d) the aggregate amount of investments pursuant to SECTIONS 6.04(e), (i) and (t) (other than investments made with Excluded Issuances);

          (e) taxes of Borrower and its Subsidiaries that were paid in cash during such Excess Cash Flow Period or will be paid within six months after the end of such Excess Cash Flow Period and for which reserves have been established;

          (f) Permitted Tax Distributions that are paid during the respective Excess Cash Flow Period or will be paid within six months after the close of such Excess Cash Flow Period;

          (g) the absolute value of the difference, if negative, of the amount of Net Working Capital at the end of the prior Excess Cash Flow Period over the amount of Net Working Capital at the end of such Excess Cash Flow Period;

          (h) if not deducted in determining Consolidated EBITDA, the management fee paid in compliance with SECTION 6.09(e);

          (i) losses excluded from the calculation of Consolidated Net Income by operation of clause (c) or (g) of the definition thereof;

          (j)      Dividends permitted under SECTION 6.08(a), (c), (d) and (e);

          (k)      amounts added back to Consolidated EBITDA pursuant to clauses
     (h) and (i) of the definition thereof, to the extent that the payment of such amounts is permitted hereunder; and

          (l) to the extent added to determine Consolidated EBITDA, all items that did not result from a cash payment to Borrower or any of its Subsidiaries on a consolidated basis during such Excess Cash Flow Period;

PROVIDED that any amount deducted pursuant to any of the foregoing clauses that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period; PLUS, without duplication:

          (i) the difference, if positive, of the amount of Net Working Capital at the end of the prior Excess Cash Flow Period over the amount of Net Working Capital at the end of such Excess Cash Flow Period;

          (ii) income or gain excluded from the calculation of Consolidated Net Income by operation of clause (c) or (g) of the definition thereof that is realized in cash during such Excess Cash Flow Period (except to the extent such gain is subject to SECTION 2.10); and

          (iii) to the extent subtracted in determining Consolidated EBITDA, all items that did not result from a cash payment by Borrower or any of its Subsidiaries on a consolidated basis during such Excess Cash Flow Period.

          "EXCESS CASH FLOW PERIOD" shall mean each fiscal year of Borrower commencing with the fiscal year ending December 31, 2005.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "EXCLUDED ISSUANCE" shall mean an issuance and sale of Qualified Capital Stock of Holdings to the Equity Investors, to the extent (i) such Qualified Capital Stock is used, or the Net Cash Proceeds thereof shall be, within 90 days of the consummation of such issuance and sale, used, without duplication, to finance Capital Expenditures, Investments or one or more Permitted Acquisitions, (ii) such Qualified Capital Stock is issued and sold to a Person who was an Equity Investor on the Closing Date or (iii) the issuance of such Qualified Capital Stock constitutes an issuance of qualifying shares to directors or nominees.

          "EXCLUDED TAXES" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by any jurisdiction as a result of a connection between such recipient and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, or having enforced, this Agreement), and (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under SECTION 2.16), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with SECTION 2.15(e) (it being understood and agreed, for the avoidance of doubt, that any withholding tax imposed on a Foreign Lender as a result of a Change in Law or regulation or interpretation thereof occurring after the time such Foreign Lender became a party to this Agreement shall not be an Excluded Tax).

          "EXECUTIVE ORDER" shall have the meaning assigned to such term in
SECTION 3.22.

          "EXECUTIVE ORDERS" shall have the meaning assigned to such term in
SECTION 6.20.

          "EXISTING LETTERS OF CREDIT" shall mean the letters of credit issued by Bank of America, N.A. identified on SCHEDULE 1.01(c).

          "EXISTING LIEN" shall have the meaning assigned to such term in
SECTION 6.02(c).

          "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

          "FEE LETTER" shall mean the confidential Fee Letter, dated December 31, 2003, among GEO Holdings Corp., UBS Loan Finance LLC and UBS Securities LLC.

          "FEES" shall mean the Commitment Fees, the Administrative Agent Fees, the LC Participation Fees and the Fronting Fees.

          "FINAL MATURITY DATE" shall mean the later of the Revolving Maturity Date and the Tranche B Maturity Date.

          "FINANCIAL OFFICER" of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

          "FIRREA" shall mean the Federal Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

          "FOREIGN LENDER" shall mean any Lender that is not, for United States federal income tax purposes, (i) a citizen or resident of the United States,
(ii) a corporation or entity treated as a corporation created or organized in or under the laws of the United States, or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust.

          "FOREIGN PLAN" shall mean any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Company with respect to employees employed outside the United States.

          "FOREIGN SUBSIDIARY" shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

          "FRONTING FEE" shall have the meaning assigned to such term in SECTION 2.05(c).

          "FUNDING DEFAULT" shall have the meaning assigned to such term in
SECTION 2.16(b).

          "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis.

          "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local or foreign court, central bank or governmental agency, authority, instrumentality or regulatory body or any subdivision thereof.

          "GOVERNMENTAL REAL PROPERTY DISCLOSURE REQUIREMENTS" shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.

          "GUARANTEED OBLIGATIONS" shall have the meaning assigned to such term in SECTION 7.01.

          "GUARANTEES" shall mean the guarantees issued pursuant to ARTICLE VII by Holdings and the Subsidiary Guarantors.

          "GUARANTORS" shall mean Holdings and the Subsidiary Guarantors.

          "HAZARDOUS MATERIALS" shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls ("PCBS") or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; mold, fungi, and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation or which can give rise to liability under any Environmental Laws.

          "HEDGING AGREEMENT" shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

          "HEDGING OBLIGATIONS" shall mean obligations under or with respect to Hedging Agreements.

          "HOLDINGS" shall have the meaning assigned to such term in the preamble hereto.

          "INDEBTEDNESS" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person upon which interest charges are customarily paid or accrued; (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days, unless such trade accounts payable are being contested in good faith);
(e) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (f) all Capital Lease Obligations,

Purchase Money Obligations and synthetic lease obligations of such person; (g) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (h) all Attributable Indebtedness of such person; (i) all obligations of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions; and (j) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person's ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor; PROVIDED that Indebtedness shall not include any amounts relating to accrued expenses, deferred rent, deferred taxes, obligations under employment agreements and deferred compensation, and the amount of Indebtedness which is non-recourse to the obligor thereunder or to such Person or for which recourse is limited to an identified asset shall be equal to the lesser of (A) the limited amount of such obligation and (B) the fair market value of such asset.

          "INDEMNIFICATION AGREEMENTS" shall mean those Indemnification Agreements, each dated as of May 18, 2004, by and between Holdings and each of Samir T. Badawi, Ernest C. English, James T. Steinke, Gerald Hersh, Paul A. Firrell and Mohamed Ayoub, as such may be amended, modified or revised.

          "INDEMNIFIED TAXES" shall mean Taxes other than Excluded Taxes.

          "INDEMNITEE" shall have the meaning assigned to such term in SECTION 11.03(b).

          "INFORMATION" shall have the meaning assigned to such term in SECTION 11.12.

          "INSURANCE POLICIES" shall mean the insurance policies and coverages required to be maintained by each Loan Party which is an owner of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to SECTION
5.04 and all renewals and extensions thereof.

          "INSURANCE REQUIREMENTS" shall mean, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Loan Party which is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.

          "INTELLECTUAL PROPERTY" shall have the meaning assigned to such term in SECTION 3.06(a).

          "INTERCOMPANY NOTE" shall mean a subordinated promissory note substantially in the form of EXHIBIT P.

          "INTEREST ELECTION REQUEST" shall mean a request by Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with
SECTION 2.08(b), substantially in the form of EXHIBIT E.

          "INTEREST PAYMENT DATE" shall mean (a) with respect to any ABR Loan (including Swingline Loans), the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day prior to the last day of such

Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, (c) with respect to any Revolving Loan or Swingline Loan, the Revolving Maturity Date or such earlier date on which the Revolving Commitments are terminated and (d) with respect to any Tranche B Loan, the Tranche B Maturity Date.

          "INTEREST PERIOD" shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, if each affected Lender so agrees, nine or twelve months) thereafter, as Borrower may elect; PROVIDED that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing; PROVIDED, HOWEVER, that an Interest Period shall be limited to the extent required under SECTION 2.03(e).

          "INVESTMENTS" shall have the meaning assigned to such term in SECTION 6.04.

          "IPO" shall mean the first underwritten public offering by Holdings of its Equity Interests after the Closing Date pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

          "ISSUING BANK" shall mean, as the context may require, (a) UBS AG, Stamford Branch, with respect to Letters of Credit issued by it; (b) Bank of America, N.A., with respect to Letters of Credit (including Existing Letters of Credit) issued by it; (c) any other Lender that may become an Issuing Bank pursuant to SECTIONS 2.18(j) and (k) with respect to Letters of Credit issued by such Lender; or (d) collectively, all of the foregoing.

          "JOINDER AGREEMENT" shall mean a joinder agreement substantially in the form of EXHIBIT F.

          "LANDLORD ACCESS AGREEMENT" shall mean a Landlord Access Agreement, substantially in the form of EXHIBIT G, or such other form as may reasonably be acceptable to the Administrative Agent.

          "LC ACCOUNT" shall mean a collateral account established and maintained by the Collateral Agent for the benefit of the Secured Parties.

          "LC COMMITMENT" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to SECTION 2.18. The amount of the LC Commitment shall initially be $10,000,000, but shall in no event exceed the Revolving Commitment.

          "LC DISBURSEMENT" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

          "LC EXPOSURE" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time PLUS (b) the aggregate principal amount of all Reimburse-ment Obligations outstanding at such time. The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.

          "LC PARTICIPATION FEE" shall have the meaning assigned to such term in
SECTION 2.05(c).

          "LC REQUEST" shall mean a request by Borrower in accordance with the terms of SECTION 2.18(b) and substantially in the form of EXHIBIT H, or such other form as shall be approved by the Administrative Agent.

          "LEASES" shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

          "LENDER ADDENDUM" shall mean with respect to any Lender on the Closing Date, a lender addendum in the form of EXHIBIT I, to be executed and delivered by such Lender on the Closing Date as provided in SECTION 11.14.

          "LENDER AFFILIATE" shall mean with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such advisor.

          "LENDERS" shall mean (a) the financial institutions that have become a party hereto pursuant to a Lender Addendum and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

          "LETTER OF CREDIT" shall mean any (i) Existing Letter of Credit, (ii) Standby Letter of Credit and (iii) Commercial Letter of Credit, in each case, issued or to be issued by an Issuing Bank for the account of Borrower pursuant to SECTION 2.18.

          "LETTER OF CREDIT EXPIRATION DATE" shall mean the date which is fifteen days prior to the Revolving Maturity Date.

          "LIBOR RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period therefor, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; PROVIDED, HOWEVER, that (i) if no comparable term for an Interest Period is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "LIBOR Rate" shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Eurodollar Borrowing to be outstanding during such Interest Period. "TELERATE BRITISH BANKERS ASSOC. INTEREST SETTLEMENT RATES PAGE" shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market).

          "LIEN" shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any filing of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority (other than UCC financing statements which were not authorized by a Loan Party or are in connection with a refinancing of the Loans to the extent that no security interest has attached with respect thereto), including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing (other than in connection with a refinancing of the Loans to the extent that no security interest has attached with respect thereto); (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "LOAN DOCUMENTS" shall mean this Agreement, the Letters of Credit, the Notes (if any), the Security Documents, each Hedging Obligation relating to the Loans entered into with any counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Obligation was entered into and, solely for purposes of paragraph (e) of ARTICLE VIII hereof, the Fee Letter and the Management Fee Subordination Agreement.

          "LOAN PARTIES" shall mean Holdings, Borrower and the Subsidiary Guarantors.

          "LOANS" shall mean, as the context may require, a Revolving Loan, a Tranche B Loan or a Swingline Loan.

          "MANAGEMENT AGREEMENT" shall mean that certain Management Agreement, dated as of May 18, 2004, among CHS Management, Holdings and Borrower.

          "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

          "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse effect on the business, property, results of operations, prospects or condition, financial or otherwise, or material agreements of Borrower and its Subsidiaries, taken as a whole; (b) material impairment of the ability of the Loan Parties to fully and timely perform any of their obligations under any Loan Document; (c) material impairment of the rights of or benefits or remedies available to the Lenders or the Collateral Agent under any Loan Document; or (d) a material adverse effect on the Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens.

          "MATERIAL INDEBTEDNESS" shall mean (a) the Senior Notes and (b) any other Indebtedness (other than the Loans and Letters of Credit) or Hedging Obligations of Holdings or any of its Subsidiaries in an aggregate outstanding principal amount exceeding $2,000,000. For purposes of determining Mate-rial Indebtedness, the "principal amount" in respect of any Hedging Obligations of any Loan Party at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if the related Hedging Agreement were terminated at such time.

          "MAXIMUM RATE" shall have the meaning assigned to such term in SECTION 11.13.

          "MERGER" shall have the meaning assigned to such term in the second recital hereto.

          "MORTGAGE" shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on a Mortgaged Property, which, in the case of Real Property owned in fee, shall be substantially in the form of EXHIBIT J or such other form reasonably satisfactory to the Collateral Agent, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign law.

          "MORTGAGED PROPERTY" shall mean (a) each Real Property identified on
SCHEDULE 1.01(b) hereto and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to SECTION 5.10(c).

          "MULTIEMPLOYER PLAN" shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA as to which any Company or any ERISA Affiliate could incur any liability.

          "NET CASH PROCEEDS" shall mean:

with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the cash proceeds received by Holdings or any of its Subsidiaries (including cash proceeds subsequently received (as and when received by Holdings or any of its Subsidiaries) in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable brokers' fees or commissions, legal, accounting and other professional and transactional fees of any person other than an Affiliate of any Company, except for an Affiliate of the Company to the extent such fees are reasonable and permitted to be paid under SECTION 6.09(e)), transfer and similar taxes and Borrower's good faith estimate of income taxes paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by Holdings or any of its Subsidiaries associated with the properties sold in such Asset Sale (PROVIDED that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) Borrower's good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 360 days of such Asset Sale (PROVIDED that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 360 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is payable to any person other than an Affiliate of any Company and which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties);

          (m) with respect to any Debt Issuance, any Equity Issuance or any other issuance or sale of Equity Interests by Holdings or any of its Subsidiaries, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith and payable to any person other than an Affiliate of any Company, except an Affiliate of the Company to the extent such expenses are reasonable and permitted to be paid under SECTION 6.09(e),; and

          (n) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation and repayments of Indebtedness in respect of such Casualty Event and payable to any person other than an Affiliate of any Company.

          "NET WORKING CAPITAL" shall mean, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.

          "NOTES" shall mean any notes evidencing the Tranche B Loans, Revolving Loans or Swingline Loans issued pursuant to this Agreement, if any, substantially in the form of EXHIBIT K-1, K-2 or K-3.

          "OBLIGATIONS" shall mean (a) obligations of Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by Borrower and the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrower and the other Loan Parties under this Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents and (c) the due and punctual payment and performance of all obligations of Borrower and the other Loan Parties under each Hedging Agreement relating to the Loans entered into with any counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into.

          "OFAC" shall have the meaning assigned to such term in SECTION 3.22.

          "OFFICERS' CERTIFICATE" shall mean a certificate executed by the chairman of the Board of Directors (if an officer), the chief executive officer or the president and one of the Financial Officers, each in his or her official (and not individual) capacity.

          "ORGANIZATIONAL DOCUMENTS" shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.

          "OTHER LIST" shall have the meaning assigned to such term in SECTION 6.20.

          "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including interest, fines, penalties and additions to tax) arising from any payment made or required to be made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "PARTICIPANT" shall have the meaning assigned to such term in SECTION 11.04(e).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          "PERFECTION CERTIFICATE" shall mean a certificate in the form of EXHIBIT L-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

          "PERFECTION CERTIFICATE SUPPLEMENT" shall mean a certificate supplement in the form of EXHIBIT L-2 or any other form approved by the Collateral Agent.

          "PERMITTED ACQUISITION" shall mean any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property of any person, or of any business or division of any person; (b) acquisition of in excess of 50% of the Equity Interests of any person, and otherwise causing such person to become a Subsidiary of such person; or (c) merger or consolidation or any other combination with any person, if each of the following conditions is met:

          (i)      no Default then exists or would result therefrom;

          (ii) after giving effect to such transaction on a Pro Forma Basis, Borrower shall be in compliance with all covenants set forth in SECTION 6.10(a) and (b) as of the most recent Test Period (assuming, for purposes of SECTION 6.10(a) and (b), that such transaction, and all other Permitted Acquisitions consummated since the first day of the relevant Test Period for each of the financial covenants set forth in SECTION 6.10(a) and (b) ending on or prior to the date of such transaction, had occurred on the first day of such relevant Test Period) and assuming for this purpose that the applicable ratio in SECTION 6.10(a) was reduced by 0.25x;

          (iii) no Company shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness or other liability (including any material tax or ERISA liability) of the related seller or the business, person or properties acquired, except (A) to the extent permitted under SECTION 6.01 and (B) obligations not constituting Indebtedness incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any Company hereunder shall be paid in full or released as to the business, persons or properties being so acquired on or before the consummation of such acquisition;

          (iv) the person or business to be acquired shall be, or shall be engaged in, a business of the type that Borrower and the Subsidiaries are permitted to be engaged in under SECTION 6.15 and the property acquired in connection with any such transaction shall be made subject to the Lien of the Security Documents to the extent required hereunder and thereunder and shall be free and clear of any Liens, other than Permitted Liens;

          (v) the Board of Directors of the person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);

          (vi) all transactions in connection therewith shall be consummated in accordance with all applicable laws of all applicable Governmental Authorities in all material respects;

          (vii) with respect to any transaction involving Acquisition Consideration of more than $10,000,000, unless the Administrative Agent shall otherwise agree, Borrower shall have provided the Administrative Agent and the Lenders with (A) historical financial statements for the last three fiscal years of the person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (B) reasonably detailed projections for the succeeding five years pertaining to the person or business to be acquired and updated projections for Borrower after giving effect to such transaction, (C) a reasonably detailed description of all material information relating thereto and copies of all material documentation pertaining to such transaction, and (D) all such other information and data relating to such transaction or the person or business to be acquired as may be reasonably requested by the Administrative Agent or the Required Lenders;

          (viii) at least 5 Business Days prior to the proposed date of consummation of the transaction, Borrower shall have delivered to the Agents and the Lenders an Officers' Certificate certifying that (A) such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) such transaction could not reasonably be expected to result in a Material Adverse Effect;

          (ix) as such relates to Acquisition Consideration, (A) Borrower may apply Available Excess Cash Flow and (B) over the term of the Agreement, Borrower may not incur more than (I) an aggregate of $30,000,000 in Revolving Loans and Indebtedness permitted under SECTION 6.01(l) PLUS
     (II) an aggregate of $10,000,000 in Permitted Subordinated Debt and/or Senior Notes permitted under the proviso to Section 6.01(b)(iii) PLUS (III) Indebtedness permitted under SECTION 6.01(q) PLUS (IV) Earnout Obligations permitted under SECTION 6.01(r);

          (x) any Equity Interests constituting all or a portion of such Acquisition Consideration shall not have a cash dividend requirement on or prior to the Final Maturity Date; and

          (xi) after giving effect to such acquisition, Borrower shall have an aggregate of at least $25,000,000 in cash and Cash Equivalents (which has not been pledged to any person other than a Lender) and/or availability under the Revolving Commitments.

          "PERMITTED HOLDERS" shall mean (a) Sponsor and (b) its Controlled Investment Affiliates.

          "PERMITTED LIENS" shall have the meaning assigned to such term in
SECTION 6.02.

          "PERMITTED SUBORDINATED DEBT" shall mean unsecured Indebtedness subordinated to the Obligations of Borrower and the other Guarantors so long as the terms and conditions thereof and the documentation therefor (including subordination terms, interest rate and yield, maturity, amortization, covenants, prepayments and events of default) are reasonably satisfactory to the Administrative Agent.

          "PERMITTED TAX DISTRIBUTIONS" means payments, dividends or distributions by Borrower to Holdings in order to pay consolidated or combined federal, state or local taxes which payments by Borrower are not in excess of the tax liabilities that would have been payable by Borrower and its Subsidiaries on a stand-alone basis.

          "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof, in any case, whether acting in a personal, fiduciary or other capacity.

          "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is subject to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to by any Company or its ERISA Affiliate or with respect to which any Company could incur liability (including under Section 4069 of ERISA).

          "POST-CLOSING DELIVERIES LETTER" shall mean a letter agreement entered into among the Loan Parties and the Administrative Agent, substantially in the form of EXHIBIT R, or such other form as shall be approved by the Administrative Agent.

          "PREFERRED STOCK" shall mean, with respect to any person, any and all preferred or preference Equity Interests (however designated) of such person whether now outstanding or issued after the Closing Date.

          "PREFERRED STOCK ISSUANCE" shall mean the issuance or sale by Holdings or any of its Subsidiaries of any Preferred Stock after the Closing Date (other than (x) as permitted by SECTION 6.01 or (y) any Excluded Issuance).

          "PREMISES" shall have the meaning assigned thereto in the applicable Mortgage.

          "PRO FORMA BASIS" shall mean (i) on a basis in accordance with GAAP and/or Article 11 of Regulation S-X or Regulation S-K, as applicable, or (ii) reflecting cost savings directly attributable to the Acquisition or Permitted Acquisition or Asset Sale related to actions implemented or to be implemented within one year of the date of the Acquisition, Permitted Acquisition or Asset Sale that are supportable and quantifiable by the underlying accounting records of such business, as certified by the Financial Officer of Borrower, or otherwise reasonably satisfactory to the Administrative Agent.

          "PRO RATA PERCENTAGE" of any Revolving Lender at any time shall mean the percentage of the total Revolving Commitments of all Revolving Lenders represented by such Lender's Revolving Commitment.

          "PROPERTY" shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.

          "PURCHASE MONEY OBLIGATION" shall mean, for any person, the obligations of such person in respect of Indebtedness incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any person) or the cost of installation, construction or improvement of any property and any refinancing thereof; PROVIDED, HOWEVER, that
(i) such Indebtedness is incurred within 90 days after such acquisition of such property by such person and (ii) the amount of such

Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

          "QUALIFIED CAPITAL STOCK" of any person shall mean any Equity Interests of such person that are not Disqualified Capital Stock.

          "REAL PROPERTY" shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

          "REFINANCING" shall mean the repayment in full and the termination of any commitment to make extensions of credit under all of the outstanding indebtedness of Holdings or any of its Subsidiaries listed on SCHEDULE 1.01(d).

          "REGISTER" shall have the meaning assigned to such term in SECTION 11.04(c).

          "REGULATION D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "REGULATION S-K" shall mean Regulation S-K promulgated under the Securities Act.

          "REGULATION S-X" shall mean Regulation S-X promulgated under the Securities Act.

          "REGULATION T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "REIMBURSEMENT OBLIGATIONS" shall mean Borrower's obligations under
SECTION 2.18(e) to reimburse LC Disbursements.

          "RELEASE" shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

          "REQUIRED LENDERS" shall mean, at any time, Lenders having Loans, LC Exposure and unused Revolving and Tranche B Commitments representing more than 50% of the sum of all Loans outstanding, LC Exposure and unused Revolving and Tranche B Commitments at such time.

          "REQUIREMENTS OF LAW" shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, ordinances, rules, regulations or similar statutes or case law.

          "RESPONSE" shall mean (a) "response" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment;
(ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

          "RESPONSIBLE OFFICER" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement.

          "REVOLVING AVAILABILITY PERIOD" shall mean the period from and including the Closing Date to but excluding the earlier of (i) the Revolving Maturity Date and (ii) the date of termination of the Revolving Commitments.

          "REVOLVING BORROWING" shall mean a Borrowing comprised of Revolving Loans.

          "REVOLVING COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Lender, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to SECTION 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to SECTION
11.04. The aggregate amount of the Lenders' Revolving Commitments on the Closing Date is $40,000,000.

          "REVOLVING EXPOSURE" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, PLUS the aggregate amount at such time of such Lender's LC Exposure, PLUS the aggregate amount at such time of such Lender's Swingline Exposure.

          "REVOLVING LENDER" shall mean a Lender with a Revolving Commitment.

          "REVOLVING LOAN" shall mean a Loan made by the Lenders to Borrower pursuant to SECTION 2.01(b). Each Revolving Loan shall either be an ABR Revolving Loan or a Eurodollar Revolving Loan.

          "REVOLVING MATURITY DATE" shall mean May 18, 2009.

          "ROLLOVER EQUITY" shall mean the common equity interest of certain existing stockholders of Borrower in Holdings in an amount up to $4,900,000 on terms and conditions satisfactory to the Administrative Agent in its reasonable judgment.

          "SALE AND LEASEBACK TRANSACTION" has the meaning assigned to such term in SECTION 6.03.

          "SDN LIST" shall have the meaning assigned to such term in SECTION
6.21.

          "SECURED PARTIES" shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders, the Issuing Bank and each party to a Hedging Agreement relating to the Loans if at the date of entering into such Hedging Agreement such person was a Lender or an Af-filiate of a Lender and such person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of SECTIONS 11.03 and 11.09.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

          "SECURITY AGREEMENT" shall mean a Security Agreement substantially in the form of EXHIBIT M among the Loan Parties and Collateral Agent for the benefit of the Secured Parties.

          "SECURITIES COLLATERAL" shall have the meaning assigned to such term in the Security Agreement.

          "SECURITY AGREEMENT COLLATERAL" shall mean all property pledged or granted as collateral pursuant to the Security Agreement delivered on the Closing Date or thereafter pursuant to SECTION 5.10.

          "SECURITY DOCUMENTS" shall mean the Security Agreement, the Mortgages and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement, any Mortgage or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to the Security Agreement or any Mortgage and any other document or instrument utilized to pledge as collateral for the Obligations any property.

          "SENIOR NOTE AGREEMENT" shall mean any indenture, note purchase agreement or other agreement pursuant to which the Senior Notes are issued as in effect on the date hereof and thereafter amended from time to time subject to the requirements of this Agreement.

          "SENIOR NOTE DOCUMENTS" shall mean the Senior Notes, the Senior Note Agreement, the Senior Note Guarantees and all other documents executed and delivered with respect to the Senior Notes or the Senior Note Agreement.

          "SENIOR NOTE GUARANTEES" shall mean the guarantees of the Subsidiary Guarantors pursuant to the Senior Note Agreement.

          "SENIOR NOTES" shall mean Borrower's 11% Senior Notes due 2012 issued pursuant to the Senior Note Agreement and any registered notes issued by Borrower in exchange for, and as contemplated by, such notes with substantially identical terms as such notes.

          "SPONSOR" shall mean Code, Hennessy & Simmons IV LP, Code Hennessy & Simmons LLC, and their respective Affiliates.

          "STANDBY LETTER OF CREDIT" shall mean any standby letter of credit or similar instrument issued for the purpose of supporting (a) workers' compensation liabilities of Borrower or any of its Subsidiaries, (b) the obligations of third-party insurers of Borrower or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit, (c) performance, payment, deposit or surety obligations of Borrower or any of its Subsidiaries if required by law or governmental rule or regulation or in accordance with custom and practice in the industry or (d) Indebtedness of Borrower or any of its Subsidiaries permitted to be incurred under SECTION 6.01.

          "STATUTORY RESERVES" shall mean, for any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against "Eurodollar liabilities" (as such term is used in Regulation D). Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

          "SUBSIDIARY" shall mean, with respect to any person (the "PARENT") at any date, (i) any person the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent or a subsidiary of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, "Subsidiary" refers to a Subsidiary of Borrower.

          "SUBSIDIARY GUARANTOR" shall mean each Subsidiary listed on SCHEDULE 1.01(e), and each other Subsidiary that is or becomes a party to this Agreement pursuant to SECTION 5.10. For the avoidance of doubt, BTI USA shall not be required to be a Subsidiary Guarantor as long as it is owned by a Foreign Subsidiary.

          "SUCCESSFUL SYNDICATION" shall have the meaning given to such term in the Fee Letter.

          "SURVEY" shall mean a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by SECTION 4.01(p)(iii) or (b) otherwise acceptable to the Collateral Agent.

          "SWINGLINE COMMITMENT" shall mean the commitment of the Swingline Lender to make loans pursuant to SECTION 2.17, as the same may be reduced from time to time pursuant to SECTION 2.07 or SECTION 2.17. The amount of the Swingline Commitment shall initially be $5,000,000, but shall in no event exceed the Revolving Commitment.

          "SWINGLINE EXPOSURE" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

          "SWINGLINE LENDER" shall have the meaning assigned to such term in the preamble hereto.

          "SWINGLINE LOAN" shall mean any loan made by the Swingline Lender pursuant to SECTION 2.17.

          "SYNDICATION AGENT" shall have the meaning assigned to such term in the preamble hereto.

          "TAX RETURN" shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

          "TAXES" shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing.

          "TERM BORROWING" shall mean a Borrowing comprised of Tranche B Loans.

          "TERM LOAN REPAYMENT DATE" shall have the meaning assigned to such term in SECTION 2.09(a).

          "TERM LOANS" shall mean the Tranche B Term Loans. Each Term Loan shall be either an ABR Term Loan or a Eurodollar Term Loan.

          "TEST PERIOD" shall mean, at any time, the four consecutive fiscal quarters of Borrower then last ended (in each case taken as one accounting period).

          "TITLE COMPANY" shall mean any title insurance company as shall be retained by Borrower and reasonably acceptable to the Administrative Agent.

          "TITLE POLICY" shall have the meaning assigned to such term in SECTION 4.01(p)(iii).

          "TOTAL LEVERAGE RATIO" shall mean, at any date of determination, the ratio of Consolidated Indebtedness on such date to Consolidated EBITDA for the Test Period then most recently ended.

          "TRANCHE B COMMITMENTS" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Loan hereunder on the Closing Date in the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Lender. The aggregate amount of the Lenders' Tranche B Commitments on the Closing Date is $25,000,000.

          "TRANCHE B LENDER" shall mean a Lender with a Tranche B Commitment or an outstanding Tranche B Loan.

          "TRANCHE B MATURITY DATE" shall mean May 18, 2010.

          "TRANCHE B LOANS" shall mean the term loans made by the Lenders to Borrower pursuant to SECTION 2.01(a). Each Tranche B Loan shall be either an ABR Term Loan or a Eurodollar Term Loan.

          "TRANSACTION DOCUMENTS" shall mean the Acquisition Documents, the Senior Note Documents and the Loan Documents.

          "TRANSACTIONS" shall mean, collectively, the transactions to occur on or prior to the Closing Date pursuant to the Transaction Documents, including
(a) the consummation of the Acquisition; (b) the execution, delivery and performance of the Loan Documents and the initial borrowings hereunder; (c) the Refinancing; (d) the Equity Financing; (e) the issuance of the Rollover Equity;
(f) the issuance of the Senior Notes; and (g) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

          "TRANSFERRED GUARANTOR" shall have the meaning assigned to such term in SECTION 7.09.

          "TYPE," when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Alternate Base Rate.

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

          "UNITED STATES" shall mean the United States of America.

          "VOTING STOCK" shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

          "WHOLLY OWNED SUBSIDIARY" shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors' qualifying shares or other nominal issuances in order to comply with local laws) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.

          "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal (as such terms are defined in Part I of Subtitle E of Title IV of ERISA), from such Multiemployer Plan.

          SECTION 1.02 CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (E.G., a "Revolving Loan") or by Type (E.G., a "Eurodollar Loan") or by Class and Type (E.G., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (E.G., a "Revolving Borrowing," "Borrowing of Tranche B

Loans") or by Type (E.G., a "Eurodollar Borrowing") or by Class and Type (E.G., a "Eurodollar Revolving Borrowing").

          SECTION 1.03 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless otherwise indicated.

          SECTION 1.04 ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the date hereof unless otherwise agreed to by Borrower and the Required Lenders. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Borrower and Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating Borrower's financial condition shall be the same after such Accounting Change as if such Accounting Change had not occurred. Until such time as such amendment shall have been executed and delivered by Borrower and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

          SECTION 1.05 RESOLUTION OF DRAFTING AMBIGUITIES. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

                                   ARTICLE II

                                   THE CREDITS

          SECTION 2.01 COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly:

          (a) to make a Tranche B Loan to Borrower on the Closing Date in the principal amount not to exceed its Tranche B Commitment; and

          (b) to make Revolving Loans to Borrower, at any time and from time to time after the Closing Date until the earlier of the Revolving Maturity Date and the termination of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment.

          Amounts paid or prepaid in respect of Tranche B Loans may not be reborrowed. Within the limits set forth in clause (b) above and subject to the terms, conditions and limitations set forth herein, Borrower may borrow, pay or prepay and reborrow Revolving Loans.

          SECTION 2.02 LOANS. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; PROVIDED that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to SECTION 2.18(e)(ii) and Swingline Loans, (x) ABR Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $100,000 and not less than $500,000 or (ii) equal to the remaining available balance of the applicable Commitments and (y) the Eurodollar Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $500,000 and not less than $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

          (b) Subject to SECTIONS 2.11 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as Borrower may request pursuant to SECTION 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; PROVIDED that Borrower shall not be entitled to request any Borrowing that, if made, would result in more than seven Eurodollar Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

          (c) Except with respect to Loans made pursuant to SECTION 2.18(e)(ii), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 2:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by Borrower in the applicable Borrowing Request maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

          (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make avail-able to Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement, and Borrower's obligation to repay the Administrative Agent such corresponding amount pursuant to this SECTION 2.02(d) shall cease.

          (e) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or Tranche B Maturity Date, as applicable.

          SECTION 2.03 BORROWING PROCEDURE. To request a Revolving Borrowing (other than a Swingline Loan) or Term Borrowing, Borrower shall irrevocably notify the Administrative Agent by means of telephonic or electronic communication (and then promptly confirm by hand delivery or telecopy of a duly completed and executed Borrowing Request) (i) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 12:00 (noon), New York City time, on the date of the proposed Borrowing. Each such notice and each such Borrowing Request shall specify the following information in compliance with SECTION 2.02:

          (a) whether the requested Borrowing is to be a Borrowing of Revolving Loans or Tranche B Loans;

          (b)      the aggregate amount of such Borrowing;

          (c)      the date of such Borrowing, which shall be a Business Day;

          (d) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (e) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; PROVIDED that with respect to any Borrowings requested within the first 30 days after the Closing Date, the Interest Period shall be of one month's duration or shorter (if the Administrative Agent agrees), and PROVIDED FURTHER that Borrower shall be required to pay any amounts required under SECTION 2.13 incurred as a result of syndication of the Loans;

          (f) the location and number of Borrower's account to which funds are to be disbursed, which shall comply with the requirements of SECTION 2.02(c); and

          (g) that the conditions set forth in SECTIONS 4.02(b)-(d) are satisfied as of the date of the notice.

          If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar

Revolving Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month's duration (subject to the proviso in clause (e) above). Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender by telecopier or other similar written means of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04 EVIDENCE OF DEBT; REPAYMENT OF LOANS. (a) Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Tranche B Lender, the principal amount of each Tranche B Loan of such Tranche B Lender as provided in SECTION 2.09, (ii) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Maturity Date and (iii) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; PROVIDED that on each date that a Revolving Borrowing is made, Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be PRIMA FACIE evidence of the existence and amounts of the obligations therein recorded; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of Borrower to repay the Loans in accordance with their terms.

          (e) Any Lender by written notice to Borrower (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note. In such event, Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of EXHIBIT K-I, K-2 or K-3, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to SECTION 11.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.05    FEES.

          (a) COMMITMENT FEE. Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (a "COMMITMENT FEE") equal to the Applicable Fee per annum on the average daily unused amount of each Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued
Com-
mitment Fees shall be payable in arrears (A) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and (B) on the date on which such Commitment terminates. Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (including the Swingline Exposure of such Lender).

          (b) ADMINISTRATIVE AGENT FEES. Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter or such other fees payable in the amounts and at the times separately agreed upon between Borrower and the Administrative Agent (the "ADMINISTRATIVE AGENT FEES").

          (c) LC AND FRONTING FEES. Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee ("LC PARTICIPATION FEE") with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on Eurodollar Revolving Loans pursuant to SECTION 2.06 on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee ("FRONTING FEE"), which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's customary fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued LC Participation Fees and Fronting Fees shall be payable in arrears (i) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) on the date on which the Revolving Commitments terminate. Any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand therefor. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Borrower shall pay the Fronting Fees directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

          SECTION 2.06    INTEREST ON LOANS. (a) Subject to the provisions of
SECTION 2.06(c), the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

          (b) Subject to the provisions of SECTION 2.06(c), the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

          (c) Notwithstanding the foregoing, during an Event of Default, all Obligations shall, to the extent permitted by applicable law, bear interest, after as well as before judgment, at a per annum rate equal to (i) in the case of principal of or interest on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this SECTION 2.06 or
(ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in SECTION 2.06(a) (in either case, the "DEFAULT RATE"); PROVIDED, HOWEVER, that except in the case of an Event of Default of the type specified in Sections 8.01(a), (b), (g) or (h), interest will not accrue at the Default Rate until such time as Borrower has received a request therefor from the Administrative Agent or Required Lenders.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; PROVIDED that (i) interest accrued pursuant to SECTION 2.06(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Swingline Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

          SECTION 2.07 TERMINATION AND REDUCTION OF COMMITMENTS. (a) The Tranche B Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date. The Revolving Commitments, the Swingline Commitment and the LC Commitment shall automatically terminate on the Revolving Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on June 30, 2004, if the initial Credit Extension shall not have occurred by such time.

          (b) At its option, Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; PROVIDED that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with SECTION 2.10, the aggregate amount of Revolving Exposures would exceed the aggregate amount of Revolving Commitments.

          (c) Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments under SECTION 2.07(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders in writing of the contents thereof. Each notice delivered by Borrower pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Commitments delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

          SECTION 2.08 INTEREST ELECTIONS. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than seven Eurodollar Borrowings outstanding hereunder at any one time. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section, Borrower shall irrevocably notify the Administrative Agent by means of telephonic or electronic communication (and then promptly confirm by hand delivery or telecopy of a duly completed and executed Interest Election Request) not later than the time that a Borrowing Request would be required under SECTION 2.03 if Borrower were requesting a Revolving Borrowing or Term Borrowing of the Type resulting from such election to be made on the effective date of such election, subject to
SECTION 2.11.

          (c) Each Interest Election Request shall specify the following information in compliance with SECTION 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period"; PROVIDED that with respect to any Borrowings continued or converted within the first 30 days after the Closing Date, the Interest Period shall be of one month's duration or shorter (if the Administrative Agent agrees).

          If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender in writing of the details thereof and of such Lender's portion of each resulting Borrowing.

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          (e)      If an Interest Election Request with respect to a Eurodollar
Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders may require, by notice to Borrower, that (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.09 AMORTIZATION OF TERM BORROWINGS. (a) Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth on ANNEX II, or if any such date is not a Business Day, on the immediately preceding Business Day (each such date, a "TERM LOAN REPAYMENT DATE"), a principal amount of the Tranche B Loans equal to the amount set forth on ANNEX II for such date (as adjusted from time to time pursuant to SECTION 2.10(h)), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

          (b) To the extent not previously paid, all Tranche B Loans shall be due and payable on the Tranche B Maturity Date.

          SECTION 2.10    OPTIONAL AND MANDATORY PREPAYMENTS OF LOANS.

          (a) OPTIONAL PREPAYMENTS. Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this SECTION 2.10; PROVIDED that each partial prepayment shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000.

          (b) REVOLVING LOAN PREPAYMENTS. (i) In the event of the termination of all the Revolving Commitments, Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Borrowings and all outstanding Swingline Loans and replace all outstanding Letters of Credit or cash collateralize all outstanding Letters of Credit in accordance with the procedures set forth in SECTION 2.18(i).

          (ii) In the event of any partial reduction of the Revolving Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify Borrower and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and (y) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then Borrower shall, on the date of such reduction, FIRST, repay or prepay Swingline Loans, SECOND, repay or prepay Revolving Borrowings and THIRD, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in SECTION 2.18(i), in an aggregate amount sufficient to eliminate such excess.

          (iii) In the event that the sum of all Lenders' Revolving Exposures exceeds the Revolving Commitments then in effect, Borrower shall, without notice or demand, immediately FIRST, repay or prepay Revolving Borrowings, and SECOND, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in SECTION 2.18(i), in an aggregate amount sufficient to eliminate such excess.

          (iv) In the event that the aggregate LC Exposure exceeds the LC Commitment then in effect, Borrower shall, without notice or demand, immediately replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in SECTION 2.18(i), in an aggregate amount sufficient to eliminate such excess.

          (c) ASSET SALES. Not later than five Business Days following the receipt of any Net Cash Proceeds of any Asset Sale by Holdings or any of its Subsidiaries, Borrower shall apply 100% of such Net Cash Proceeds to make prepayments in accordance with SECTIONS 2.10(h) and (i); PROVIDED that:

          (i) no such prepayment shall be required under this SECTION 2.10(c)(i) with respect to (A) any Asset Sale permitted by SECTION 6.06 (other than subsections (b) and (h)), (B) the disposition of property which constitutes a Casualty Event, or (C) Asset Sales for fair market value resulting in no more than $250,000 in Net Cash Proceeds per Asset Sale (or series of related Asset Sales) and less than $1,000,000 in Net Cash Proceeds in any fiscal year; PROVIDED that clause (C) shall not apply in the case of any Asset Sale described in clause (b) of the definition thereof; and

          (ii) so long as no Default shall then exist or would arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered an Officers' Certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds are expected to be reinvested in fixed or capital assets within 360 days following the date of the receipt of the Net Cash Proceeds of such Asset Sale (which Officers' Certificate shall set forth the estimates of the proceeds to be so expended); PROVIDED that if all or any portion of such Net Cash Proceeds is not so reinvested within such 360-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this SECTION 2.10(c); PROVIDED, FURTHER, that if the property subject to such Asset Sale constituted Collateral, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with SECTIONS 5.10 and 5.11; PROVIDED, FURTHER, that if the property subject to such Asset Sale did not constitute Collateral but the property purchased with the Net Cash Proceeds thereof is intended to be subject to the Lien created by any of the Security Documents, then all such property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with SECTIONS 5.10 and 5.11.

          (d) DEBT ISSUANCE OR PREFERRED STOCK ISSUANCE. Not later than five Business Days following the receipt of any Net Cash Proceeds of any Debt Issuance or Preferred Stock Issuance by Holdings or any of its Subsidiaries (other than Excluded Issuances), Borrower shall make prepayments in accordance with SECTIONS 2.10(h) and (i) in an aggregate principal amount equal to 100% of such Net Cash Proceeds.

          (e) EQUITY ISSUANCE. Not later than five Business Days following the receipt of any Net Cash Proceeds of any Equity Issuance (other than Excluded Issuances), Borrower shall make prepayments in accordance with SECTIONS 2.10(h) and (i) in an aggregate principal amount equal to 50% of such Net Cash Proceeds; PROVIDED that during any period during which the Total Leverage Ratio shall be 3.50:1.00 or less, Borrower shall only be required to make the prepayments required by this SECTION 2.10(e) in an aggregate principal amount equal to 25% of such Net Cash Proceeds.

          (f) CASUALTY EVENTS. Not later than five Business Days following the receipt of any Net Cash Proceeds from a Casualty Event by Holdings or any of its Subsidiaries, Borrower shall apply an

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amount equal to 100% of such Net Cash Proceeds to make prepayments in accordance with SECTIONS 2.10(h) and (i); PROVIDED that:

          (i) so long as no Default shall then exist or arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that Borrower applies such proceeds to repair, replace or restore any property in respect of which such Net Cash Proceeds were paid no later than 360 days following the date of receipt of such proceeds; PROVIDED that if the property subject to such Casualty Event constituted Collateral under the Security Documents, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with SECTIONS 5.10 and 5.11; PROVIDED, FURTHER, that if the property subject to such Casualty Event did not constitute Collateral but the property purchased with the Net Cash Proceeds thereof is intended to be subject to the Lien created by any of the Security Documents, then all such property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with SECTIONS 5.10 and 5.11; and

          (ii) if any portion of such Net Cash Proceeds shall not be so applied within such 360-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this
     SECTION 2.10(f).

          (g) EXCESS CASH FLOW. No later than fifteen Business Days after the date on which the financial statements with respect to the fiscal year in which such Excess Cash Flow Period occurs are required to be delivered pursuant to SECTION 5.01(a), Borrower shall make prepayments in accordance with SECTIONS 2.10(h) and (i) in an aggregate principal amount equal to 75% of Excess Cash Flow for the Excess Cash Flow Period then ended, less any voluntary prepayments of Tranche B Loans and any permanent voluntary reductions to the Revolving Commitments to the extent that an equal amount of the Revolving Loans is simultaneously repaid, in each case so long as such amounts are not already reflected in Debt Service, during such Excess Cash Flow Period; PROVIDED that during any period during which the Total Leverage Ratio shall be 3.50:1.00 or less, Borrower shall only be required to make the prepayments required by this
SECTION 2.10(g) in an aggregate principal amount equal to 50% of Excess Cash Flow for such Excess Cash Flow Period, less any voluntary prepayments of Tranche B Loans and any permanent voluntary reductions to the Revolving Commitments to the extent that an equal amount of the Revolving Loans is simultaneously repaid, in each case so long as such amounts are not already reflected in Debt Service, during such Excess Cash Flow Period, and, PROVIDED FURTHER, that upon repayment in full of all Term Borrowings, no further prepayments under this SECTION 2.10(g) shall be required.

          (h) APPLICATION OF PREPAYMENTS. (i) Optional and mandatory prepayments made hereunder shall first be applied to prepayment of any outstanding Term Borrowings, and (a) in the case of mandatory prepayments, will be applied to scheduled amortization of such Borrowings on a PRO RATA basis and
(b) in the case of optional prepayments, shall be applied as directed by Borrower to scheduled amortization of such Borrowings due during the twelve month period commencing on the date of such optional prepayment, and on a PRO RATA basis with respect to any excess prepayment amounts. If all Term Borrowings have been repaid in full, any excess prepayment amounts and any further prepayments made (other than prepayments made from Excess Cash Flow pursuant to SECTION 2.10(g)) shall be applied to permanently reduce the Revolving Commitments ratably among all Revolving Lenders in accordance with their applicable Revolving Commitments in an aggregate amount equal to such excess or further prepayment, and Borrower shall comply with SECTION 2.10(b).

          (ii) Amounts to be applied pursuant to this SECTION 2.10 to the prepayment of Tranche B Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Term Loans and ABR Revolving Loans, respectively. Any amounts remaining after each such application shall be applied to prepay Eurodollar Term Loans or Eurodollar Revolving Loans, as applicable.

          (i) NOTICE OF PREPAYMENT. Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 (noon), New York City time, one Business Day before the date of prepayment and (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 (noon), New York City time, on the date of prepayment. Each such notice shall be irrevocable; PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by SECTION 2.07, then such notice of prepayment may be revoked if such termination is revoked in accordance with
SECTION 2.07. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders in writing of the contents thereof. Such notice to the Lenders may be by electronic communication. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Credit Extension of the same Type as provided in SECTION 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this SECTION 2.10. Prepayments shall be accompanied by accrued interest to the extent required by SECTION 2.06.

          SECTION 2.11 ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be final and conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period; or

          (b) the Administrative Agent is advised in writing by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; PROVIDED that Borrower may revoke any such Borrowing Request prior to Borrowing upon written notice to the Administrative Agent.

          SECTION 2.12    INCREASED COSTS. (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against property of, deposits with or for the account of, or credit extended by, any

     Lender (except any such reserve requirement reflected in the Adjusted LIBOR
     Rate) or the Issuing Bank; or

          (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such Lender's or the Issuing Bank's holding company, if any, of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered, it being understood that, to the extent duplicative of the provisions of SECTION 2.15, this SECTION 2.12 shall not apply to Taxes.

          (b) If any Lender or the Issuing Bank determines (in good faith, but in its sole absolute discretion) that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered, it being understood that, to the extent duplicative of the provisions of SECTION 2.15, this SECTION
2.12 shall not apply to Taxes.

          (c) A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this SECTION 2.12 shall be delivered to Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this SECTION 2.12 shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; PROVIDED that Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; PROVIDED, FURTHER, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall not begin earlier than the date of effectiveness of the Change in Law.

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          SECTION 2.13    BREAKAGE PAYMENTS. In the event of (a) the payment or
prepayment, whether optional or mandatory, of any principal of any Eurodollar Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Tranche B Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to SECTION 2.16, then, in any such event, at the request of a Lender, Borrower shall compensate such Lender for the loss, cost and expense (other than loss of anticipated profits) attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this
SECTION 2.13 shall be delivered to Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.14 PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SETOFFS. (a) Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or Reimbursement Obligations, or of amounts payable under SECTION 2.12, 2.13 or 2.15, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 677 Washington Boulevard, Stamford, Connecticut, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to SECTIONS 2.12, 2.13, 2.15 and 11.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied (i) FIRST, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) SECOND, towards payment of principal and Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties.

          (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise (including by exercise of its rights under SECTION 9.1 of the Security Agreement), obtain payment in respect of any principal of or interest on any of its Revolving Loans, Tranche B Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Tranche B Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Tranche B Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Tranche B Loans and participations in LC Disbursements and Swingline Loans; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to Borrower or any of its Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this
SECTION 2.14(c) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this SECTION 2.14(c) to share in the benefits of the recovery of such secured claim.

          (d) Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to SECTION 2.02(c), 2.14(d), 2.17(d), 2.18(d), 2.18(e) or
11.03(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

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          SECTION 2.15    TAXES. (a) Any and all payments by or on account of
any obligation of Borrower hereunder or under any other Loan Document shall be made without setoff, counterclaim or other defense and free and clear of and without deduction or withholding for any and all Indemnified Taxes; PROVIDED that if Borrower shall be required by law to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions or withholdings applicable to additional sums payable under this SECTION 2.15) the Administrative Agent, any Lender or the Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) Borrower shall make such deductions or withholdings and (iii) Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this
SECTION 2.15) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; PROVIDED that if Borrower reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or such Lender, as the case may be, will use reasonable efforts to cooperate with Borrower to obtain a refund of such Taxes. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes and in any event within 30 days of any such payment being due by Borrower to a Governmental Authority, Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to Borrower (with a copy to the Administrative Agent), on or prior to the Closing Date and at such time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate. Each Foreign Lender shall (i) furnish either (a) two accurate and complete originally executed U.S. Internal Revenue Service Form W-8BEN (or successor form) or (b) an accurate and complete U.S. Internal Revenue Service Form W-8ECI (or successor form), certifying, in either case, to such Foreign Lender's legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all interest payments hereunder, and
(ii) to the extent it may lawfully do so at such times, upon reasonable request by Borrower or the Administrative Agent, provide a new Form W-8BEN (or successor form) or Form W-8ECI (or successor form) upon the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder; PROVIDED that

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any Foreign Lender that is not a "bank" within the meaning of Section
881(c)(3)(A) of the Code shall also furnish a "Non-Bank Certificate" in the form of EXHIBIT Q if it is furnishing a Form W-8BEN.

          SECTION 2.16    MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

          (a) MITIGATION OF OBLIGATIONS. If any Lender requests compensation under SECTION 2.12, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates or to file any certificate or document reasonably requested by Borrower, if, in the reasonable judgment of such Lender, such designation, assignment or filing (i) would eliminate or reduce amounts payable pursuant to SECTION 2.12 or 2.15, as the case may be, in the future and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation, assignment or filing. A certificate setting forth such costs and expenses in reasonable detail submitted by such Lender to the Administrative Agent shall be conclusive absent manifest error.

          (b) DEFAULTING LENDERS. Anything contained herein to the contrary notwithstanding, in the event that any Lender (a "DEFAULTING LENDER") defaults (a "FUNDING DEFAULT") in its obligation to fund any Loan (a "DEFAULTED LOAN") in accordance with SECTION 2.02, then (i) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents, (ii) to the extent permitted by applicable law during the Default Period (A) any voluntary prepayment of the Loans pursuant to SECTION 2.10 shall, if Borrower so requests at the time of making such voluntary prepayment and if the Administrative Agent, in its sole discretion, consents thereto, be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and if the Administrative Agent does not so elect, the portion attributable to the Defaulting Lender shall be held by the Administrative Agent for the benefit of the Defaulting Lender, and as security (along with earnings, if any) for its obligations (y) under this Agreement to the Agents and the Lenders and (z) when all such obligations (contingent and otherwise) have been satisfied, paid to Borrower, and (B) any mandatory prepayment of the Revolving Loans pursuant to SECTION 2.10 shall, if Borrower so requests at the time of making such mandatory prepayments and if the Administrative Agent, in its sole discretion, consents thereto, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that, if the Administrative Agent so elects, Borrower shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (B) and if the Administrative Agent does not so elect, the portion attributable to the Defaulting Lender shall be held by Administrative Agent for the benefit of the Defaulting Lender, and as security (along with earnings, if any) for its obligations (y) under this Agreement to the Agents and the Lenders and (z) when all such obligations (contingent and otherwise) have been satisfied, paid to Borrower, (iii) upon the Administrative agent providing prior written consent, such Defaulting Lender's Revolving Commitment and outstanding Loans, and such Defaulting Lender's pro rata share of the LC Disbursements, shall be excluded for purposes of calculating the Commitment Fee in respect of any day during any Default Period with respect to such Defaulting Lender, and upon the Administrative Agent providing prior written consent, such Defaulting Lender shall not be entitled to receive any Commitment Fee with respect to such Defaulting Lender's Revolving Commitment in respect of any Defaulted Loan with respect to such Defaulting Lender and (iv) any portion of the Commitment fee allocated to the Defaulting Lender shall be held by Administrative Agent for the benefit of the Defaulting Lender and as security (along with earnings, if any) for its obligations owed (y) under this Agreement to the Agents and the Lenders and (z) when all such obligations (contingent and otherwise) have been satisfied, paid to Borrower.

          (c) REPLACEMENT OF LENDERS. If any Lender requests compensation under SECTION 2.12, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.15, or if any Lender is a Defaulting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in SECTION 11.04), all of its interests, rights and obligations under this Agreement to an assignee selected by Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consents shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (assuming for this purpose that the Loans of such Lender were being prepaid) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
SECTION 2.12 or payments required to be made pursuant to SECTION 2.15, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

          SECTION 2.17    SWINGLINE LOANS.

          (a) SWINGLINE COMMITMENT. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; PROVIDED that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, repay and reborrow Swingline Loans.

          (b) SWINGLINE LOANS. To request a Swingline Loan, Borrower shall irrevocably notify the Administrative Agent and the Swingline Lender by means of telephonic or electronic communication (and then promptly confirm by hand delivery or telecopy of a duly completed and executed Borrowing Request), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice and each such Borrowing Request shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan. Each Swingline Loan shall be an ABR Loan. The Swingline Lender shall make each Swingline Loan available to Borrower by means of a credit to the general deposit account of Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in SECTION 2.18(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. Borrower shall not request a Swingline Loan if at the time of or immediately after giving effect to the Extension of Credit contemplated by such request a Default has occurred and is continuing or would result therefrom. Swingline Loans shall be made in minimum amounts of $200,000 and integral multiples of $100,000 above such amount.

          (c) PREPAYMENT. Borrower shall have the right at any time and from time to time to repay any Swingline Loan, in whole or in part, upon giving written notice to the Swingline Lender and the Administrative Agent before 12:00
(noon), New York City time, on the proposed date of repayment. All such payments shall be made to the Swingline Lender at its offices at 677 Washington Boulevard, Stamford, Connecticut.

          (d) PARTICIPATIONS. The Swingline Lender may at any time in its discretion by written notice given to the Administrative Agent (PROVIDED such notice requirement shall not apply if the Swingline Lender and the Administrative Agent are the same entity) not later than 11:00 A.M., New York City time, on the next succeeding Business Day following such notice require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans then outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give written notice thereof to each Revolving Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Lender's Revolving Exposure to exceed such Lender's Revolving Commitment). Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in SECTION 2.02(c) with respect to Loans made by such Lender (and SECTION 2.02 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify Borrower of any participations in any Swingline Loan acquired by the Revolving Lenders pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from Borrower (or other party on behalf of Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent. Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve Borrower of any default in the payment thereof.

          SECTION 2.18    LETTERS OF CREDIT.

          (a) GENERAL. Subject to the terms and conditions set forth herein, Borrower may request the Issuing Bank, and the Issuing Bank agrees, to issue Letters of Credit for its own account or the account of a Subsidiary in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (PROVIDED that Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary). The Issuing Bank shall have no obligation to issue, and Borrower shall not request the issuance of, any Letter of Credit at any time if after giving effect to such issuance, the LC Exposure would exceed the LC Commitment or the total Revolving Exposure would exceed the total Revolving Commitments. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder.

          (b) REQUEST FOR ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) an LC Request to the Issuing Bank and the Administrative Agent not later than 12:00 (noon) on the third Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the Issuing Bank).

          A request for an initial issuance of a Letter of Credit shall specify in form and detail satisfactory to the Issuing Bank:

          (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

          (ii)     the amount thereof;

          (iii) the expiry date thereof (which shall not be later than the close of business on the Letter of Credit Expiration Date);

          (iv)     the name and address of the beneficiary thereof;

          (v) whether the Letter of Credit is to be issued for its own account or for the account of one of its Subsidiaries (PROVIDED that Borrower shall be a co-applicant, and therefore jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary);

          (vi) the documents to be presented by such beneficiary in connection with any drawing thereunder;

          (vii) the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and

          (viii)   such other matters as the Issuing Bank may require.

          A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail satisfactory to the Issuing
Bank:

          (i)      the Letter of Credit to be amended, renewed or extended;

          (ii) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day), and, in the case of an extension thereof, the extended expiry date thereof (which shall be no later than the close of business on the Letter of Credit Expiration Date);

          (iii)    the nature of the proposed amendment, renewal or extension;
     and

          (iv)     such other matters as the Issuing Bank may require.

If requested by the Issuing Bank, Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the LC Commitment and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments. Unless the Issuing Bank shall agree otherwise, no Letter of Credit shall be in an initial amount less than $100,000, in the case of a Commercial Letter of Credit, or $500,000, in the case of a Standby Letter of Credit.

          (c) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date which is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the Letter of Credit Expiration Date.

          (d) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby irrevocably grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender's Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by Borrower on the date due as provided in SECTION 2.18(e), or of any reimbursement payment required to be refunded to Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) REIMBURSEMENT. (i) If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made if Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on the Business Day immediately following the day that Borrower receives such notice; PROVIDED that Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with SECTION 2.03 that such payment be financed with ABR Revolving Loans in an equivalent amount and, to the extent so financed, Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loans.

          (ii) If Borrower fails to make such payment when due, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender in writing of the applicable LC Disbursement, the payment then due from Borrower in respect thereof and such Revolving Lender's Pro Rata Percentage thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 3:00 p.m., New York City time, on such date (or, if such Revolving Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Revolving Lender's Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in SECTION 2.02(c) with respect to Revolving Loans made by such Revolving Lender, and the Administrative Agent will promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from Borrower pursuant to the above paragraph prior to the time that any Revolving Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Administrative Agent from Borrower thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as appropriate.

          (iii) If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, each of such Revolving Lender and Borrower severally agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of Borrower, the rate per annum set forth in
SECTION 2.18(h) and (ii) in the case of such Lender, at a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

          (f) OBLIGATIONS ABSOLUTE. The Reimbursement Obligation of Borrower as provided in SECTION 2.18(e) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this SECTION 2.18, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of Borrower hereunder; (v) the fact that a Default shall have occurred and be continuing; or (vi) any material adverse change in the business, property, results of operations, prospects or condition, financial or otherwise, of Borrower and its Subsidiaries. None of the Agents, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; PROVIDED that nothing in this paragraph shall be construed to excuse the Issuing Bank from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) DISBURSEMENT PROCEDURES. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly give written notice to the Administrative Agent and Borrower of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve Borrower of its Reimbursement Obligation to the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in SECTION 2.18(e)).

          (h) INTERIM INTEREST. If the Issuing Bank shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement, at the rate per annum determined pursuant to SECTION 2.06(c). Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to SECTION 2.18(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i)      CASH COLLATERALIZATION.

          (i) The Collateral Agent is hereby authorized to establish and maintain at its office at 677 Washington Boulevard, Stamford, Connecticut 06901, in the name of the Collateral Agent and pursuant to a Control Agreement, a restricted deposit account designated "Gundle/SLT Environmental, Inc. LC Account." The balance from time to time in the LC Account shall constitute part of the Collateral and shall not constitute payment of the Obligations until applied as hereinafter provided. So long as no Event of Default has occurred and is continuing or will result therefrom, the Collateral Agent shall within two Business Days of receiving a request of the applicable Loan Party for release of cash proceeds, remit such Net Cash Proceeds on deposit in the LC Account to or upon the order of such Loan Party (x) at such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of the Letters of Credit have been paid in full or (y) otherwise in accordance with this SECTION 2.18(i). The Loan Parties shall have no right to withdraw, transfer or otherwise receive any funds deposited in the LC Account except to the extent specifically provided herein.

          (ii) If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, Borrower shall deposit in the LC Account, in the name of the Collateral Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event

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     of Default with respect to Borrower described in paragraph (g) or (h) of
     ARTICLE VIII. Funds in the LC Account shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of Borrower under this Agreement. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount PLUS any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to Borrower within three Business Days after all Events of Default have been cured or waived.

          (iii) Amounts on deposit in the LC Account shall be invested and reinvested from time to time in Cash Equivalents as the applicable Loan Party (or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent) shall determine by written instruction to the Collateral Agent, or if no such instructions are given, then as the Collateral Agent, in its sole discretion, shall determine, which Cash Equivalents shall be held in the name and be under the control of the Collateral Agent (or any sub-agent); PROVIDED that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Lenders as specified herein, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the Obligations in the manner specified in this SECTION 2.18(i).

          (j) ADDITIONAL ISSUING BANKS. Borrower may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an issuing bank under the terms of this Agreement, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), the Issuing Bank and such Revolving Lender(s). Any Lender designated as an issuing bank pursuant to this paragraph (j) shall be deemed (in addition to being a Revolving Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Revolving Lender, and all references herein and in the other Loan Documents to the term "Issuing Bank" shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as Issuing Bank, as the context shall require.

          (k) RESIGNATION OR REMOVAL OF THE ISSUING BANK. The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days' prior notice to the Lenders, the Administrative Agent and Borrower. The Issuing Bank may be replaced at any time by written agreement among Borrower, each Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to SECTION 2.05(c). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be re-

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quired to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

          (l) OTHER. The Issuing Bank shall be under no obligation to issue any Letter of Credit if

          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; or

          (ii) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank.

The Issuing Bank shall be under no obligation to amend any Letter of Credit if
(A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders (with references to the Companies being references thereto after giving effect to the Transactions unless otherwise expressly stated) that:

          SECTION 3.01 ORGANIZATION; POWERS. Each Company (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and to own and lease its property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. There is no existing default under any Organizational Document of any Company or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder, other than immaterial defaults relating to corporate governance.

          SECTION 3.02 AUTHORIZATION; ENFORCEABILITY. The Transactions to be entered into by each Loan Party are within such Loan Party's powers and have been duly authorized by all necessary action on the part of such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency,

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reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03 NO CONFLICTS. Except as set forth on SCHEDULE 3.03, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company or any judgment, decree or order of any Governmental Authority, (c) will not violate or result in a default or require any consent or approval under any indenture, agreement, Organizational Document or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and Permitted Liens.

          SECTION 3.04 FINANCIAL STATEMENTS; PROJECTIONS. (a) Borrower has heretofore delivered to the Lenders the consolidated balance sheets and related statements of income, stockholders' equity and cash flows of Borrower (i) as of and for the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003, audited by and accompanied by the unqualified opinion of Ernst & Young LLP, independent public accountants, and (ii) as of and for the three-month period ended March 31, 2004 and for the comparable period of the preceding fiscal year, in each case, certified by the chief financial officer of Borrower. Such financial statements and all financial statements delivered pursuant to SECTIONS 5.01(a), (b) and (c) have been prepared in accordance with GAAP and present fairly and accurately in all material respects the financial condition and results of operations and cash flows of Borrower as of the dates and for the periods to which they relate. Except as set forth in such financial statements and the Schedules to this Agreement, as of the Closing Date, there are no liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities under the Loan Documents and the Senior Note Documents.

          (b) Borrower has heretofore delivered to the Lenders Borrower's unaudited PRO FORMA consolidated balance sheet and statements of income and cash flows, PRO FORMA EBITDA and other operating data for the fiscal year ended December 31, 2003, and as of and for the three-month period ended March 31, 2004, in each case after giving effect to the Transactions as if they had occurred on such date in the case of the balance sheet and as of the beginning of all periods presented in the case of the statements of income and cash flows. Such PRO FORMA financial statements have been prepared in good faith by the Loan Parties, based on the assumptions stated therein (which assumptions were believed by the Loan Parties on the date made to be reasonable), accurately reflect all adjustments required to be made to give effect to the Transactions, and in accordance with Regulation S-X, and present fairly the PRO FORMA consolidated financial position and results of operations of Borrower as of such date and for such periods, assuming that the Transactions had occurred at such dates.

          (c) The forecasts of financial performance of Borrower and its subsidiaries furnished to the Lenders have been prepared in good faith by Borrower and based on assumptions believed by Borrower to be reasonable when made, it being recognized by Lenders, however, that projections as to future

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events are not to be viewed as facts and that the actual results during the period or periods covered by said projections probably will differ from the projected results and that the differences may be material.

          (d) Since December 31, 2003, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.05 PROPERTIES. (a) Except as set forth on SCHEDULE 3.05(a), each Company has good title to, or valid leasehold interests in, all its property material to its business, free and clear of all Liens except for Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose. The property of the Companies, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear and casualty excepted), except to the extent that the failure to be in such condition could not reasonably be expected to result in a Material Adverse Effect, and (ii) constitutes all the property which is required for the business and operations of the Companies as presently conducted.

          (b) As of the Closing Date, SCHEDULE 3.05(b) contains a true and complete list of each parcel of Real Property (i) owned by any Company as of the date hereof and (ii) leased, subleased or otherwise occupied or utilized by any Company, as lessee, sublessee, franchisee or licensee, as of the date hereof and whether such lease, sublease or other instrument requires the consent of the landlord thereunder or other parties thereto to the Transactions.

          (c) No Company has received any written notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any portion of its property. No Mortgage encumbers improved Real Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with
SECTION 5.04.

          (d) Each Company owns or has rights to use all of the Collateral and all rights with respect to any of the foregoing necessary for or material to each Company's business as currently conducted. The use by each Company of such Collateral and all such rights with respect to the foregoing do not infringe on the rights of any person other than such infringement which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To each Company's knowledge, no written claim has been made and remains outstanding that any Company's use of any Collateral does or may violate the rights of any third party that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.06    INTELLECTUAL PROPERTY.

          (a) OWNERSHIP/NO CLAIMS. Each Loan Party owns, or is licensed to use, all patents, patent applications, trademarks, trade names, servicemarks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of its business as currently conducted (the "INTELLECTUAL PROPERTY"), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. To each Company's knowledge, no written claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim, except for such claims which individually, or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, or as disclosed on SCHEDULE 3.06(a). To each Company's knowledge, the use of such Intellectual Property by each Loan Party does not infringe the rights of any person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (b) REGISTRATIONS. Except pursuant to licenses and other user agreements that are listed in SCHEDULES 13(a) and 13(b) to the Perfection Certificate and to the extent that such could not reasonably be expected to result in a Material Adverse Effect, on and as of the date hereof (i) each Loan Party owns and possesses the right to use, and has done nothing to authorize or enable any other person to use, any Copyright, Patent or Trademark (as such terms are defined in the Security Agreement) listed in SCHEDULES 13(a) and 13(b) to the Perfection Certificate and (ii) all registrations listed in SCHEDULES 13(a) and 13(b) to the Perfection Certificate are valid and in full force and effect.

          (c) NO VIOLATIONS OR PROCEEDINGS. To each Loan Party's knowledge, on and as of the date hereof, (i) there is no material violation by others of any right of such Loan Party with respect to any Copyright, Patent or Trademark (as such terms are defined in the Security Agreement) listed in SCHEDULES 13(a) and 13(b) to the Perfection Certificate, respectively, pledged by it under the name of such Loan Party, (ii) such Loan Party is not infringing upon any copyright, patent or trademark of any other person other than such infringement that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (iii) no proceedings have been instituted or are pending against such Loan Party or threatened, and no claim against such Loan Party has been received by such Loan Party, alleging any such violation, except as may be set forth in SCHEDULE 3.06(c).

          SECTION 3.07 EQUITY INTERESTS AND SUBSIDIARIES. (a) SCHEDULE 3.07(a) sets forth a list of (i) all the Subsidiaries of Holdings and their jurisdiction of organization as of the Closing Date and (ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date. All Equity Interests of each Company are duly and validly issued and are fully paid and non-assessable, and, other than the Equity Interests of Borrower, are owned by Borrower, directly or indirectly through Wholly Owned Subsidiaries, except as set forth on SCHEDULE 3.07(a). All Equity Interests of Borrower are owned directly by Holdings. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the Security Documents, free of any and all Liens, rights or claims of other persons, except the security interest created by the Security Documents and Liens permitted under SECTION 6.02(a) and (e), and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests, except as set forth on SCHEDULE 3.07(a).

          (b) No consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or reasonably necessary (from the perspective of a secured party) in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent for the benefit of the Secured Parties under the Security Documents or the exercise by the Collateral Agent of the voting or other rights provided for in the Security Documents or the exercise of remedies in respect thereof.

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          (c)      An accurate organization chart, showing the ownership
structure of Holdings, Borrower and each Subsidiary on the Closing Date, and after giving effect to the Transactions, is set forth on SCHEDULE 3.07(c).

          SECTION 3.08 LITIGATION; COMPLIANCE WITH LAWS. (a) Except as set forth on SCHEDULE 3.08(a), there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, property or rights of any Company (i) that involve any Loan Document or any of the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

          (b) Except for matters covered by SECTION 3.18, no Company or any of its property (i) is in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company's Real Property or
(ii) is in default with respect to any judgment, writ, injunction, decree, rule or order of any Governmental Authority, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.09 AGREEMENTS. No Company is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property is or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default.

          SECTION 3.10 FEDERAL RESERVE REGULATIONS. (a) No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

          (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X. The pledge of the Securities Collateral pursuant to the Security Agreement does not violate such regulations.

          SECTION 3.11 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. No Company is (a) registered or required to be registered as an "investment company" or a company "controlled" by an "investment company," as defined in the Investment Company Act of 1940, as amended, or (b) a "holding company," an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

          SECTION 3.12 USE OF PROCEEDS. Borrower will use the proceeds of (a) the Tranche B Loans and not more than $15,600,000 of Revolving Loans to effect the Acquisition and the Refinancing and pay related expenditures, fees and expenses and (b) the Revolving Loans and Swingline Loans after the Closing Date for working capital, Capital Expenditures, Permitted Acquisitions and general corporate purposes.

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          SECTION 3.13    TAXES. Each Company has (a) timely filed or caused to
be timely filed all federal Tax Returns and all material state, local and foreign Tax Returns or materials required to have been filed by it and all such Tax Returns are true and correct in all material respects and (b) duly and timely paid or caused to be duly and timely paid all Taxes in excess of $100,000 (whether or not shown on any Tax Return) due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP. Each Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. No Company has knowledge of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.

          SECTION 3.14 NO MATERIAL MISSTATEMENTS. No information, report, financial statement, certificate, Borrowing Request, LC Request, exhibit or schedule (other than projections, budgets or other estimates) furnished by or on behalf of any Company to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including the Confidential Information Memorandum) concerning Borrower and its Subsidiaries, or the transactions contemplated thereby, taken as a whole, contained or contains, as of the date prepared, any material misstatement of fact or omission or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not materially misleading as of the date such information is dated or certified; PROVIDED that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each Company represents only that it acted in good faith and utilized assumptions believed by such Company to be reasonable when made in the preparation of such information, report, financial statement, exhibit or schedule.

          SECTION 3.15 LABOR MATTERS. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of any Company, threatened. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.

          SECTION 3.16 SOLVENCY. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the properties of the Loan Parties, taken as a whole, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Loan Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties, taken as a whole, will generally be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

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          SECTION 3.17    EMPLOYEE BENEFIT PLANS. (a) With regard to each Plan,
each Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of any Company or any of its ERISA Affiliates or the imposition of a Lien on any of the property of any Company. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the property of all such underfunded Plans. Using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of each Company or its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect.

          (b) To the extent applicable, each Foreign Plan has been maintained in material compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. No Company has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of the respective Company on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued.

          SECTION 3.18    ENVIRONMENTAL MATTERS. (a) Except as set forth in
SCHEDULE 3.18 and except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

          (i) The Companies and their businesses, operations and Real Property are and have been in compliance with, and the Companies have no liability under, Environmental Law;

          (ii) The Companies have obtained all Environmental Permits required for the conduct of their businesses and operations and the ownership, operation and use of their property under Environmental Law, all such Environmental Permits are valid and in good standing and, under the currently effective business plan of the Companies, no expenditures or operational adjustments will be required in order to renew or modify such Environmental Permits during the next five years;

          (iii) There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by the Companies or their predecessors in interest that could result in liability by the Companies under Environmental Law;

          (iv) There is no Environmental Claim pending or, to the knowledge of the Companies, threatened against the Companies, or relating to the Real Property currently or formerly owned, leased or operated by the Companies or relating to the operations of the Companies, and there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of such an Environmental Claim; and

                                      -65-
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          (v)      No person with an indemnity or contribution obligation to the
     Companies relating to compliance with or liability under Environmental Law is in default with respect to such obligation.

          (b)      Except as set forth in SCHEDULE 3.18:

          (i) No Company is obligated to perform any material action or otherwise incur any material expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract or agreement, and no Company is conducting or financing any material Response pursuant to any Environmental Law with respect to any Real Property or any other location;

          (ii) No Real Property or facility currently owned, operated or leased by the Companies and, to the knowledge of the Companies, no Real Property or facility formerly owned, operated or leased by the Companies or any of their predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any Governmental Authority including any such list relating to petroleum, in each case, except where such listing indicates that no further Response is required under Environmental Laws;

          (iii) No Lien has been recorded or, to the knowledge of any Company, threatened under any Environmental Law with respect to any Real Property or property of the Companies;

          (iv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any material notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other Environmental Law; and

          (v) The Companies have made available to the Lenders all material records and files in the possession, custody or control of, or otherwise reasonably available to, the Companies concerning compliance with or liability under Environmental Law, including those concerning the existence of Hazardous Material at Real Property or facilities currently or formerly owned, operated, leased or used by the Companies.

          SECTION 3.19 INSURANCE. SCHEDULE 3.19 sets forth a description that is true, complete and correct in all material respects of all insurance maintained by each Company as of the Closing Date. All insurance maintained by the Companies is in full force and effect, all premiums have been duly paid, no Company has received notice of violation or cancellation thereof, the Premises, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, and there exists no material default under any Insurance Requirement. Each Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations and with similar risk factors.

          SECTION 3.20 SECURITY DOCUMENTS. (a) The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral and, (i) when financing statements and other filings in appropriate form are filed in the offices specified on SCHEDULE 6 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agree-

                                      -66-
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ment Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Security Agreement), the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral (other than the Intellectual Property Collateral (as defined in the Security Agreement)) to the extent that such Liens can be perfected under the UCC, in each case subject to no Liens other than Permitted Liens.

          (b) When the Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by such Security Agreement shall constitute fully perfected Liens, to the extent perfection can be accomplished by filing, on, and security interests in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral (as defined in such Security Agreement), in each case subject to no Liens other than Permitted Liens.

          (c) Each Mortgage (when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto) is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Liens or other Liens acceptable to the Collateral Agent, and when the Mortgages are filed in the offices specified on SCHEDULE 1.01(b) (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of SECTIONS 5.10 and 5.11, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of SECTIONS
5.10 and 5.11), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than Liens permitted by such Mortgage and Permitted Liens.

          (d) Each Security Document delivered pursuant to SECTIONS 5.10 and 5.11 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties' right, title and interest in and to the Collateral thereunder, and when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law, such Security Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral (limited, in the case of Intellectual Property Collateral (as defined in the Security Agreement), to United States registered Intellectual Property Collateral), in each case subject to no Liens other than the applicable Permitted Liens.

          SECTION 3.21 ACQUISITION DOCUMENTS; REPRESENTATIONS AND WARRANTIES IN ACQUISITION AGREEMENT. (a) The Lenders have been furnished true and complete copies of each Acquisition Document to the extent executed and delivered on or prior to the Closing Date.

          (b) All representations and warranties of each Company set forth in the Acquisition Agreement were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

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          SECTION 3.22    ANTI-TERRORISM LAW. (a) No Loan Party and, to the
knowledge of the Loan Parties, none of its Affiliates is in violation of any laws relating to terrorism or money laundering ("ANTI-TERRORISM LAWS"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "EXECUTIVE ORDER"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

          (b) No Loan Party and to the knowledge of the Loan Parties, no Affiliate or broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:

          (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

          (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

          (iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

          (iv) a person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

          (v) a person that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control ("OFAC") at its official website or any replacement website or other replacement official publication of such list.

          (c) No Loan Party and, to the knowledge of the Loan Parties, no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                                   ARTICLE IV

                         CONDITIONS TO CREDIT EXTENSIONS

          SECTION 4.01 CONDITIONS TO INITIAL CREDIT EXTENSION. The obligation of each Lender and, if applicable, each Issuing Bank to fund the initial Credit Extension requested to be made by it shall be subject to the prior or concurrent satisfaction or waiver of each of the conditions precedent set forth in this
SECTION 4.01.

          (a) LOAN DOCUMENTS. All legal matters incident to this Agreement, the Credit Extensions hereunder and the other Loan Documents shall be satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent and there shall have been delivered to the Administrative Agent an executed counterpart of each of the Loan Documents and the Perfection Certificate (and the Administrative Agent shall promptly provide copies of such counterparts to each Lender).

                                      -68-
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          (b)      CORPORATE DOCUMENTS. The Administrative Agent shall have
received:

                   (i) a certificate of the secretary or assistant secretary of each Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i));

                   (ii) a certificate as to the good standing of each Loan Party (in so-called "long-form" if available) as of a recent date, from such Secretary of State; and

                   (iii) such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request.

          (c) OFFICERS' CERTIFICATE. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the chief executive officer or the chief financial officer of Borrower, confirming compliance with the conditions precedent set forth in this SECTION 4.01 and SECTIONS 4.02(b),
(c) and (d).

          (d) FINANCINGS AND OTHER TRANSACTIONS, ETC. (i) The Transactions shall have been consummated or shall be consummated simultaneously on the Closing Date, in each case in all material respects in accordance with the terms hereof and the terms of the Transaction Documents, without the waiver or amendment of any such terms not approved by the Administrative Agent and the Arranger other than any waiver or amendment thereof that is not materially adverse to the interests of the Lenders.

          (ii) Borrower shall have received not less than $150,000,000 in gross proceeds from the issuance and sale of the Senior Notes, and the Senior Note Agreement shall be in form and substance reasonably satisfactory to the Lenders.

          (iii) The Equity Financing shall have been consummated. The terms of the Equity Financing and the Rollover Equity shall not require any payments or other distributions of cash or property in respect thereof, or any purchases, redemptions or other acquisitions thereof for cash or property, in each case prior to the payment in full of all obligations under the Loan Documents, except as permitted by the Loan Documents.

          (iv) The Lenders shall be reasonably satisfied with the capitalization, the terms and conditions of any equity arrangements, the ownership, corporate, legal, tax, management or other organizational structure of the Companies and any indemnities, employment and other arrangements entered into, in connection with the Transactions. The Lenders shall be reasonably satisfied with the Management Agreement and the subordination of fees due thereunder to the Obligations. The Lenders shall be reasonably satisfied that Borrower and its Subsidiaries will have adequate working capital and capital expenditure funds and availability after the Closing Date.

          (v) The Refinancing shall have been consummated in full to the reasonable satisfaction of the Lenders with all liens in favor of the existing lenders being unconditionally released; the Administrative Agent shall have received a "pay-off" letter in form and substance reasonably satisfactory to the Administrative Agent with respect to all debt being refinanced in the Refinancing; and the Administrative Agent shall have received from any person holding any Lien securing any such debt such UCC termination statements, mortgage releases, releases of assignments of leases and rents, releases of security interests in Intellectual Property and other instruments, in each case in proper form for recording, as the Administrative Agent shall have reasonably requested to release and terminate of record the Liens securing such debt.

          (e) CONSOLIDATED EBITDA. Borrower's pro forma Consolidated EBITDA for the fiscal year ended December 31, 2003 shall not be less than $37,000,000.

          (f) FINANCIAL STATEMENTS, PRO FORMA BALANCE SHEET; PROJECTIONS. The Lenders shall have received and shall be reasonably satisfied with the form and substance of the financial statements described in SECTION 3.04 and with the forecasts of the financial performance of Holdings, Borrower and their respective Subsidiaries.

          (g) INDEBTEDNESS AND MINORITY INTERESTS. After giving effect to the Transactions and the other transactions contemplated hereby, no Company shall have outstanding any Indebtedness or preferred stock other than (i) the Loans and Credit Extensions hereunder, (ii) the Senior Notes, (iii) the Indebtedness listed on SCHEDULE 6.01(b) and (iv) Indebtedness owed to Borrower or any Guarantor.

          (h) OPINIONS OF COUNSEL. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Arranger, the Lenders and the Issuing Bank, a favorable written opinion of (i) Kirkland & Ellis LLP, special counsel for the Loan Parties, substantially to the effect set forth in EXHIBIT N-I, (ii) each local counsel listed on SCHEDULE 4.01(g), substantially to the effect set forth in EXHIBIT N-2, in each case (A) dated the Closing Date,
(B) addressed to the Agents, the Issuing Bank and the Lenders and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and (iii) a copy of each legal opinion delivered under the other Transaction Documents containing reliance language authorizing the Agents, Lenders and the Issuing Bank to rely thereon as if such opinion were addressed to them.

          (i) SOLVENCY CERTIFICATE. The Administrative Agent shall have received a solvency certificate in the form of EXHIBIT O, dated the Closing Date and signed by the chief financial officer of Borrower.

          (j) REQUIREMENTS OF LAW. The Lenders shall be reasonably satisfied that Holdings, its Subsidiaries and the Transactions shall be in full compliance with all material Requirements of Law, including Regulations T, U and X of the Board, and shall have received satisfactory evidence of such compliance reasonably requested by them.

          (k) CONSENTS. The Lenders shall be reasonably satisfied that all requisite Governmental Authorities and third parties shall have approved or consented to the Transactions (except to the extent that such consents or approvals are not material), and there shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of

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restraining, preventing or imposing burdensome conditions on the Transactions or the other transactions contemplated hereby.

          (l) LITIGATION. Except as set forth on SCHEDULE 3.08, there shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments, actual or, to each Company's knowledge, threatened, that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or could materially and adversely affect the ability of Holdings, Borrower and the Subsidiaries to fully and timely perform their respective obligations under the Transaction Documents, or the ability of the parties to consummate the financings contemplated hereby or the other Transactions.

          (m) SOURCES AND USES. The sources and uses of the Loans shall be as set forth in SECTION 3.12.

          (n) FEES. The Arranger and Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the legal fees and expenses of Latham & Watkins LLP, special counsel to the Agents, and the fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors) required to be reimbursed or paid by Borrower hereunder or under any other Loan Document. The fees and expense of the Transactions shall not exceed $22,000,000.

          (o) PERSONAL PROPERTY REQUIREMENTS. The Collateral Agent shall have received:

          (i) all certificates, agreements or instruments representing or evidencing the Securities Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank;

          (ii) the Intercompany Note executed by and among Holdings and each of its Subsidiaries, accompanied by instruments of transfer undated and endorsed in blank;

          (iii) all other certificates, agreements, including control agreements, or instruments necessary to perfect the Collateral Agent's security interest in all Chattel Paper, all Instruments, all Deposit Accounts and all Investment Property of each Loan Party (as each such term is defined in the Security Agreement and to the extent required by the Security Agreement);

          (iv) UCC financing statements in appropriate form for filing under the UCC, filings with the United States Patent and Trademark Office and United States Copyright Office and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the reasonable opinion of the Collateral Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents and, with respect to all UCC financing statements required to be filed pursuant to the Loan Documents, evidence satisfactory to the Administrative Agent that Borrower has retained, at its sole cost and expense, a service provider acceptable to the Administrative Agent for the tracking of all such financing statements and notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof;

          (v) copies of United States Patent and Trademark Office and United States Copyright Office searches and certified copies of UCC, tax and judgment lien searches, bankruptcy

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     and pending lawsuit searches or equivalent reports or searches, each as of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any property of any Loan Party is located and the state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that the Collateral Agent deems reasonably necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Liens or any other Liens acceptable to the Collateral Agent);

          (vi) with respect to each location set forth on SCHEDULE 4.01(o)(vi), a Landlord Access Agreement or Bailee Letter, as applicable; PROVIDED that no such Landlord Access Agreement shall be required with respect to any Real Property (i) that could not be obtained after the Loan Party that is the lessee or owner of the inventory or other personal property Collateral stored with the bailee thereof, as applicable, shall have used all commercially reasonable efforts to do so or (ii) at which Collateral with a value of less than $250,000 is located; and

          (vii) evidence acceptable to the Collateral Agent of payment or arrangements for payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents.

          (p) REAL PROPERTY REQUIREMENTS. The Collateral Agent shall have received:

          (i) a Mortgage encumbering each Mortgaged Property in favor of the Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to Collateral Agent;

          (ii) with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary to consummate the Transactions or as shall reasonably be deemed necessary by the Collateral Agent in order for the owner or holder of the fee interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

          (iii) with respect to each Mortgage, a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Property and fixtures described therein in the amount equal to not less than the fair market value of such Mortgaged Property and fixtures, which fair market value is set forth on SCHEDULE 4.01(p)(iii), which policy (or such marked-up commitment) (each, a "TITLE POLICY") shall (A) be issued by the Title Company, (B) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (C) contain a "tie-in" or "cluster" endorsement, if available under applicable law (I.E., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements (or where such endorsements are

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     not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent to the extent that such opinions can be obtained at a cost which is reasonable in light of the value of the Mortgaged Real Property subject to such Mortgage) as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, separate tax lot, revolving credit, and so-called comprehensive coverage over covenants and restrictions), and (E) contain no exceptions to title other than exceptions reasonably acceptable to the Collateral Agent;

          (iv) with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called "gap" indemnification) as shall be required to induce the Title Company to issue the Title Policies and endorsements contemplated above;

          (v) evidence reasonably acceptable to the Collateral Agent of payment by Borrower of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to above;

          (vi) with respect to each Real Property or Mortgaged Property, copies of all Leases in which Borrower or any Subsidiary holds the lessor's interest or other agreements relating to possessory interests, if any. To the extent any of the foregoing affect any Mortgaged Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be acceptable to the Collateral Agent;

          (vii) with respect to each Mortgaged Property, each Company shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements applicable to such Mortgaged Property; and

          (viii)   Surveys with respect to each Mortgaged Property.

          (q) INSURANCE. The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by SECTION 5.04 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable or mortgagee endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

          SECTION 4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender and each Issuing Bank to make any Credit Extension (including the initial Credit Extension) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

          (a) NOTICE. The Administrative Agent shall have received notice as required by SECTION 2.03 (or such notice shall have been deemed given in accordance with SECTION 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by SECTION 2.18(b) or, in the case of the

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Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent
shall have received notice as required by SECTION 2.17(b).

          (b) NO DEFAULT. Borrower and each other Loan Party shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and, at the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default shall have occurred and be continuing on such date.

          (c) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Loan Party set forth in ARTICLE III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (d) NO LEGAL BAR. No injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

          Each of the delivery of a Borrowing Request or notice requesting the issuance, amendment, extension or renewal of a Letter of Credit and the acceptance by Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in this SECTION 4.02 have been satisfied. Borrower shall provide such information (including calculations in reasonable detail of the covenants in SECTION 6.10) as the Administrative Agent may reasonably request to confirm that the conditions in this SECTION 4.02 have been satisfied.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

          Each Loan Party warrants, covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full (other than contingent indemnity obligations), unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Subsidiaries to:

          SECTION 5.01 FINANCIAL STATEMENTS, REPORTS, ETC. Furnish to the Administrative Agent (and the Administrative Agent shall promptly furnish copies thereof to each Lender):

          (a) ANNUAL REPORTS. As soon as available and in any event within 90 days after the end of each fiscal year (but no later than the date on which Holdings would be required to file a Form 10-K under the Exchange Act if it were subject to Section 15 and 13(d) of the Exchange Act), (i) the consolidated balance sheet of Holdings as of the end of such fiscal year and related

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     consolidated statements of income, cash flows and stockholders' equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto (including a note with a consolidating balance sheet and statements of income and cash flows separating out Holdings, Borrower and the Subsidiaries), all prepared in accordance with Regulation S-X and accompanied by an opinion of Ernst & Young LLP or other independent public accountants of recognized national standing (which opinion shall not be qualified as to scope or contain any going concern or other qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Holdings as of the dates and for the periods specified in accordance with GAAP, and (ii) a management's discussion and analysis of the financial condition and results of operations for such fiscal year, as compared to the previous fiscal year and budgeted amounts;

          (b) QUARTERLY REPORTS. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year (but no later than the date on which Holdings would be required to file a Form 10-Q under the Exchange Act if it were subject to
     Section 15 and 13(d) of the Exchange Act), (i) the consolidated balance sheet of Holdings as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto (including a note with a consolidating balance sheet and statements of income and cash flows separating out Holdings, Borrower and the Subsidiaries), all prepared in accordance with Regulation S-X under the Securities Act and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Holdings as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) a management's discussion and analysis of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year and budgeted amounts;

          (c) FINANCIAL OFFICER'S CERTIFICATE. (i) Concurrently with any delivery of financial statements under SECTION 5.01(a) or (b) above, a Compliance Certificate certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; (ii) concurrently with any delivery of financial statements under SECTION 5.01(a) or (b) above, a Compliance Certificate setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in SECTION 6.10 (including the aggregate amount of Excluded Issuances for such period and the uses therefor) and, in the case of SECTION 5.01(a) above, setting forth Borrower's calculation of Excess Cash Flow; and (iii) in the case of
     SECTION 5.01(a) above, a report of the accounting firm opining on or certifying such financial statements stating that in the course of its regular audit of the financial statements of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge that any Default has occurred or, if in the opinion of such accounting firm such a Default has occurred, specifying the nature and extent thereof;

          (d) FINANCIAL OFFICER'S CERTIFICATE REGARDING COLLATERAL. Concurrently with any delivery of financial statements under SECTION 5.01(a) above, a certificate of a Financial Officer set-

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     ting forth the information required pursuant to the Perfection Certificate
     Supplement which updates Schedules 1, 2, 7, 10, 11, 12, 13, 14, 15 and 16 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement;

          (e) PUBLIC REPORTS. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Company with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to holders of its Senior Notes pursuant to the terms of the Senior Note Documents (or any trustee, agent or other representative therefor), as the case may be;

          (f) MANAGEMENT LETTERS. Promptly after the receipt thereof by any Company, a copy of any "management letter" received by any such person from its certified public accountants and the management's responses thereto;

          (g) BUDGETS. No later than 30 days after the first day of each fiscal year of Holdings and Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income for each of Borrower's business units and sources and uses of cash and balance sheets) prepared by Borrower for each fiscal month of such fiscal year prepared in detail, prepared in summary form, in each case, of Borrower and its subsidiaries, with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of a Financial Officer of Borrower to the effect that the budget of Borrower has been prepared in good faith and subject to the assumptions set forth therein (which assumptions were believed by Borrower to have been reasonable when made);

          (h) ORGANIZATIONAL DOCUMENTS. Promptly, copies of any Organizational Documents that have been amended or modified in accordance with the terms hereof and a copy of any notice of default given or received by any Company under any Organizational Document within 15 days after such Company gives or receives such notice; and

          (i) OTHER INFORMATION. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.02 LITIGATION AND OTHER NOTICES. Furnish to the Administrative Agent written notice of the following promptly (and, in any event, within five Business Days after a Responsible Officer of Borrower has obtained knowledge thereof):

          (a) any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any known threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against any Company that could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;

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          (c)      any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

          (d) the occurrence of a Casualty Event involving property with a value in excess of $1,000,000; and

          (e) (i) the incurrence of any material Lien (other than Permitted Liens) on, or claim asserted against, any of the Collateral or (ii) the occurrence of any other event which could materially affect the value of the Collateral.

          SECTION 5.03 EXISTENCE; BUSINESSES AND PROPERTIES. (a) Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence, except as otherwise expressly permitted under
SECTION 6.05 or SECTION 6.06 or, in the case of any Subsidiary, where the failure to perform such obligations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (b) Do or cause to be done all things reasonably necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business and damage by Casualty Event) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; PROVIDED that nothing in this SECTION 5.03(b) shall prevent (i) sales of property, consolidations or mergers by or involving any Company in accordance with SECTION 6.05 or SECTION 6.06; (ii) the withdrawal by any Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by any Company of any rights, franchises, licenses, trademarks, trade names, copyrights or patents that such person reasonably determines are not necessary to the conduct of the business of the Companies taken as a whole or no longer commercially desirable or economically practicable to maintain.

          SECTION 5.04 INSURANCE. (a) Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance as is reasonably prudent in the good faith judgment of the Responsible Officers of Borrower or otherwise, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations and with similar risk factors, including insurance with respect to Mortgaged Properties and other properties material to the business of the Companies against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations and with similar risk factors, including (i) physical hazard insurance on an "all risk" basis, (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable claims, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting Collateral, (iv) business interruption insurance, and

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(v) worker's compensation insurance and such other insurance as may be required by any Requirement of Law; PROVIDED that with respect to physical hazard insurance, neither the Collateral Agent nor the applicable Company shall agree to the adjustment of any claim in excess of $1,000,000 thereunder without the consent of the other (such consent not to be unreasonably withheld or delayed); PROVIDED, FURTHER, that no consent of any Company shall be required during an Event of Default.

          (b) All such insurance shall (i) provide that no cancellation or material reduction in amount thereof shall be effective until at least 30 days (or 10 days in the case of non-payment of premiums) after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or lender loss payee on behalf of the Secured Parties (as such term is defined in the Security Agreement) (in the case of property insurance), as applicable, and (iii) if reasonably requested by the Collateral Agent, to the extent reasonably available, include a breach of warranty clause.

          (c) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this SECTION 5.04 is taken out by any Company; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

          (d) With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require, if at any time the area in which any improvements located on any Mortgaged Property is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), to the extent necessary to comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

          (e) Deliver to the Administrative Agent and the Collateral Agent and the Lenders a report of a reputable insurance broker with respect to such insurance and such supplemental reports with respect thereto as the Administrative Agent or the Collateral Agent may from time to time reasonably request (absent the occurrence and continuation of an Event of Default, no more than one time in any fiscal year).

          (f) No Loan Party that is an owner of Mortgaged Property shall take any action that is reasonably likely to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under such Loan Party's respective Mortgage or that could be the basis for a defense to any claim under any Insurance Policy maintained in respect of the Premises, and each Loan Party shall otherwise comply in all material respects with all Insurance Requirements in respect of the Premises; PROVIDED, HOWEVER, that each Loan Party may, at its own expense and after written notice to the Administrative Agent, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this SECTION 5.04 or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this SECTION 5.04.

     SECTION 5.05 TAXES. (a) Pay and discharge promptly when due all Taxes, assessments and governmental charges or levies in excess of $100,000 imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims in excess of $100,000 for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; PROVIDED

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that such payment and discharge shall not be required with respect to any such
Tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP and (ii) such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien.

          (b) Timely file all material Tax Returns required to be filed by it.

          (c) Borrower does not intend to treat the Loans as being a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4. In the event Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.

          SECTION 5.06 EMPLOYEE BENEFITS. (a) Comply in all material respects with the applicable provisions of ERISA, the Code and applicable laws with respect to any Plan and (b) furnish to the Administrative Agent (x) as soon as possible after, and in any event within 20 days after any Responsible Officer of any Company knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Companies in an aggregate amount exceeding $1,000,000 or the imposition of a Lien, a statement of a Financial Officer of Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, and (y) upon request by the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Company or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by any Company or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan or Foreign Plan as the Administrative Agent shall reasonably request.

          SECTION 5.07 MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS; ANNUAL MEETINGS. (a) Keep proper books of record and account in which full, true and correct entries in conformity in all material respects with GAAP and all Requirements of Law are made of all material dealings and transactions in relation to its business and activities. Each Company will permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the property of such Company at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and advisors therefor (including independent accountants); PROVIDED, however, that (x) the Loan Parties shall not be required to pay the expenses of more than one such visit and inspection during any fiscal year unless an Event of Default has occurred and is continuing, (y) each Lender shall at all times coordinate with Administrative Agent the frequency and timing of any such visits and inspections so as to reasonably minimize the burden imposed on the Loan Parties and (z) a representative of Borrower shall be given the opportunity to be present for any communication with the independent accountants.

          (b) Within 120 days after the close of each fiscal year of the Companies, at the request of the Administrative Agent or Required Lenders, hold a meeting (at a mutually agreeable location and time or, at the option of the Administrative Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year

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and the financial condition of the Companies and the budgets presented for the current fiscal year of the Companies.

          SECTION 5.08 USE OF PROCEEDS. Use the proceeds of the Loans only for the purposes set forth in SECTION 3.12 and request the issuance of Letters of Credit only for the purposes set forth in the definition of Commercial Letter of Credit or Standby Letter of Credit, as the case may be.

          SECTION 5.09 COMPLIANCE WITH ENVIRONMENTAL LAWS; ENVIRONMENTAL REPORTS. (a) Except as could not reasonably be expected to result in a Material Adverse Effect, (i) comply, and cause all lessees and other persons occupying Real Property owned, operated or leased by any Company to comply, with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; (ii) obtain and renew all Environmental Permits applicable to its operations and Real Property; and (iii) conduct all Responses required by, and in accordance with, Environmental Laws; PROVIDED that no Company shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

          (b) If the Required Lenders or the Administrative Agent reasonably believes that Borrower may be in breach of SECTION 3.18 or SECTION 5.09(a) (without respect to materiality), and such breach shall have occurred and be continuing for more than 20 days without the Companies commencing activities reasonably likely to cure such Default, at the written request of the Administrative Agent or the Required Lenders through the Administrative Agent, provide to the Lenders within 90 days after such request, at the expense of Borrower, an environmental assessment report regarding the matters which are the subject of such Default, including, where appropriate, any soil and/or groundwater sampling, prepared by an environmental consulting firm and in form and substance reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them, and, in the event that Borrower fails to take such action, the Administrative Agent or the Required Lenders may take such action, and any other actions reasonably prudent or required under Environmental Laws to address such matters.

          SECTION 5.10 ADDITIONAL COLLATERAL; ADDITIONAL GUARANTORS. (a) Subject to this SECTION 5.10, with respect to any property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject (but, in any event, excluding any Equity Interest of a Foreign Subsidiary not required to be pledged pursuant to the last sentence of SECTION 5.10(b)), promptly (and in any event within 30 days (60 days in the case of Intellectual Property Collateral (as defined in the Security Agreement)) after the acquisition thereof) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. Borrower shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired properties.

          (b) With respect to any person that is or becomes a Subsidiary after the Closing Date, promptly (and in any event within 30 days after such person becomes a Subsidiary) (i) to the extent

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permitted by applicable law, deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) with respect to domestic subsidiaries, cause such new Subsidiary (A) to execute a Joinder Agreement or such comparable documentation to become a Subsidiary Guarantor and a joinder agreement to the applicable Security Agreement, substantially in the form annexed thereto, and (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including (x) the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent and (y) delivering such documentation as may be necessary under the laws of the jurisdiction of organization of any Foreign Subsidiary the Equity Interests of which are required to be delivered to the Collateral Agent pursuant to clause
(i) of this SECTION 5.10(b). Notwithstanding the foregoing, the Equity Interests of Foreign Subsidiaries required to be delivered to the Collateral Agent on the Closing Date or pursuant to clause (i) of this SECTION 5.10(b) shall include only (A) Voting Stock of any such Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) representing 65% of the total voting power of all outstanding Voting Stock of such Subsidiary,
(B) 100% of the Equity Interests not constituting Voting Stock of any such Subsidiary, except that any such Equity Interests constituting "stock entitled to vote" within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this SECTION 5.10(b) and (C) with respect to first-tier Foreign Subsidiaries in existence on the Closing Date, Voting Stock of any such Subsidiary whose assets and EBITDA are greater than or equal to $500,000 (or in the case of GSE Australia Pty Ltd., $1,000,000); PROVIDED, that if at any time after the Closing Date, the assets and EBITDA of all of the first tier Foreign Subsidiaries whose Equity Interests are not required to be pledged pursuant to clause (C) of this SECTION 5.10(b) exceeds $2,000,000 in the aggregate, then the owner(s) of such Equity Interests shall pledge the Equity Interests of certain of those excluded Foreign Subsidiaries to the Collateral Agent (subject to the limitations set forth in clauses (A) and (B) of this sentence) such that the aggregate assets and EBITDA of first-tier Foreign Subsidiaries in existence on the Closing Date whose Equity Interests have not been pledged do not exceed $2,000,000.

          (c) Promptly grant to the Collateral Agent, within 60 days of the acquisition thereof, a security interest in and Mortgage on (i) each Real Property owned in fee by such Loan Party as is acquired by such Loan Party after the Closing Date and that, together with any improvements thereon, individually has a fair market value of at least $1,000,000 (to the extent not financed with Indebtedness other than the Loans), (ii) each Real Property owned in fee by such Loan Party (to the extent not financed with Indebtedness other than the Loans) as is acquired by such Loan Party after the Closing Date and is used for manufacturing purposes, and (iii) unless the Collateral Agent otherwise consents, each leased Real Property of such Loan Party which lease individually has a fair market value of at least $1,000,000 (to the extent not financed with Indebtedness other than the Loans), in each case, as additional security for the Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by SECTION 6.02). Such Mortgages shall be granted pursuant to documentation similar to existing mortgages or otherwise reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Liens or other Liens acceptable to the Collateral Agent. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall

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otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy, a Survey and local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) in respect of such Mortgage).

          SECTION 5.11 SECURITY INTERESTS; FURTHER ASSURANCES. Promptly, upon the reasonable request of the Administrative Agent, the Collateral Agent or any Lender, at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents in accordance with the terms thereof or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by the applicable Security Document or Permitted Liens, or use commercially reasonable efforts to obtain any consents or waivers as may be necessary or appropriate in connection therewith. Deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, such Loan Party shall execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may require. If the Administrative Agent, the Collateral Agent or the Required Lenders determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance satisfactory to the Administrative Agent and the Collateral Agent.

          SECTION 5.12 INFORMATION REGARDING COLLATERAL. (a) Not effect any change (i) in any Loan Party's legal name, (ii) in the location of any Loan Party's chief executive office, (iii) in any Loan Party's identity or organizational structure, (iv) in any Loan Party's Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Loan Party's jurisdiction of organization (in each case, including by merging with or into any other entity, reincorporating, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Collateral Agent and the Administrative Agent not less than 30 days' prior written notice (in the form of an Officers' Certificate), or such lesser notice period agreed to by the Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence. Each Loan Party also agrees to promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility), other than changes in location to a Mortgaged Property or a leased property subject to a Landlord Access Agreement.

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          (b)      Concurrently with the delivery of financial statements
pursuant to SECTION 5.01(a), deliver to the Administrative Agent and the Collateral Agent a certificate of a Financial Officer and the chief legal officer of Borrower certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the security interests and Liens under the Security Documents for a period of not less than 12 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

          SECTION 5.13 POST-CLOSING DELIVERIES. Furnish to the Administrative Agent all of the items set forth in the Post-Closing Deliveries Letter on the terms set forth therein.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

          Each Loan Party warrants, covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document (other than contingent indemnity obligations) have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, no Loan Party will, nor will they cause or permit any Subsidiaries to:

          SECTION 6.01 INDEBTEDNESS. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except

          (a) Indebtedness incurred under this Agreement and the other Loan Documents;

          (b) (i) Indebtedness outstanding on the Closing Date and listed on SCHEDULE 6.01(b), (ii) refinancings or renewals thereof; PROVIDED that
     (A) any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced, PLUS the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith, (B) such refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being renewed or refinanced and (C) the covenants, events of default, subordination and other provisions thereof (including any guarantees thereof) shall be, in the aggregate, not materially less favorable to the Lenders than those contained in the Indebtedness being renewed or refinanced and (iii) the Senior Notes and Senior Note Guarantees (including any notes and guarantees issued in exchange therefor in accordance with the registration rights document entered into in connection with the issuance of the Senior Notes and Senior Note Guarantees); PROVIDED, that the aggregate principal amount of the Senior Notes and Senior Note Guarantees may be increased by an amount not to exceed, together with any Permitted Subordinated Debt permitted under SECTION 6.01(m), $10,000,000 so long as the Net Cash Proceeds of such increase are used as Acquisition Consideration for Permitted Acquisitions;

          (c) Indebtedness under Hedging Obligations that are designed to protect against fluctuations in interest rates, foreign currency exchange rates or commodity prices, in each case not

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     entered into for speculative purposes; PROVIDED that if such Hedging
     Obligations relate to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

          (d)      Indebtedness permitted by SECTION 6.04(f), (s), (t) and (v).

          (e) Indebtedness in respect of Purchase Money Obligations and Capital Lease Obligations, and refinancings or renewals thereof, in an aggregate amount not to exceed $5,000,000 at any time outstanding;

          (f) Indebtedness incurred by Foreign Subsidiaries from time to time after the Closing Date so long as the aggregate principal amount of all Indebtedness (including trade letters of credit) incurred pursuant to this SECTION 6.01(f) at any time outstanding does not exceed $7,500,000;

          (g) Indebtedness in respect of bid, appeal, performance or surety bonds issued for the account of any Company in the ordinary course of business, including guarantees or obligations of any Company with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed), in an aggregate amount not to exceed $20,000,000 at any time outstanding;

          (h) Contingent Obligations of any Company in respect of Indebtedness otherwise permitted under this SECTION 6.01;

          (i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within five Business Days of incurrence;

          (j) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

          (k) other Indebtedness of any Company in an aggregate amount not to exceed $15,000,000 at any time outstanding;

          (l) (i) Indebtedness of Borrower or any of its Subsidiaries assumed in connection with acquisitions permitted by the Loan Documents (so long as such Indebtedness was not incurred in anticipation of such acquisition) and (ii) Indebtedness of newly acquired Subsidiaries of Borrower acquired in such acquisitions (so long as such Indebtedness was not incurred in anticipation of such acquisition), all of which Indebtedness permitted by this SECTION 6.01(l), together with Indebtedness permitted under SECTION 6.01(q), shall not exceed in the aggregate at any one time $10,000,000 outstanding;

          (m) Permitted Subordinated Debt in an amount not to exceed, together with any additional Senior Notes permitted pursuant to the proviso to SECTION 6.01(b)(iii), $10,000,000 in the aggregate at any one time outstanding, so long as the Net Cash Proceeds therefrom are either applied in accordance with SECTION 2.10(d) or used as Acquisition Consideration for Permitted Acquisitions;

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          (n)      Indebtedness consisting of deferred purchase price or notes issued to officers, directors and employees to purchase or redeem equity interests (or options or warrants or similar instruments) of Holdings; PROVIDED that the obligations thereunder are subordinated in all respects to the Obligations in the manner set forth in the Intercompany Note; and PROVIDED FURTHER that the aggregate amount of (i) all payments in respect of Indebtedness permitted under this SECTION 6.01(n) and (ii) all cash consideration paid by Holdings under SECTION 6.08(b) shall not exceed the maximum amount permitted under SECTION 6.08(b);

          (o) Indebtedness incurred in connection with the financing of insurance premiums in an amount not to exceed $5,000,000 in the aggregate at any one time outstanding;

          (p) Indebtedness in respect of netting services, and otherwise in connection with deposit accounts;

          (q) Indebtedness of Borrower or any of its Subsidiaries owed to the seller in an acquisition permitted by the Loan Documents constituting part of the purchase price thereof, together with Indebtedness permitted by
     SECTION 6.01(l), in an aggregate amount not to exceed $10,000,000 at any time outstanding;

          (r) Earnout Obligations in an amount not to exceed $5,000,000 in the aggregate; and

          (s) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing the performance of such Loan Party pursuant to such agreements, in connection with acquisitions of any business, assets or Subsidiary of a Loan Party.

          SECTION 6.02 LIENS. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the "PERMITTED LIENS"):

          (a) Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, or (ii) in the case of any such charge or claim which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

          (b) Liens in respect of property of any Company imposed by law or contract, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlords', workmen's, suppliers', repairmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole, (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the

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     property subject to any such Lien, and (iii) in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

          (c)      any Lien in existence on the Closing Date and set forth on
     SCHEDULE 6.02(c) and any Lien granted as a replacement or substitute therefor; PROVIDED that any such replacement or substitute Lien (i) except as permitted by SECTION 6.01(b)(ii)(A), does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Closing Date and
     (ii) does not encumber any property other than the property subject thereto on the Closing Date (any such Lien, an "EXISTING LIEN");

          (d) easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness or (ii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Companies at such Real Property;

          (e) Liens arising out of judgments, attachments or awards not resulting in an Event of Default and in respect of which such Company shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings and, in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

          (f) Liens (other than any Lien imposed by ERISA) (x) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), in each case under this clause (y) only to the extent such obligations are permitted under SECTION 6.01(g) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers, including to secure Indebtedness permitted under
     SECTION 6.01(o); PROVIDED that (i) with respect to clauses (x), (y) and (z) of this paragraph (f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, (ii) to the extent such Liens are not imposed by law, such Liens shall in no event encumber any property other than cash and Cash Equivalents, (iii) in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions and (iv) in the case of Liens in respect of surety bonds permitted under clause (y) of this paragraph (f), such Liens shall only secure the project for which such surety bonds were obtained;

          (g) Leases or subleases of the properties of any Company, in each case entered into in the ordinary course of such Company's business;

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          (h)      Liens arising out of conditional sale, title retention,
     consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business in accordance with the past practices of such Company;

          (i) Liens securing Indebtedness incurred pursuant to SECTION 6.01(e); PROVIDED that any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of any Company;

          (j) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; PROVIDED that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

          (k) Liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with any Company to the extent permitted hereunder (and not created in anticipation or contemplation thereof); PROVIDED that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than such existing Lien;

          (l) Liens granted pursuant to the Security Documents to secure the Obligations;

          (m) licenses or sublicenses of Intellectual Property granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Companies;

          (n) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

          (o) Liens securing Indebtedness incurred pursuant to SECTION 6.01(f); PROVIDED that such Liens extend only to the property (or Equity Interests, other than Collateral) of a Foreign Subsidiary;

          (p) the existence of the "equal and ratable" clause in the Senior Note Documents (but not any security interests granted pursuant thereto);

          (q)      Liens in connection with Hedging Agreements permitted under
     SECTION 6.01(c);

          (r) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition;

          (s) Liens on insurances policies and the proceeds thereof securing the financing of the premiums with respect thereto;

          (t) Liens securing reimbursement obligations in respect of documentary letters of credit or bankers' acceptances; PROVIDED that such Liens attach only to the documents, the goods covered thereby and the proceeds thereof;

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          (u)      Liens in favor of customs and revenues authorities which
     secure payment of customs duties in connection with the importation of goods;

          (v) Liens deemed to exist in connection with permitted repurchase obligations or set-off rights;

          (w) Replacement, extension or renewal of any Lien permitted by SECTIONS 6.02(i) or 6.02 (o) on the same property theretofore subject thereto; and

          (x) Liens incurred with respect to obligations that do not in the aggregate exceed $10,000,000 at any time outstanding; PROVIDED that not more than $5,000,000 at any time outstanding of such Liens may extend to property of a Company that is organized under the laws of the United States or any state thereof or the District of Columbia, so long as such Liens, to the extent covering any Collateral, are junior to the Liens granted pursuant to the Security Documents;

PROVIDED, HOWEVER, that no consensual Liens shall be permitted to exist, directly or indirectly, on any Securities Collateral, other than Liens granted pursuant to the Security Documents.

          SECTION 6.03 SALE AND LEASEBACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "SALE AND LEASEBACK TRANSACTION") unless (i) the sale of such property is permitted by SECTION 6.06 and (ii) any Liens arising in connection with its use of such property are permitted by SECTION 6.02.

          SECTION 6.04 INVESTMENTS, LOANS AND ADVANCES. Directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, "INVESTMENTS"), except that the following shall be permitted:

          (a) the Companies may consummate the Transactions in accordance with the provisions of the Transaction Documents;

          (b)      Investments outstanding on the Closing Date and identified on
     SCHEDULE 6.04(b) and Investments made with the proceeds thereof;

          (c) the Companies may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms,
     (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business, (iv) make lease, utility and other similar deposits in the ordinary course of business or (v) make prepayments (other than with respect to Senior Notes and Permitted Subordinated Debt) and deposits in the ordinary course of business;

          (d)      Hedging Obligations incurred pursuant to SECTION 6.01(c);

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          (e)      loans and advances to directors, employees and officers of
     Borrower and the Subsidiaries for BONA FIDE business purposes and to purchase Equity Interests of Holdings, in aggregate amount not to exceed $1,000,000 at any time outstanding;

          (f) Investments (i) by Borrower in any Subsidiary Guarantor, (ii) by any Company in Borrower or any Subsidiary Guarantor, (iii) by a Subsidiary Guarantor in another Subsidiary Guarantor, (iv) by a Subsidiary that is not a Subsidiary Guarantor in any other Subsidiary that is not a Subsidiary Guarantor and (v) in the form of loans or advances by Borrower or any Subsidiary Guarantor in any Foreign Subsidiary that is not a Subsidiary Guarantor, together with Asset Sales permitted under SECTION 6.06(l), of up to an aggregate of $20,000,000; PROVIDED that any Investment in the form of a loan or advance shall be evidenced by an Intercompany Note and, in the case of a loan or advance by a Loan Party, pledged by such Loan Party as Collateral pursuant to the Security Documents;

          (g) Investments in securities or other assets of trade creditors or customers in the ordinary course of business and consistent with such Company's past practices that are received in settlement of BONA FIDE disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (h) Investments made by Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with
SECTION 6.06;

          (i)      Permitted Acquisitions;

          (j) to the extent permitted by applicable law, Loan Parties may accept notes from officers and employees in exchange for Equity Interests purchased by such officers or employees pursuant to a stock ownership or purchase plan or compensation plan of such Loan Party;

          (k)      earnest money required in connection with Permitted
     Acquisitions;

          (l)      Loan Parties may make guarantees permitted under SECTION
     6.01;

          (m) any Company may make a loan or an investment that could otherwise be made as a distribution permitted under SECTION 6.08;

          (n) any Company may hold Investments to the extent such Investments reflect an increase in the value of Investments;

          (o) Investments in deposit accounts opened in the ordinary course of business;

          (p) any Company may capitalize or forgive any Indebtedness owed to them by other Loan Parties;

          (q) any Company may cancel, forgive, set-off, or accept prepayments with respect to debt, other obligations and/or equity securities to the extent not otherwise prohibited by the terms of this Agreement;

          (r)      Investments acquired in connection with Permitted
     Acquisitions;

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          (s)      Investments in Foreign Subsidiaries to the extent such will be substantially contemporaneously repaid in the form of a dividend;

          (t) loans by Borrower or any Subsidiary to Holdings to make payments or further loans pursuant to the Indemnification Agreements; PROVIDED that the aggregate amount of such outstanding loans to Holdings and Dividends paid pursuant to SECTION 6.08(f) since the Closing Date shall not exceed $2,000,000 at any time;

          (u) loans by Holdings pursuant to the Indemnification Agreements funded by (i) the Borrower or any Subsidiary as permitted hereunder or (ii) Excluded Issuances; and

          (v) other Investments in an aggregate amount not to exceed $7,500,000 at any time outstanding, PLUS any proceeds of Excluded Issuances used to make Investments and Available Excess Cash Flow.

          The amount of any Investment shall be the initial amount of such Investment less all repayments, returns, dividends and distributions received in respect of such Investment and less all liabilities expressly assumed by another person in connection with the sale of such Investment.

          SECTION 6.05 MERGERS AND CONSOLIDATIONS. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (or agree to do any of the foregoing at any future time), except that the following shall be permitted:

          (a)      the Transactions as contemplated by the Transaction
     Documents;

          (b)      Assets Sales in compliance with SECTION 6.06 (excluding
     SECTION 6.06(e));

          (c)      acquisitions in compliance with SECTION 6.07 (excluding
     SECTION 6.07(g));

          (d) any Company may merge or consolidate with or into Borrower or any Subsidiary (as long as, with respect to any merger or consolidation involving Borrower or a Subsidiary Guarantor, Borrower or a Subsidiary Guarantor is the surviving person in such merger or consolidation and remains a Wholly Owned Subsidiary of Holdings); PROVIDED that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of SECTION 5.10 or SECTION 5.11, as applicable; and

          (e) any Subsidiary may dissolve, liquidate or wind up its affairs at any time; PROVIDED that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect.

          To the extent the Required Lenders waive the provisions of this
SECTION 6.05 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this SECTION 6.05, such Collateral (unless sold to a Company) shall be sold free and clear of the Liens created by the Security Documents, and the Agents shall take all actions they deem appropriate or reasonably requested by Borrower in order to effect the foregoing.

          SECTION 6.06 ASSET SALES. Effect any Asset Sale, except that the following shall be permitted:

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          (a)      disposition of used, worn out, obsolete or surplus property by any Loan Party in the ordinary course of business and the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of Borrower, no longer economically practicable or commercially desirable to maintain or useful in the conduct of the business of the Companies taken as a whole;

          (b) Asset Sales; PROVIDED that the aggregate consideration received in respect of all Asset Sales pursuant to this clause (b) shall be applied to the Loans as required by SECTION 2.10(c) and shall not exceed $7,500,000 in any four consecutive fiscal quarters of Borrower;

          (c) leases, subleases, licenses and sublicenses of real or personal property in the ordinary course of business and in accordance with the applicable Security Documents;

          (d)      the Transactions as contemplated by the Transaction
     Documents;

          (e)      mergers and consolidations in compliance with SECTION 6.05;

          (f)      Investments in compliance with SECTION 6.04;

          (g) discounts or forgiveness of (i) account receivables in the ordinary course of business or in connection with collection or compromise thereof, (ii) loans made by Holdings pursuant to the Indemnification Agreements and (iii) loans made by Borrower or any Subsidiary to Holdings pursuant to SECTION 6.04(t);

          (h) sales of non-core assets acquired in connection with Permitted Acquisitions and permitted Investments, PROVIDED that, to the extent applicable thereto, the aggregate consideration received in respect of any sales pursuant to this clause (h) shall be applied to Loans as required under Section 2.10(c);

          (i)      use of cash in the ordinary course of business;

          (j) any sale or other disposition (including cancellation of Indebtedness) of cash equivalents or any other permitted Investment;

          (k)      Permitted Liens; and

          (l) Asset Sales from any Loan Party to any Foreign Subsidiary, PROVIDED that the aggregate consideration for such Asset Sales, together with any Investments permitted under SECTION 6.04(f)(v), shall not exceed $20,000,000.

          To the extent the Required Lenders waive the provisions of this
SECTION 6.06 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this SECTION 6.06, such Collateral (unless sold to a Loan Party) shall be sold free and clear of the Liens created by the Security Documents, and the Agents shall take all actions they deem appropriate in order to effect the foregoing.

          SECTION 6.07 ACQUISITIONS. Purchase or otherwise acquire (in one or a series of related transactions) any part of the property (whether tangible or intangible) of any other person, except that the following shall be permitted:

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          (a)      Capital Expenditures by Borrower and the Subsidiaries shall be permitted to the extent permitted by SECTION 6.10(d);

          (b) purchases, licenses and other acquisitions of inventory, materials, equipment and intangible property in the ordinary course of business;

          (c)      Investments in compliance with SECTION 6.04;

          (d) leases, subleases, licenses and sublicenses of real or personal property in the ordinary course of business and in accordance with the applicable Security Documents;

          (e)      the Transactions as contemplated by the Transaction
     Documents;

          (f)      Permitted Acquisitions; and

          (g)      mergers and consolidations in compliance with SECTION 6.05;

PROVIDED that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of SECTION 5.10 or
SECTION 5.11, as applicable.

          SECTION 6.08 DIVIDENDS. Authorize, declare or pay, directly or indirectly, any Dividends with respect to any Company, except that the following shall be permitted:

          (a) Dividends by any Company to Borrower or any Wholly Owned Subsidiary of Borrower;

          (b) (A) so long as no Default exists or would result therefrom, Borrower may make payments to Holdings, for the prompt subsequent use of such payments by Holdings to (i) repurchase or redeem Qualified Capital Stock of Holdings held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Company, upon their death, disability, retirement, severance or termination of employment or service or (ii) make payments on Indebtedness permitted by SECTION 6.01(n) issued for the purpose of buying such Qualified Capital Stock and (B) Borrower may make payments to Holdings to permit Holdings to make payments or loans pursuant to the Indemnification Agreements; PROVIDED that the aggregate cash consideration paid for all such redemptions and payments during the term of this Agreement shall not exceed the sum of (x) $5,000,000, PLUS (y) the amount of any Net Cash Proceeds received by or contributed to Borrower from the issuance and sale since the issue date of Qualified Capital Stock of Holdings to officers, directors or employees of any Company that have not been used to make any repurchases, redemptions or payments under this clause (b), PLUS (z) the net cash proceeds of any "key-man" life insurance policies of any Company that have not been used to make any repurchases, redemptions or payments under this clause (b);

          (c) to the extent actually used by Holdings to pay such taxes, costs and expenses, (A) payments by Borrower to or on behalf of Holdings in an amount sufficient to pay franchise taxes and other fees required to maintain the legal existence of Holdings and (B) payments by Borrower to or on behalf of Holdings in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of

     Holdings, in the case of clauses (A) and (B) in an aggregate amount not to exceed $1,000,000 in any fiscal year;

          (d) Permitted Tax Distributions by Borrower to Holdings, so long as Holdings uses such distributions to pay its taxes;

          (e) Dividends paid by BTI Canada to its shareholders on a pro-rata basis.

          (f) Dividends paid by Borrower to Holdings to permit Holdings to make payments or loans pursuant to the Indemnification Agreements; PROVIDED that the aggregate amount of such Dividends paid since the Closing Date and any loans outstanding pursuant to SECTION 6.04(t) shall not exceed $2,000,000 at any time;

          (g) Holdings may make payments pursuant to the Indemnification Agreements; and

          (h)      Dividends as contemplated by the Transaction Documents.

          SECTION 6.09    TRANSACTIONS WITH AFFILIATES. Except as set forth on
SCHEDULE 6.09, enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company (other than between or among Borrower and one or more Subsidiary Guarantors), other than on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm's-length transaction with a person other than an Affiliate, except that the following shall be permitted:

          (a)      Dividends permitted by SECTION 6.08;

          (b)      Investments permitted by SECTIONS 6.04(e), (f), (j), (m),
     (s), (t), (u) and (v) (but for (v), only with respect to Investments made in Borrower and its Subsidiaries);

          (c) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors;

          (d) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Loan Documents;

          (e)      so long as no Event of Default exists under SECTIONS 8.01(a),
     (b), (g) or (h), the payment of fees to CHS Management in the amounts and at the times specified in the Management Agreement as in effect on the Closing Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more adverse to the interests of the Lenders in any material respect than such agreement as it was in effect on the Closing Date; PROVIDED that (i) payments of management fees under this clause (e) shall in any event not exceed $2,000,000 per fiscal year, (ii) during an Event of Default, such payments shall be deferred and be payable when such Event of Default is cured or waived and (iii) Sponsor shall be entitled to, and the Loan Parties shall be permitted to pay, indemnities and reimbursement for any expenses and costs incurred by Sponsor or CHS Management in connection with providing services under the Management Agreement at all times; PROVIDED that during an Event of Default, such indemnities and reimbursement shall be limited to reasonable out-of-pocket expenses and costs;

          (f) the existence of, and the performance by any Loan Party of its obligations under the terms of, any limited liability company, limited partnership or other Organizational Document or securityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Closing Date and which has been disclosed to the Lenders, as in effect on the Closing Date, and similar agreements that it may enter into thereafter; PROVIDED, HOWEVER, that the existence of, or the performance by any Loan Party of obligations under, any amendment to any such existing agreement or any such similar agreement entered into after the Closing Date shall only be permitted by this SECTION 6.09(f) to the extent not more adverse to the interest of the Lenders in any material respect, when taken as a whole, than any of such documents and agreements as in effect on the Closing Date;

          (g) sales of Qualified Capital Stock to Affiliates of Borrower not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith;

          (h) any transaction with an Affiliate where the only consideration paid by any Loan Party is Qualified Capital Stock; and

          (i)      the Transactions as contemplated by the Transaction
     Documents.

          SECTION 6.10    FINANCIAL COVENANTS.

          (a) MAXIMUM TOTAL LEVERAGE RATIO. Permit the Total Leverage Ratio as of the last day of any Test Period ending during any period set forth in the table below, to exceed the ratio set forth opposite such period in the table below:

                                                             TOTAL LEVERAGE
                    TEST PERIOD                                   RATIO
                    -----------                              --------------
       September 30, 2004  -   March 31, 2005                 5.25 to 1.0
       April 1, 2005    -      December 31, 2005              5.00 to 1.0
       January 1, 2006  -      December 31, 2006              4.75 to 1.0
       January 1, 2007  -      December 31, 2007              4.50 to 1.0
       January 1, 2008  -      December 31, 2008              4.25 to 1.0
       January 1, 2009  -      December 31, 2009              4.00 to 1.0
       January 1, 2010  -      Final Maturity Date            3.75 to 1.0

          (b) MINIMUM INTEREST COVERAGE RATIO. Permit the Consolidated Interest Coverage Ratio, as of the last day of any Test Period ending during any period set forth in the table below, to be less than the ratio set forth opposite such period in the table below:

                                                                INTEREST
                    TEST PERIOD                              COVERAGE RATIO
                    -----------                              --------------
       September 30, 2004   -  June 30, 2005                  1.85 to 1.0
       July 1, 2005      -     December 31, 2005              1.95 to 1.0
       January 1, 2006   -     June 30, 2006                  2.00 to 1.0
       July 1, 2006      -     December 31, 2006              2.05 to 1.0
       January 1, 2007   -     June 30, 2007                  2.10 to 1.0
       July 1, 2007      -     December 31, 2007              2.15 to 1.0
       January 1, 2008   -     June 30, 2008                  2.40 to 1.0
       July 1, 2008      -     December 31, 2008              2.50 to 1.0
       January 1, 2009   -     June 30, 2009                  2.60 to 1.0
       July 1, 2009      -     December 31, 2009              2.70 to 1.0
       January 1, 2010   -     Final Maturity Date            2.80 to 1.0

          (c) MINIMUM FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio, as of the last day of any Test Period ending during any period in the table set forth below, to be less than the ratio set forth opposite such period in the table below:

                                                              FIXED CHARGE
                    TEST PERIOD                              COVERAGE RATIO
                    -----------                              --------------
       September 30, 2004  -   December 31, 2004              0.95 to 1.0
       January 1, 2005  -      December 31, 2005              1.05 to 1.0
       January 1, 2006  -      December 31, 2006              1.10 to 1.0
       January 1, 2007  -      December 31, 2007              1.20 to 1.0
       January 1, 2008  -      December 31, 2008              1.30 to 1.0
       January 1, 2009  -      December 31, 2009              1.40 to 1.0
       January 1, 2010  -      Final Maturity Date            1.50 to 1.0

          (d) LIMITATION ON CAPITAL EXPENDITURES. Permit the aggregate amount of Capital Expenditures made in any period set forth below, to exceed the amount set forth opposite such period below:

                                                          AMOUNT (IN MIL-
                           PERIOD                             LIONS)
                           ------                         ---------------
       Closing Date     -      December 31, 2004              $  7.5
       January 1, 2005  -      December 31, 2005              $  8.5

                                                          AMOUNT (IN MIL-
                           PERIOD                             LIONS)
                           ------                         ---------------
       January 1, 2006  -      December 31, 2006              $  8.5
       January 1, 2007  -      December 31, 2007              $  9.0
       January 1, 2008  -      December 31, 2008              $  9.5
       January 1, 2009  -      Final Maturity Date            $ 10.0

; PROVIDED, HOWEVER, that (x) if the aggregate amount of Capital Expenditures made in any fiscal year shall be less than the maximum amount of Capital Expenditures permitted under this SECTION 6.10(d) for such fiscal year (before giving effect to any carryover), then 100% of the amount of such shortfall (without giving effect to clause (z) below) may be added to the amount of Capital Expenditures permitted under this SECTION 6.10(d) for the immediately succeeding (but not any other) fiscal year, (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such fiscal year (before giving effect to any carryover) and (z) the amount set forth in the table above for any period may be increased by the amount of Net Cash Proceeds of Excluded Issuances designated for Capital Expenditures for such period during such period.

     SECTION 6.11 PREPAYMENTS OF OTHER INDEBTEDNESS; MODIFICATIONS OF ORGANIZATIONAL DOCUMENTS AND OTHER DOCUMENTS, ETC. Directly or indirectly:

          (a) make (or give any notice or make any offer in respect thereof) any voluntary or optional payment (other than regularly scheduled interest payments) or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Indebtedness outstanding under the Senior Notes or any Permitted Subordinated Debt, except (i) as otherwise permitted by this Agreement or (ii) in exchange for Equity Interests;

          (b) amend or modify, or permit the amendment or modification of, any provision of any Transaction Document (other than the Loan Documents) or any documentation relating to Permitted Subordinated Debt in any manner that is adverse in any material respect to the interests of the Lenders; or

          (c) terminate, amend, modify (including electing to treat any Pledged Interests (as defined in the Security Agreement) as a "security" under Section 8-103 of the UCC) or change any of its Organizational Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its Equity Interests (including any stockholders' agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments, modifications or changes or such new agreements which are not adverse in any material respect to the interests of the Lenders; PROVIDED that Holdings may issue such Equity Interests, so long as such issuance is not prohibited by SECTION 6.13 or any other provision of this Agreement, and may amend its Organizational Documents to authorize any such Equity Interests.

          SECTION 6.12 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Borrower or any Subsidiary, or pay any Indebtedness owed to Borrower or a Subsidiary, (b) make loans or advances to Borrower or any Subsidiary or (c) transfer any of its properties to Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law;
(ii) this Agreement and the other Loan Documents; (iii) the Senior Note Documents as in effect on the Closing Date; (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary; (v) customary provisions restricting assignment of any agreement entered into in the ordinary course of business; (vi) any holder of a Lien permitted by SECTION 6.02 restricting the transfer of the property subject thereto; (vii) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under SECTION 6.06 pending the consummation of such sale; (viii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of Borrower; (ix) in the case of any joint venture which is not a Loan Party, restrictions in such person's Organizational Documents or pursuant to any joint venture agreement or stockholders agreements solely to the extent of the Equity Interests of or property held in the subject joint venture or other entity; (x) Indebtedness of Foreign Subsidiaries; (xi) the BTI Canada Shareholders Agreement; (xii) Indebtedness permitted by SECTIONS 6.01(f), (k),
(l), (m) or (q), PROVIDED that such encumbrances or restrictions are not more restrictive in any material respect than those contained in the Loan Documents; or (xiii) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clauses (iii), (viii) or
(xii) above; PROVIDED that such amendments or refinancings are not more restrictive in any material respect with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

          SECTION 6.13 LIMITATION ON ISSUANCE OF CAPITAL STOCK. (a) With respect to Holdings, issue any Equity Interest that is not Qualified Capital Stock.

          (b) With respect to Borrower or any Subsidiary, issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into or exchangeable for, any Equity Interest, except (i) for stock splits, stock dividends and additional issuances of Equity Interests which do not decrease the percentage ownership of Borrower or any Subsidiaries in any class of the Equity Interest of such Subsidiary; (ii) Subsidiaries of Borrower formed after the Closing Date in accordance with SECTION 6.14 may issue Equity Interests to Borrower or the Subsidiary of Borrower which is to own such Equity Interests; (iii) Borrower may issue common stock that is Qualified Capital Stock to Holdings; and (iv) the issuance of qualifying shares to directors or as otherwise required by law. All Equity Interests issued in accordance with this SECTION 6.13(b) shall, to the extent required by SECTIONS 5.10 and 5.11 or any Security Agreement, be delivered to the Collateral Agent for pledge pursuant to the applicable Security Agreement.

          SECTION 6.14 LIMITATION ON CREATION OF SUBSIDIARIES. Establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; PROVIDED that, without such consent, Borrower and its Subsidiaries may (i) establish or create one or more Wholly Owned Subsidiaries of Borrower, (ii) establish, create or acquire one or more Subsidiaries in connection with an Investment made pursuant to SECTION 6.04 or (iii) acquire one or more Subsidiaries in connection with a Permitted Acquisition, so long as, in each case, SECTION 5.10(b) shall be complied with.

          SECTION 6.15 BUSINESS. (a) With respect to Holdings, engage in any business activities or have any properties or liabilities, other than (i) its ownership of the Equity Interests of Borrower, (ii) obligations under the Loan Documents and Indebtedness otherwise permitted hereunder and

(iii) activities and properties incidental to the foregoing clauses (i) and (ii) and maintenance of its corporate existence.

          (b) With respect to Borrower and the Subsidiaries, engage (directly or indirectly) in any business other than those businesses in which Borrower and its Subsidiaries are engaged on the Closing Date as described in the Confidential Information Memorandum (or, in the good faith judgment of the Board of Directors, which are substantially related or complementary thereto or are reasonable extensions thereof).

     SECTION 6.16 LIMITATION ON ACCOUNTING CHANGES. Make or permit any material change in accounting policies or reporting practices without the consent of the Required Lenders, which consent shall not be unreasonably withheld, except changes that are required by GAAP.

          SECTION 6.17 FISCAL YEAR. Change its fiscal year-end to a date other than December 31.

          SECTION 6.18 NO FURTHER NEGATIVE PLEDGE. Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (1) this Agreement and the other Loan Documents; (2) covenants in documents creating Liens permitted by
SECTION 6.02 prohibiting further Liens on the properties encumbered thereby; (3) the Senior Note Documents as in effect on the Closing Date; (4) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Loan Party to secure the Obligations; and (5) any prohibition or limitation that (a) exists pursuant to applicable law, (b) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under SECTION 6.06 pending the consummation of such sale, (c) restricts subletting or assignment of any lease governing a leasehold interest of Borrower or a Subsidiary, (d) exists in any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary, (e) exists in any agreement governing Indebtedness permitted by SECTIONS 6.01(f), (k), (l), (m) or (q), PROVIDED that such prohibition or limitation is not more restrictive in any material respect than those contained in the Loan Documents, or (f) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (3), (5)(e) or
(5)(f); PROVIDED that such amendments and refinancings are not more restrictive in any material respect with respect to such prohibitions and limitations than those prior to such amendment or refinancing.

          SECTION 6.19 ANTI-TERRORISM LAW; ANTI-MONEY LAUNDERING. (a) Directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in SECTION 3.22, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or
(iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties' compliance with this SECTION 6.19).

          (b) Cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of law.

          SECTION 6.20 EMBARGOED PERSON. Cause or permit (a) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law ("EMBARGOED PERSON" or "EMBARGOED PERSONS") that is identified on (1) the "List of Specially Designated Nationals and Blocked Persons" (the "SDN LIST") maintained by OFAC and/or on any other similar list ("OTHER LIST") maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 ET SEQ., The Trading with the Enemy Act, 50 U.S.C. App. 1 ET SEQ., and any Executive Order or regulation promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law, or the Loans made by the Lenders would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders (collectively, "EXECUTIVE ORDERS"), or (b) any Embargoed Person to have any direct or indirect interest of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law or the Loans are in violation of law.

     SECTION 6.21 DELAWARE TRUST CAPITAL ACCOUNT. Cause or permit the funds held in that certain account with Delaware Trust Capital (Account # 6728015209) to exceed $25,000 at any time.

                                   ARTICLE VII

                                    GUARANTEE

          SECTION 7.01 THE GUARANTEE. The Guarantors hereby jointly and severally guarantee, as primary obligors and not as sureties to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Guarantors hereby jointly and severally agree that if Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          SECTION 7.02 OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantors under SECTION 7.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irre-spective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

          (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

          (iv) any Lien or security interest granted to, or in favor of, Issuing Bank or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected;

          (v)      the release of any other Guarantor pursuant to SECTION 7.09;

          (vi) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party; or

          (vii) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document.

          The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and as-signs, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

          SECTION 7.03 REINSTATEMENT. The obligations of the Guarantors under this ARTICLE VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or any other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

          SECTION 7.04 SUBROGATION; SUBORDINATION. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations (other than contingent indemnity obligations) and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in SECTION 7.01, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to SECTION 6.01(d) shall be subordinated to such Loan Party's Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

          SECTION 7.05 REMEDIES. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in ARTICLE VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in said ARTICLE
VIII) for purposes of SECTION 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of SECTION 7.01.

          SECTION 7.06 INSTRUMENT FOR THE PAYMENT OF MONEY. Each Guarantor hereby acknowledges that the guarantee in this ARTICLE VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

          SECTION 7.07 CONTINUING GUARANTEE. The guarantee in this ARTICLE VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

          SECTION 7.08 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under SECTION 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under SECTION 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

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          SECTION 7.09    RELEASE OF GUARANTORS. If, in compliance with the
terms and provisions of the Loan Documents, all or substantially all of the Equity Interests or property of any Guarantor are sold or otherwise transferred (a "TRANSFERRED GUARANTOR") to a person or persons, none of which is Borrower or another Company, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be released from its obligations under this Agreement (including under SECTION 11.03 hereof) and its obligations to pledge and grant a Lien upon any Collateral owned by it pursuant to any Security Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Agreements shall be released, and the Collateral Agent shall take such actions as are necessary to effect each release described in this SECTION 7.09 in accordance with the relevant provisions of the Security Documents.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

          SECTION 8.01 EVENTS OF DEFAULT. Upon the occurrence and during the continuance of the following events ("EVENTS OF DEFAULT"):

          (a) default shall be made in the payment of any principal of any Loan or any Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof (including a Term Loan Repayment Date) or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise;

          (b) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

          (c) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document and which the Agent or any Lender reasonably deems to be material, shall prove to have been false or misleading in any material respect (or in any respect, if such representation and warranty is qualified as to "materiality" or "Material Adverse Effect") when so made, deemed made or furnished;

          (d) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in SECTION 5.02, 5.03(a) or 5.08 or in ARTICLE VI;

          (e) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b) or (d) immediately above) and such default shall continue unremedied or shall not be waived for a period of 30 days after written notice thereof from the Administrative Agent or any Lender to Borrower;

          (f) any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any

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     other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer to purchase by the obligor; PROVIDED that it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $5,000,000 at any one time (PROVIDED that, in the case of Hedging Obligations, the payment owed shall be counted for this purpose);

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company or of a substantial part of the property of any Company under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the property of any Company; or (iii) the winding-up or liquidation of any Company; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) any Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause
     (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the property of any Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) except as permitted under SECTION 6.05, wind up or liquidate;

          (i) one or more judgments, orders or decrees for the payment of money in an aggregate amount in excess of $5,000,000 (in excess of insurance coverage with respect to which the insurer has acknowledged coverage) shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Company to enforce any such judgment;

          (j) one or more ERISA Events or noncompliance with respect to any Foreign Plans shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events and noncompliance with respect to Foreign Plans that have occurred, could reasonably be expected to result in liability of the Companies which could reasonably be expected to result in a Material Adverse Effect;

          (k) other than with respect to de minimis items of Collateral not to exceed $100,000 in the aggregate, any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect (other than in accordance with its terms), or shall cease to

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     give the Collateral Agent, for the benefit of the Secured Parties, the
     Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a perfected first priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided herein or in such Security Document, subject to Permitted Liens)) in favor of the Collateral Agent, or shall be asserted by Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby;

          (l) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party or any other person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny any portion of its liability or obligation for the Obligations; or

          (m)      there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to Holdings or Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders, shall, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans and Reimbursement Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and Reimbursement Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event, with respect to Holdings or Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans and Reimbursement Obligations then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                   ARTICLE IX

                       APPLICATION OF COLLATERAL PROCEEDS

          SECTION 9.01 APPLICATION OF PROCEEDS. The proceeds received by the Collateral Agent in respect of any realization upon all or any part of the Collateral pursuant to the exercise in accordance with the terms of the Loan Documents by the Collateral Agent of its remedies during an Event of Default shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent as follows:

          (a) FIRST, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith and all amounts for which the Collateral Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

          (b) SECOND, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

          (c) THIRD, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the payment in full in cash, PRO RATA, of interest and other amounts constituting Obligations (other than principal and Reimbursement Obligations) in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

          (d) FOURTH, to the payment in full in cash, PRO RATA, of principal amount of the Obligations (including Reimbursement Obligations); and

          (e) FIFTH, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

          In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this SECTION 9.01, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

                                    ARTICLE X

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

          SECTION 10.01 APPOINTMENT. Each Lender hereby irrevocably designates and appoints each of the Administrative Agent and the Collateral Agent as an agent of such Lender under this Agreement and the other Loan Documents. Each Lender irrevocably authorizes each Agent, in such capacity, through its agents or employees, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          SECTION 10.02 AGENT IN ITS INDIVIDUAL CAPACITY. Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

          SECTION 10.03 EXCULPATORY PROVISIONS. No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
SECTION 11.02), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, or shall be liable for the failure to disclose, any information relating to Holdings or any of its Subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in SECTION 11.02) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in
ARTICLE IV or elsewhere in any Loan Document. In the event that the Administrative Agent receives notice of any Default, the Administrative Agent shall give prompt notice thereof to the Lenders.

          SECTION 10.04 RELIANCE BY AGENT. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by a proper person. Each Agent also may rely upon any statement made to it orally and believed by it to be made by a proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or advisors.

          SECTION 10.05 DELEGATION OF DUTIES. Each Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

          SECTION 10.06 SUCCESSOR AGENT. Each Agent may resign as such at any time upon at least 30 days' prior notice to the Lenders, the Issuing Bank and Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of Borrower, so long as no Event of Default has occurred and is continuing (such consent not to be unreasonably withheld or delayed), to appoint a successor Agent from among the Lenders. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent, which successor shall be a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, in each case, having combined capital and surplus of at least $250,000,000; PROVIDED that if such retiring Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth above, the retiring Agent's resignation shall neverthe-

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less thereupon become effective, and the Lenders shall assume and perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent.

          Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After an Agent's resignation hereunder, the provisions of this ARTICLE X and
SECTION 11.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

          SECTION 10.07 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

          SECTION 10.08 NAME AGENTS. The parties hereto acknowledge that the Documentation Agents and the Syndication Agent hold such titles in name only, and that such titles confer no additional rights or obligations relative to those conferred on any Lender hereunder.

          SECTION 10.09 INDEMNIFICATION. The Lenders severally agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Borrower or the Guarantors and without limiting the obligation of Borrower or the Guarantors to do so), ratably according to their respective outstanding Loans and Commitments in effect on the date on which indemnification is sought under this SECTION 10.09 (or, if indemnification is sought after the date upon which all Commitments shall have terminated and the Loans and Reimbursement Obligations shall have been paid in full, ratably in accordance with such outstanding Loans and Commitments as in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans and Reimbursement Obligations) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent in its capacity as such under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence, bad faith or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          SECTION 10.10 PLEDGE OF FOREIGN SUBSIDIARIES. The Collateral Agent shall hold and administer any Investment Property (as such term is defined in the Security Agreement) which is security assigned (SICHERUNGSEIGENTUM/SICHERUNGSABTRETUNG) or otherwise transferred under a non-accessory security right (NICHT AKZESSORISCHE SICHERHEIT) to it in its own name as trustee (TREUHANDERISCH) for the benefit of the Lenders and administer any Investment Property (as such term is defined in the Se-curity Agreement) which is pledged (VERPFANDUNG) or otherwise transferred to any Lender under an accessory security right (AKZESSORISCHE SICHERHEIT) in the name and on behalf of the Lenders. Each Lender hereby authorizes the Collateral Agent to accept as its representative (STELLVERTRETER) any pledge or other creation of any accessory security right made to such Lender in relation to this Agreement and to agree to and execute on its behalf as its representative (STELLVERTRETER) amendments and alterations to any Loan Document which creates a pledge or any other accessory security right (AKZESSORISCHE SICHERHEIT). Each Pledgor (as such term is defined in the Security Agreement] and each Lender hereby relieves the Collateral Agent from the restrictions of self-dealing pursuant to Section 181 of the German Civil Code (BURGERLICHES GESETZBUCH) to perform its duties and obligations as Collateral Agent hereunder. Each Lender hereby ratifies and approves all acts and declarations previously done by the Collateral Agent on such Lender's behalf (including for the avoidance of doubt the declarations made by the Collateral Agent as representative without power of attorney (VERTRETER OHNE VERTRETUNGSMACHT) in relation to the creation of any pledge (PFANDRECHT) on behalf and for the benefit of any Lender. Each relevant Pledgor (as such term is defined in the Security Agreement) and each relevant Lender agrees that the Loan Documents entered into between them in addition to this Agreement shall be subject to the relevant terms of this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

          SECTION 11.01 NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a)      if to any Loan Party, to Borrower at:
                   Gundle/SLT Environmental, Inc.
                   19103 Gundle Road
                   Houston, Texas 77073
                   Attention: Samir T. Badawi
                   Telecopy No.: (281) 230-2504;

                   with a copy to:

                   Code Hennessy & Simmons IV, LP
                   10 South Wacker Drive
                   Suite 3175
                   Chicago, Illinois 60606
                   Attention: Marcus George
                   Telecopy No.: (312) 876-3854

                   and:

                   Kirkland & Ellis LLP
                   200 East Randolph Drive
                   Chicago, Illinois 60601
                   Attention: Christopher Butler
                   Telecopy No.: (312) 861-2200;

          (b) if to the Administrative Agent or the Collateral Agent, to it at:

                   UBS AG, Stamford Branch
                   677 Washington Boulevard
                   6th Floor Tower
                   Stamford, Connecticut 06901
                   Attention: Juan Zuniga
                   Telecopy No.: (203) 719-4176;

          (c) if to a Lender, to it at its address (or telecopy number) set forth on the applicable Lender Addendum or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto; and

          (d)      if to the Swingline Lender, to it at:

                   UBS Loan Finance LLC
                   677 Washington Boulevard
                   6th Floor Tower
                   Stamford, Connecticut 06901
                   Attention: Juan Zuniga
                   Telecopy No.: (203) 719-4176.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this SECTION 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this SECTION 11.01, and failure to deliver courtesy copies of notices and other communications shall in no event affect the validity or effectiveness of such notices and other communications.

          SECTION 11.02 WAIVERS; AMENDMENT. (a) No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Except as provided in paragraph (c) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (in the case of any Security Document) and the Loan Party or Loan Parties that are parties thereto, in each case with the prior written consent of the Required Lenders; PROVIDED that no such agreement shall:

          (i) increase the Commitment of any Lender without the prior written consent of such Lender;

          (ii) reduce the principal amount or premium of any Loan or LC Disbursement or reduce the rate of interest thereon (other than the waiver of default interest), or reduce any Fees payable hereunder or any other amount payable under any Loan Document, or change the currency of payment of any Obligation, without the prior written consent of each Lender directly affected thereby;

          (iii) postpone or extend the maturity of any Loan, or any scheduled date of payment of or the installment otherwise due on the principal amount of any Tranche B Loan under SECTION 2.09, or the required date of payment of any Reimbursement Obligation, or any date for the payment of any interest or fees payable hereunder or any other amount payable under any Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or postpone the scheduled date of expiration of any Letter of Credit beyond the Revolving Maturity Date, without the prior written consent of each Lender directly affected thereby;

          (iv) change SECTION 2.14(b) or (c) in a manner that would alter the PRO RATA sharing of payments or setoffs required thereby, without the prior written consent of each Lender;

          (v) reduce the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender (or each Lender of such Class, as the case may be);

          (vi) release any Guarantor from its Guarantee (except as expressly provided in ARTICLE VII), or limit its liability in respect of such Guarantee, without the prior written consent of each Lender;

          (vii) release all or substantially all of the Collateral from the Liens of the Security Documents (except as otherwise provided therein or in connection with securing additional Obligations equally and ratably with the other Obligations), in each case without the prior written consent of each Lender; or

          (viii) without the prior written consent of the Tranche B Lenders holding more than 50% of the principal amount of the outstanding Tranche B Loans, reduce the amount of, or extend the date of, any scheduled payment on the Tranche B Loans required to be made under SECTION 2.09, change the order of application of prepayments among Tranche B Loans and Revolving Commitments under SECTION 2.10(h) or change the application of prepayments of Tranche B Loans set forth in SECTION 2.10(h) to the remaining scheduled amortization payments to be made thereon under SECTION 2.09;

PROVIDED, FURTHER, that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender without the

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prior written consent of the Administrative Agent, the Issuing Bank or the
Swingline Lender, as the case may be, and (2) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Tranche B Lenders) or the Tranche B Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Borrower and the Required Lenders (and, if their rights or obligations are affected thereby, the Administrative Agent, the Issuing Bank and/or the Swingline Lender) if (x) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (y) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts owing to it or accrued for its account under this Agreement (including, without limitation, all amounts under SECTIONS 2.12, 2.13 and 2.15).

          (c) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, Holdings, Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Tranche B Loans ("REFINANCED TERM LOANS") with a replacement term loan tranche hereunder which shall constitute Tranche B Loans hereunder ("REPLACEMENT TERM LOANS"); PROVIDED that (a) the aggregate principal amount of Replacement Term Loans shall not exceed the aggregate principal amount of Refinanced Term Loans, (b) the Applicable Margin for Replacement Term Loans shall not be higher than the Applicable Margin for Refinanced Term Loans, (c) the weighted average life to maturity of Replacement Term Loans shall not be shorter than the weighted average life to maturity of Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing Replacement Term Loans than, those applicable to Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Final Maturity Date in effect immediately prior to such refinancing.

          SECTION 11.03 EXPENSES; INDEMNITY. (a) The Loan Parties agree, jointly and severally, to pay, promptly upon demand:

          (i) all reasonable out-of-pocket costs and expenses incurred by the Arranger, the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Bank, including the reasonable fees, charges and disbursements of Advisors (as defined below) for the Arranger, the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Bank, in connection with the syndication of the Loans and Commitments, the preparation, execution and delivery of the Loan Documents, the administration of the Loans and Commitments, the perfection and maintenance of the Liens securing the Collateral and any actual or proposed amendment, supplement or waiver of any of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated);

          (ii) all costs and expenses incurred by the Administrative Agent or the Collateral Agent, including the fees, charges and disbursements of Advisors for the Administrative Agent and the Collateral Agent, in connection with any action, suit or other proceeding affecting the Collateral or any part thereof, in which action, suit or proceeding the Administrative Agent or the Collateral Agent is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Administrative

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     Agent or the Collateral Agent to defend or uphold the Liens granted by the
     Security Documents (including any action, suit or proceeding to establish or uphold the compliance of the Collateral with any Requirements of Law);

          (iii) all costs and expenses incurred by the Arranger, the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Bank or any Lender, including the fees, charges and disbursements of Advisors for the Arranger, the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Bank or any Lender, incurred in connection with the enforcement or protection of its rights under the Loan Documents, including its rights under this SECTION 11.03(a), or in connection with the Loans made or Letters of Credit issued hereunder and the collection of the Obligations, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of the Obligations; and

          (iv) all documentary and similar taxes and charges in respect of the Loan Documents.

For purposes of this SECTION 11.03(a), "ADVISORS" shall mean outside legal counsel (including local counsel), auditors, accountants, consultants, appraisers or other advisors; PROVIDED that (x) in the case of clause (i), the engagement of any Advisors other than legal counsel (including local counsel) shall be subject to approval by Borrower (which approval shall not be unreasonably withheld) and (y) in the case of clause (iii), the engagement of any Advisors other than one firm of legal counsel by any Lender shall be subject to approval by the Administrative Agent (which approval shall not be unreasonably withheld).

          (b) The Loan Parties agree, jointly and severally, to indemnify the Agents, each Lender, the Issuing Bank and the Swingline Lender, each Affiliate of any of the foregoing persons and each of their respective partners, controlling persons, directors, officers, trustees, employees and agents (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, all reasonable out-of-pocket costs and any and all losses, claims, damages, liabilities, penalties, judgments, suits and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution, delivery, performance, administration or enforcement of the Loan Documents, (ii) any actual or proposed use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release or threatened Release of Hazardous Materials, on, at, under or from any property owned, leased or operated by any Company at any time, or any Environmental Claim related in any way to any Company; PROVIDED that (i) such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee and (ii) the Loan Parties shall only be obligated for the reimbursement of expenses and fees of one (1) legal counsel (not including local counsel) per Indemnitee with respect to any particular claim.

          (c) The provisions of this SECTION 11.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Loans and Reimbursement Obligations, the release of all or any portion of the Collateral, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agents, the Issuing Bank or any Lender. All amounts due under this SECTION 11.03 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

          (d) To the extent that Borrower fails to promptly pay any amount required to be paid by it to the Agents, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agents, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's PRO RATA share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any of the Agents, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "PRO RATA share" shall be determined based upon its share of the sum of the total Revolving Exposure, outstanding Tranche B Loans and unused Commitments at the time.

          SECTION 11.04 SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swingline Lender and each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void). Nothing in this Agreement, express or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender shall have the right at any time to assign to one or more banks, insurance companies, investment companies or funds or other institutions (other than Borrower, Holdings or any Affiliate or Subsidiary thereof) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Lender Affiliate, the Administrative Agent and Borrower (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Lender Affiliate, any assignment made in connection with the syndication of the Commitment and Loans by the Arranger or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 with respect to Tranche B Commitments or Tranche B Loans and $2,500,000 with respect to Revolving Commitments or Revolving Loans unless each of Borrower and the Administrative Agent otherwise consents, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and PROVIDED, FURTHER, that (1) any consent of Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing and (2) in the case of assignment to an Affiliate or a Lender Affiliate of the assigning Lender, such assignment shall be effective as between such assigning Lender and its Affiliate or Lender Affiliate immediately without compliance with the conditions for assignment under SECTION 11.04(b) or SECTION 11.04(d), but shall not be effective with respect to the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swingline Lender or any other Lender, and the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swingline Lender and each other Lender shall be entitled to deal solely with such assigning Lender under any such assignment, in each case, until the conditions for assignment under this SECTION 11.04(b) or SECTION

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11.04(d) have been complied with. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement (PROVIDED that any liability of Borrower to such assignee under SECTION 2.12, 2.13 or 2.15 shall be limited to the amount, if any, that would have been payable thereunder by Borrower in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law occurring after the date of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 2.12, 2.13, 2.15 and 11.03).

          (c) The Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive in the absence of manifest error, and Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, the Issuing Bank, the Collateral Agent, the Swingline Lender and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (except as otherwise provided in SECTION 11.04(b).

          (e) Any Lender shall have the right at any time, without the consent of Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender to sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment,

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modification or waiver described in clause (i), (ii) or (iii) of the first proviso to SECTION 11.02(b) that affects such Participant. Subject to paragraph
(f) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 2.12, 2.13 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 11.08 as though it were a Lender; PROVIDED that such Participant agrees in writing to be subject to SECTION 2.14(c) as though it were a Lender. Each Lender shall, acting for this purpose as an agent of Borrower, maintain at one of its offices a register for the recordation of the names and addresses of its Participants, and the amount and terms of its participations; PROVIDED that no Lender shall be required to disclose or share the information contained in such register with Borrower or any other party, except as required by applicable law.

          (f) A Participant shall not be entitled to receive any greater payment under SECTION 2.12, 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of Borrower (which consent shall not be unreasonably withheld or delayed). A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 2.15 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with SECTIONS 2.15(e) and (f) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of Borrower or the Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto or entitle any other Person to vote.

          SECTION 11.05 SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of SECTIONS 2.12, 2.14, 2.15 and 11.03 and ARTICLE X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the payment of the Reimbursement Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 11.06 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This

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Agreement, the other Loan Documents and the Fee Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 11.07 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 11.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 11.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction (but including for such purposes Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York).

          (b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

          (c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in SECTION 11.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each Loan Party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopy) in
SECTION 11.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

          SECTION 11.10 WAIVER OF JURY TRIAL. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

          SECTION 11.11 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 11.12 CONFIDENTIALITY. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' and Lender Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; PROVIDED that, in the case of any disclosure under this clause (c), to the extent practicable and permitted by applicable law, the party requested to disclose the Information will provide prompt written notice of such request to Borrower, will allow Borrower a reasonable opportunity to seek, at its sole cost and expense and effort, appropriate protective measures prior to disclosure, and will disclose the minimum amount of Information required by law, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this SECTION 11.12, in the case of any disclosure under sub-clause (i) or sub-clause (ii) of this clause (f), to (i) any bona fide assignee of or Participant in, or any bona fide prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Loan or Loan Party, (g) with the consent of Borrower or
(h) to the extent such Information (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Borrower or any Subsidiary. For the purposes of this Section, "INFORMATION" means all information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or its business that is clearly identified at the time of delivery as confidential, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by

Borrower or any Subsidiary. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

          SECTION 11.13 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 11.14 LENDER ADDENDUM. Each Lender to become a party to this Agreement on the date hereof shall do so by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, Borrower and the Administrative Agent.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              GEO HOLDINGS CORP.


                              By: /s/ SAMIR T. BADAWI
                                  ----------------------------------
                                  Name:  Samir T. Badawi
                                  Title: President and Chief Executive Officer


                              GUNDLE/SLT ENVIRONMENTAL, INC.


                              By: /s/ SAMIR T. BADAWI
                                  ----------------------------------
                                  Name:  Samir T. Badawi
                                  Title: President and Chief Executive Officer


                              GSE LINING TECHNOLOGY, INC.


                              By: /s/ ROGER J. KLATT
                                  ----------------------------------
                                  Name:  Roger J. Klatt
                                  Title: Executive Vice President and
                                         Chief Financial Officer


                              GSE INTERNATIONAL, INC.


                              By: /s/ ROGER J. KLATT
                                  ----------------------------------
                                  Name:  Roger J. Klatt
                                  Title: Executive Vice President and
                                         Chief Financial Officer


                              GSE CLAY LINING TECHNOLOGY CO.


                              By: /s/ C. WAYNE CASE
                                  ----------------------------------
                                  Name:  C. Wayne Case
                                  Title: Authorized Signatory

                              UBS SECURITIES LLC, as Arranger


                              By: /s/ JOSE BRIONES
                                  ----------------------------------
                                  Name:  Jose Briones
                                  Title: Managing Director


                              By: /s/ OLIVER O. TRUMBO
                                  ----------------------------------
                                  Name:  Oliver O. Trumbo
                                  Title: Director


                              UBS AG, STAMFORD BRANCH, as Issuing Bank,
                              Administrative Agent and Collateral Agent


                              By: /s/ WILFRED V. SAINT
                                  ----------------------------------
                                  Name:  Wilfred V. Saint
                                  Title: Director, Banking Products
                                         Services, US


                              By: /s/ JUAN ZUNIGA
                                  ----------------------------------
                                  Name:  Juan Zuniga
                                  Title: Associate Director
                                         Banking Products Services, US


                              UBS LOAN FINANCE LLC, as Swingline Lender


                              By: /s/ WILFRED V. SAINT
                                  ----------------------------------
                                  Name:  Wilfred V. Saint
                                  Title: Director, Banking Products
                                         Services, US


                              By: /s/ JUAN ZUNIGA
                                  ----------------------------------
                                  Name:  Juan Zuniga
                                  Title: Associate Director
                                         Banking Products Services, US


                              BANK OF AMERICA, N.A., as Syndication Agent


                              By: /s/ GARY L. MINGLE
                                  ----------------------------------
                                  Name:  Gary L. Mingle
                                  Title: Senior Vice President

                              CIT LENDING SERVICES CORPORATION., as a
                              Documentation Agent


                              By: /s/ JOHN P. SIRICO, II
                                  ----------------------------------
                                  Name:  John P. Sirico, II
                                  Title: Vice President


                              GMAC COMMERCIAL FINANCE LLC, as a
                              Documentation Agent

                              By: /s/ THOMAS MAIALE
                                  ----------------------------------
                                  Name:  Thomas Maiale
                                  Title: Director


                              ALLIED IRISH BANKS, P.L.C., as a Documentation
                              Agent


                              By: /s/ RIMA TERRADISTA
                                  ----------------------------------
                                  Name:  Rima Terradista
                                  Title: Senior Vice President


                              By: /s/ MARGARET BRENNAN
                                  ----------------------------------
                                  Name:  Margaret Brennan
                                  Title: Vice President

                                                                         ANNEX I

                                APPLICABLE MARGIN

                                                            REVOLVING LOANS             TRANCHE B LOANS
     TOTAL                                                --------------------    ---------------------------   APPLICABLE
 LEVERAGE RATIO                                           EURODOLLAR     ABR        EURODOLLAR     ABR              FEE
 --------------                                           ----------    ------      ----------    ------        ----------
LEVEL I                                                      2.75%       1.75%         3.00%        2.00%           0.50%

GREATER THAN OR EQUAL TO 4.0:1.0

LEVEL II                                                     2.50%       1.50%         2.75%        1.75%           0.50%

LESS THAN 4.0:1.0 BUT GREATER THAN OR EQUAL TO 3.5:1.0

LEVEL III                                                    2.25%       1.25%         2.50%        1.50%           0.50%

LESS THAN 3.5:1.0 BUT GREATER THAN OR EQUAL TO 3.0:1.0

LEVEL IV                                                     2.00%       1.00%         2.25%        1.25%          0.375%

LESS THAN 3.0

          Each change in the Applicable Margin or Applicable Fee resulting from a change in the Total Leverage Ratio shall be effective with respect to all Loans and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by
SECTION 5.01(a) or (b) and SECTION 5.01(d), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, the Total Leverage Ratio shall be deemed to be in Level I (i) from the Closing Date to the date of delivery to the Administrative Agent of the financial statements and certificates required by SECTION 5.01(a) or (b) and
SECTION 5.01(d) for the fiscal period ended at least six months after the Closing Date, (ii) at any time during which Borrower has failed to deliver the financial statements and certificates required by SECTION 5.01(a) or (b) and
SECTION 5.01(d), respectively, and (iii) at any time during the existence of an Event of Default, it being understood that the Applicable Margin shall revert to the level set forth on the table above upon the delivery of such financial statements or the cure (or waiver in accordance with the terms of this Agreement) of such Event of Default (as the case may be).

                                                                        ANNEX II

                               AMORTIZATION TABLE

                                     TRANCHE B LOAN
            DATE                         AMOUNT
   -------------------------------------------------
     September 30, 2004              $ 1,041,666.66
      December 31, 2004              $ 1,041,666.66
       March 31, 2005                $ 1,041,666.66
        June 30, 2005                $ 1,041,666.66
     September 30, 2005              $ 1,041,666.66
      December 31, 2005              $ 1,041,666.66
       March 31, 2006                $ 1,041,666.66
        June 30, 2006                $ 1,041,666.66
     September 30, 2006              $ 1,041,666.66
      December 31, 2006              $ 1,041,666.66
       March 31, 2007                $ 1,041,666.66
        June 30, 2007                $ 1,041,666.66
     September 30, 2007              $ 1,041,666.66
      December 31, 2007              $ 1,041,666.66
       March 31, 2008                $ 1,041,666.66
        June 30, 2008                $ 1,041,666.66
     September 30, 2008              $ 1,041,666.66
      December 31, 2008              $ 1,041,666.66
       March 31, 2009                $ 1,041,666.66
        June 30, 2009                $ 1,041,666.66
     September 30, 2009              $ 1,041,666.66
      December 31, 2009              $ 1,041,666.66
       March 31, 2010                $ 1,041,666.66
   Tranche B Maturity Date              Balance

                                SCHEDULE 1.01(a)

                               Consolidated EBITDA

For each of the fiscal quarters ending on the date specified below, Consolidated EBITDA shall be deemed to be the amount set forth opposite such date:

DATE                           CONSOLIDATED EBITDA
----                           -------------------
December 31, 2003              $ 8,351,000

March 31, 2004                -$ 1,159,000